Exhibit 4.11

SP MANWEB PLC

CONFORMED DISTRIBUTION LICENCE

1.	This conformed electricity Distribution licence has been produced by Shepherd+ Wedderburn from materials supplied by ScottishPower and the Ofgem library. It is intended for use by ScottishPower personnel as a convenient reference tool, but is not a substitute for the definitive texts (held in the Ofgem register in various locations) from which it has been produced.

2.	The conformed licence is intended to consolidate the material listed in the chronological list which immediately follows this cover page, as well as (a) the provisions of annex 4 to the licensing scheme made by the Secretary of State on 28 September 2001 in relation to Scottish Power UK plc and Manweb plc (the “scheme”) (b) the standard conditions for distribution licences determined by the Secretary of State on 27 September 2001 as brought into effect in relation to the licensee by the scheme and including (c) the ‘Betta’ amendments published by the Secretary of State on 26 August and (d) all directions and consents of a continuing nature issued under the licence and all modifications to the licence made up to 1 April 2005.

3.	Those standard conditions which, in accordance with Part II of the licence, are not in effect have been included in this document for completeness, but are shown in italics.

GLASGOW

155 ST VINCENT STREET

GLASGOW G2 5NR

DX GW409 GLASGOW

T: 0141 566 9900    F: C141 565 1222

www.shepwedd.co.uk

Chronological list of amendments incorporated into this licence

This list shows those amendments that have been incorporated into this licence since it was last published by Shepherd+ Wedderburn on 25 October 2002.

1.	The modifications to the licence made by the Gas and Electricity Markets Authority under S.11A of the Electricity Act 1989 on the 25 July 2003;

2.	The modifications to the licence made by Gas and Electricity Markets Authority under S. 11A of the Electricity Act 1989 on the 7 November 2003;

3.	The modification to the licence made by the Gas and Electricity Markets Authority under S.11(1) of the Electricity Act 1989 on the 21 January 2004;

4.	The modification to the licence made by the Gas and Electricity Markets Authority under S.11A of the Electricity Act 1989 on the 2 July 2004;

5.	The amendments to the licence published by the Secretary of State under S.134 of the Energy Act 2004 on the 26 August 2004; and

6.	The modification to the standard conditions of the licence made by the Gas and Electricity Markets Authority under S.11A of the Electricity Act 1989 on 23 March 2005.

7.	The modification to the special conditions of the licence made by the Gas and Electricity Markets Authority under S.11A of the Electricity Act 1989 on 23 March 2005.

2

Condition 14B. Non-Discrimination in the Provision of Metering Point Administration Services	84

Condition 14C. Requirement to Offer Terms for the Provision of Metering Point Administration Services	85

Condition 14D. Functions of the Authority	87

Condition 15. Compliance with the Grid Code	89

Condition 16. Security Arrangements	90

Condition 17. Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick	91

Condition 18. Provision of Services for Persons who are Blind or Deaf	92

Condition 19. Code of Practice on Procedures with Respect to Site Access	93

Condition 20. Payments in Relation to Standards of Performance	94

Condition 21. Complaint Handling Procedure	96

Condition 22. Preparation, Review of and Compliance with Customer Service Codes	97

Condition 23. Record of and Report on Performance	99

Condition 24. Provision of Information to the Authority	100

Condition 25. Long Term Development Statement	102

Condition 26. Compliance with CUSC	105

Condition 27. Not used	106

Condition 28. Not used	107

Condition 29. Disposal of Relevant Assets	108

Condition 30. Not used	111

Condition 30A. Not used	112

Condition 30B. BETTA run-off arrangements scheme	113

Condition 30C. Not used	118

Condition 31. Not used	119

SECTION C. DISTRIBUTION SERVICES OBLIGATIONS	120

Condition 32. Definitions of “data transfer catalogue”, “data transfer service” and “permitted purpose”	120

Condition 32A. Convenience Customers	121

Condition 33. Not used	122

Condition 34. Compulsory Acquisition of Land etc.	123

Condition 35. Other Powers etc.	124

Condition 36. Requirement to Offer Terms for the Provision of Basic Metering Services	125

Condition 36A. Requirement to Offer Terms for the Provision of Data Services	129

Condition 36B. Non-Discrimination in the Provision of Basic Metering Services and Data Services	132

Condition 36C. Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency	133

Condition 36D. Provision of Basic Metering and Data Services – Functions of the Authority	135

Condition 37. The Metering Point Administration Service and the Master Registration Agreement	137

Condition 38. Establishment of a Data Transfer Service	139

Condition 39. Restriction on Use of Certain Information and Independence of the Distribution Business	142

Condition 40. Appointment of Compliance Officer	145

Condition 41. Prohibition of Cross-Subsidies	148

Condition 42. Regulatory Accounts	149

Condition 42A. Change of Financial Year	154

Condition 43. Restriction on Activity and Financial Ring Fencing	155

Condition 44. Availability of Resources	158

Condition 45. Undertaking from Ultimate Controller	161

Condition 45. Undertaking from Ultimate Controller	161

Condition 46. Credit Rating of the Licensee	162

Condition 47. Indebtedness	163

Condition 48. Last Resort Supply: Payment Claims	168

Condition 49. Quality of Service Incentive Scheme and Associated Information	172

Condition 50. Price Control Revenue Reporting and Associated Information	178

Condition 51. Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones	184

Condition 52. Price Control Review Information	190

SPECIAL CONDITION A1 – Definitions and interpretation	196

SPECIAL CONDITION A2 – Scope of the charge restriction conditions	210

SPECIAL CONDITION A3 – Arrangements for the recovery of uncertain costs	215

SPECIAL CONDITION A4 – Duration of the charge restriction conditions	219

SPECIAL CONDITION B1 – Restriction of distribution charges: demand use of system charges	221

SPECIAL CONDITION B2 – Restriction of distribution charges: allowed pass through items	237

SPECIAL CONDITION B3 – Restriction of distribution charges: total incentive revenue adjustment	251

SPECIAL CONDITION C1 – Calculation of charge - restriction adjustments arising from the distribution losses incentive scheme	253

SPECIAL CONDITION C2 – Calculation of charge restriction adjustments arising from performance in respect of quality of service – SP Manweb plc	258

SPECIAL CONDITION C3 – Calculation of charge restriction adjustments arising from the innovation funding incentive scheme	274

SPECIAL CONDITION D1 – Restriction of distribution charges: generation use of system charges	277

SPECIAL CONDITION D2 – Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones	279

SPECIAL CONDITION E1 – Charge restriction conditions: supplementary restrictions	286

SPECIAL CONDITION F1 – Restriction of basic metering charges	288

SPECIAL CONDITION G1 – Restriction of distribution charges outside the distribution services area	302

SCHEDULE 1 SPECIFIED AREA	304

SCHEDULE 2 REVOCATION	305

SCHEDULE 3 DISTRIBUTION SERVICES AREA	307

CONSENTS AND DIRECTIONS	308

Direction issued under Condition 27 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 29 of this licence (01.04.92)	309

Direction issued under Condition 12 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 39 of this licence (19.04.00)	313

Direction issued under Condition 12 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 39 of this licence (19.04.00)	316

Direction issued under Condition 12 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 39 of this licence (28.07.00)	319

Consent issued under Standard Condition 47 of this licence (01.10.01)	323

General Consent issued under Standard Condition 29 of this licence (01.10.01)	325

Consent issued under Condition 9 of this licence	331

Consent issued under Condition 29 of this licence	332

Direction issued under Paragraph 10 of Special Condition G of the Distribution Licence	333

DIRECTION UNDER PARAGRAPH 10 OF SPECIAL CONDITION G OF THE DISTRIBUTION LICENCE	334

PRELIMINARY

PART I. TERMS OF THE LICENCE

1.	This licence, treated as granted under section 6(l)(c) of the Electricity Act 1989 (“the Act”) authorises Manweb plc (a company registered in England & Wales under number 02366937 (“the licensee”) whose registered office is situated at Manweb House, Chester Business Park, Wrexham Road, Chester, CH4 9RF to distribute electricity for the purpose of giving a supply to any premises or enabling a supply to be so given in the area specified in Schedule 1 during the period specified in paragraph 3 below, subject to:-

(a)	the standard conditions of electricity distribution of licences referred to in Part II below which shall have effect in the licence subject to such amendments (if any) as are set out in Part III below (together “the conditions”);

(b)	the special conditions, if any, set out in Part IV below (“the Special Conditions”); and

(c)	such Schedules hereto, if any, as may be referenced in the conditions, the Special Conditions or the terms of the licence.

2.	This licence is subject to transfer, modification or amendment in accordance with the provisions of the Act, the Special Conditions or the conditions.

3.	This licence, unless revoked in accordance with Schedule 2, shall continue until determined by not less than 25 years’ notice in writing given by the Authority to the licensee.

4.	The provisions of section 109(1) of the Act (Service of documents) shall have effect as if set out herein and as if for the words “this Act” there were substituted the words “the licence”.

5.	Without prejudice to sections 11 and 23(1) of the Interpretation Act 1978, Parts I to IV inclusive of and the Schedules to this licence shall be interpreted and construed in like manner as an Act of Parliament passed after the commencement of the Interpretation Act 1978.

6.	References in this licence to a provision of any enactment, where, after the date of this licence

(a)	the enactment has been replaced or supplemented by another enactment, and

(b)	such enactment incorporates a corresponding provision in relation to fundamentally the same subject matter,

shall be construed, so far as the context permits, as including a reference to the corresponding provision of that other enactment.

7.	Pursuant to paragraph 6 of standard condition 2 (Application of Section C (Distribution Services Obligations)) of the Electricity Distribution Licence the “distribution services area “is specified in Schedule 3 hereto.

Pursuant to a licensing scheme made by the Secretary of State under Part II of schedule 7 to the Utilities Act 2000 on 28th September 2001 this licence was made and is treated as granted under section 6(l)(c) of the Electricity Act 1989.

PART II. THE STANDARD CONDITIONS

Standard conditions in effect in this licence

Section A	Section B	Section C
Standard condition 1	Standard condition 4	Standard condition 32

Standard condition 2	Standard condition 4A	Standard condition 32A

Standard condition 3	Standard condition 4B	Standard condition 33 [Not used]

	Standard condition 4C	Standard condition 34

	Standard condition 4D	Standard condition 35

	Standard condition 4E	Standard condition 36

	Standard condition 5	Standard condition 36A

	Standard condition 6	Standard condition 36B

	Standard condition 7	Standard condition 36C

	Standard condition 8	Standard condition 36D

	Standard condition 9	Standard condition 37

	Standard condition 9A	Standard condition 38

	Standard condition 10	Standard condition 39

	Standard condition 11	Standard condition 40

	Standard condition 12	Standard condition 41

	Standard condition 12A [Not used]	Standard condition 42

	Standard condition 13	Standard condition 42A

	Standard condition 14	Standard condition 43

	Standard condition 14A	Standard condition 44

	Standard condition 14B	Standard condition 45

	Standard condition 14C	Standard condition 46

	Standard condition 14D	Standard condition 47

	Standard condition 15	Standard condition 48

	Standard condition 16	Standard condition 49

	Standard condition 17	Standard condition 50

	Standard condition 18	Standard condition 51

	Standard condition 19	Standard condition 52

Section A	Section B	Section C
Standard condition 20
Standard condition 21
Standard condition 22
Standard condition 23
Standard condition 24
Standard condition 25
Standard condition 26
Standard condition 27 [Not used]
Standard condition 28 [Not used]
Standard condition 29
Standard condition 30 [Not used]
Standard condition 30A [Not used]
Standard condition 30B
Standard condition 30C [Not used]
Standard condition 31 [Not used]

Note: A copy of the current standard conditions of electricity distribution licences can be inspected at the principal office of the Authority. The above list is correct at the date of this licence but may be changed by subsequent amendments or modifications to the licence. The authoritative up-to-date version of this licence is available for public inspection at the principal office of the Authority.

PART III. AMENDMENTS TO STANDARD LICENCE CONDITIONS

CONSOLIDATED STANDARD CONDITIONS

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS

Standard Condition 1. Definitions and Interpretation

1.	In these standard conditions, unless the context otherwise requires:

the “Act”	means the Electricity Act 1989

“affiliate”	in relation to the licensee, means any holding company of the licensee, any subsidiary of the licensee or any subsidiary of a holding company of the licensee, in each case within the meaning of sections 736, 736A and 736B of the Companies Act 1985.

“Application Regulations”	means the Electricity (Applications for Licences and Extensions and Restrictions of Licences) Regulations 2004, or any amendment or replacement thereof for the time being in force pursuant to section 6A of the Act.

“appropriate auditor”	for the purposes of Section C only, has the meaning given in paragraph 8 of standard condition 42 (Regulatory Accounts)

“appropriate time”	for the purposes of standard condition 39 only (Restriction on Use of Certain Information and Independence of the Distribution Business), has the meaning given in that condition.

“auditors”	means the licensee’s auditors for the time being holding office in accordance with the requirements of the Companies Act 1985.

“authorised”	in relation to any business or activity, means authorised by licence granted or treated as granted under section 6 of the Act, or by exemption granted under section 5 thereof.

“authorised electricity operator”	means any person (other than the licensee) who is authorised to generate, participate in the transmission of, distribute or supply electricity and includes any person who has made an application to be so authorised which has not been refused and any person transferring electricity to or from or across an interconnector or Scottish interconnection or who has made an application for use of an interconnector or Scottish interconnection which has not been refused.

“the Authority”	means the Gas and Electricity Markets Authority established under section 1 of the Utilities Act 2000.

“basic meter asset provision”	for the purposes of Section C only, has the meaning given in paragraph 3(a) of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services).

“basic meter operation”	for the purposes of Section C only, has the meaning given in paragraph 3(b) of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services).

“BETTA”	means the British electricity trading and transmission arrangements, being those arrangements which are provided for in Chapter 1 of Part 3 of the Energy Act 2004.

“BETTA go-live date”	means the date which the Secretary of State indicates in a direction shall be the BETTA go-live date.

“British Grid Systems Agreement”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“BSC”	for the purposes of Section B only, has the meaning given in standard condition 10 (Balancing and Settlement Code and NETA Implementation).

“BSC Framework Agreement”	for the purposes of standard condition 10 (Balancing and Settlement Code and NETA Implementation) only, has the meaning given in that condition.

“bilateral agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“charge restriction conditions”	has the same meaning as in special condition A1 (Definitions and interpretation).

“competent authority”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“confidential information”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“connection charges”	means charges made or levied, or to be made or levied, by the licensee for the provision of connections or the modification or retention of existing connections to the licensee’s distribution system at entry or exit points, whether or not such charges or any part of them are annualised, and may include, as appropriate, costs relating to any of the matters that are mentioned in paragraph 5 of standard condition 4B (Connection Charging Methodology).

“connection charging methodology”	means the principles on which and the methods by which, for the purposes of achieving the objectives referred to in paragraph 3 of standard condition 4B (Connection Charging Methodology), connection charges are determined.

“construction agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“Consumer Council”	means the Gas and Electricity Consumer Council established under section 2 of the Utilities Act 2000.

“convenience customers”	means customers supplied or requiring to be supplied at any premises which are directly connected to the licensee’s distribution system but are situated within the distribution services area of a distribution services provider other than the licensee.

“core industry documents”	for the purposes of standard conditions 10 (Balancing and Settlement Code and NETA Implementation) and 11 (Change Co-ordination for NETA) only, has the meaning given in standard condition 10; and for the purposes of standard condition 26 Compliance with CUSC) only, has the meaning given in that condition.

“cross-default obligation”	for the purposes of standard condition 47 (Indebtedness) and standard condition BA6 (Indebtedness) only, has the meaning given in that condition.

“CUSC”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“CUSC Framework Agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“customer”	for the purposes of standard condition 49 (Quality of Service Incentive Scheme and Associated Information) and special condition C2 (Calculation of the charge restriction adjustments arising from performance in respect of quality of service) only, has the meaning given in the quality of service rigs, otherwise, means any person supplied or requiring to be supplied with electricity at any premises in Great Britain, but does not include any authorised electricity operator in its capacity as such.

“data aggregation”	has the meaning given in standard condition 36A (Requirement to Offer Terms for the Provision of Data Services).

“data processing”	has the meaning given in standard condition 36A (Requirement to Offer Terms for the Provision of Data Services).

“data retrieval”	has the meaning given in standard condition 36A (Requirement to Offer Terms for the Provision of Data Services).

“data services”	for the purposes of Section C only, has the meaning given in standard condition 36A (Requirement to Offer Terms for the Provision of Data Services).

“data transfer service”	for the purposes of Section C only, has the meaning given in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)).

“declared net capacity”	means, in relation to generation plant, the highest generation of electricity at the main alternator terminals which can be maintained for an indefinite period of time without causing damage to the plant, less so much of that capacity as is consumed by the plant.

“de minimis business”	for the purposes of Section C only, has the meaning given in paragraph 4(a) of standard condition 43 (Restriction on Activity and Financial Ring Fencing)

“DG”	for the purposes of standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding, and Registered Power Zones) only, has the same meaning as in special condition A1 (Definitions and interpretation).

“DG rigs”	for the purposes of standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones) only, means the regulatory instructions and guidance for the time being in force in relation to the incentive schemes established under that condition.

“directly connected”	in relation to any premises, means so connected to the licensee’s distribution system that the final connection to the premises is from that system (and “indirectly connected” means other than directly connected).

“disposal”	for the purposes of standard condition 29 (Disposal of Relevant Assets) only, has the meaning given in that condition.

“distribution arrangements”	has the meaning given in standard condition 25 (Long Term Development Statement).

“distribution business”

means a business of the licensee or, in relation to sub paragraphs (a) and (c), of any affiliate or related undertaking of the licensee, which (except to the extent otherwise specified by the Authority in a direction to the licensee) comprises any of the following activities:

(a)      the distribution of electricity through the licensee’s distribution system, including any business in providing connections to such system;

(b)      the provision of the services specified in paragraph 3 of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services); or

(c)      the provision of the services specified in paragraphs 2(a) and 2(b) of standard condition 36A (Requirement to Offer Terms for the Provision of Data Services), and in any of the above cases includes any business ancillary thereto.

“distribution business activities”

means those activities of the licensee which comprise the following:

(a) distribution services, (excluding metering services);

(b) metering services;

(c) de minimis business; and

(d) excluded services.

“Distribution Code”	means a distribution code required to be prepared by a licensed distributor pursuant to standard condition 9 (Distribution Code) and approved by the Authority as revised from time to time with the approval of the Authority.

“distribution licence”	means a licence granted or treated as granted under section 6(1)(c) of the Act.

“distribution services”	means all services provided by the licensee as part of its distribution business other than excluded services.

“distribution services area”	has the meaning given at paragraph 5(b) of standard condition 2 (Application of Section C (Distribution Services Obligations)).

“Distribution Services Direction”	has the meaning given in standard condition 2 (Application of Section C (Distribution Services Obligations)).

“distribution services provider”	means a licensed distributor in whose licence Section C has effect.

“distribution system”	means the system consisting (wholly or mainly) of electric lines owned or operated by an authorised distributor and used for the distribution of electricity from grid supply points or generation sets or other entry points to the points of delivery to customers or authorised electricity operators or any transmission licensee within Great Britain in its capacity as operator of a transmission system, and includes any remote transmission assets (owned by a transmission licensee within England and Wales) operated by such distributor and any electrical plant, meters and metering equipment owned or operated by such distributor in connection with the distribution of electricity, but does not include any part of a transmission system.

“domestic customer”	means a customer supplied or requiring to be supplied with electricity at domestic premises (but excluding such customer insofar as he is supplied or requires to be supplied at premises other than domestic premises).

“domestic premises”

means premises at which a supply is taken wholly or mainly for domestic purposes.

“Electricity Arbitration Association” for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“electricity supplier”	means any person authorised to supply electricity. for the purposes of standard condition 3 (Payments by the Licensee to the Authority)

“estimated costs”	only, has the meaning given in that condition.

“excluded services”	means those services provided by the licensee as part of its distribution business which in accordance with special condition A2 (Scope of the charge restriction conditions) fall to be treated as excluded services.

“existing connection”	means, in relation to any premises, an existing connection to the licensee’s distribution system which does not require modification, or a new or modified connection to such system in respect of which all works have been completed, such that in either case electricity is able to be supplied to the premises in accordance with the terms of the relevant supply agreement.

“external distribution activities”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“financial year” subject to standard condition 42A (Change of Financial Year) (where applicable), means a period of 12 months beginning on 1 April of any year and ending on 31 March of the following calendar year.

“Fuel Security Code”	for the purposes of Section B only, has the meaning given in standard condition 16 (Security Arrangements).

“generation set”	means any plant or apparatus for the production of electricity and where appropriate includes a generating station comprising more than one generation set.

“Grid Code”	means a Grid Code which a transmission licensee is required to have in place pursuant to its transmission licence.

“grid supply point”	means any point at which electricity is delivered from a transmission system to any distribution system.

“holding company”	means a company within the meaning of sections 736, 736A and 736B of the Companies Act 1985.

“indebtedness”	for the purposes of standard condition 47 (Indebtedness) and standard condition BA6 (Indebtedness) only, has the meaning given in that condition.

“information”	means information (other than information that is subject to legal privilege) in any form or medium whatsoever and of any description specified by the Authority, and includes any documents, accounts, estimates, returns, records or reports and data of any kind, whether or not prepared specifically at the request of the Authority.

“interconnection”	means: the 275 kV and 400 kV circuits between and including the associated switchgear at Harker substation in Cumbria and the associated switchgear at Strathaven substation in Lanarkshire;

the 275 kV transmission circuit between and including the associated switchgear at Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and the 400 kV transmission circuit between and including the associated switchgear at Torness in East Lothian and the associated switchgear at Stella in Tyne and Wear;

all as existing at the date on which the transmission licence comes into force as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than for the purposes of maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more particular interconnection capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

the 132 kV transmission circuit between and including (and directly connecting) the associated switchgear at Chapelcross and the associated switchgear at Harker substation in Cumbria; and

the 132 kV transmission circuit between and including (and connecting, via Junction V) the associated switchgear at Chapelcross and the associated switchgear at Harker substation in Cumbria,

all as existing at the date on which the transmission licence comes into force and as from time to time maintained, repaired or renewed.

“interconnector”	means the electric lines and electrical plant and meters owned or operated by a transmission licensee solely for the transfer of electricity to or from a transmission system into or out of England and Wales.

“investment”	for the purposes of Section C only, has the meaning given in standard condition 43 (Restriction on Activity and Financial Ring Fencing); and

for the purposes of Section BA only, has the meaning given in standard condition BA2 (Restriction on Activity and Financial Ring Fencing).

“investment grade issuer credit rating”	for the purposes of Section C only, has the meaning given in standard condition 46 (Credit Rating of the Licensee);

and

for the purposes of Section BA only, has the meaning given in standard condition BA5 (Credit Rating of Licensee).

“issuer credit rating”	for the purposes of Section C only, has the meaning given in standard condition 46 (Credit Rating of the Licensee)

“licensed distributor”	means any holder of a distribution licence.

“licensee’s Distribution Code”	means the distribution code required to be prepared by the licensee pursuant to standard condition 9 (Distribution Code) and approved by the Authority as revised from time to time with the approval of the Authority.

“licensee’s distribution system”	means the distribution system owned or operated by the licensee.

“Master Registration Agreement”	means the agreement of that title referred to and comprising such matters as are set out in standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) and standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

“metering equipment”	includes any electricity meter and any associated equipment which materially affects the operation of that meter.

“Metering Point Administration Service”	means the service to be established, operated and maintained by the licensee in accordance with standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement).

“metering point administration services”	means the services of the Metering Point Administration Service established in accordance with standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) or, where the context requires, in accordance with standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

“Metering Point Administration Service operator”	has the meaning given in standard condition 38 (Establishment of a Data Transfer Service).

“metering services”	means services relating to the provision, operation and maintenance of metering equipment.

“non-domestic customer”	means a customer who is not a domestic customer.

“non-GB trading and transmission arrangements”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“other Distribution Codes”	means the Distribution Codes which the holders of a distribution licence (other than the licensee) are required to draw up and have approved by the Authority pursuant to Standard Condition 9. (Distribution Code) of their distribution licence, as from time to time revised with the approval of the Authority.

“owned”	in relation to an electricity meter or other property, includes leased and cognate expressions shall be construed accordingly.

“participating interest”	has the meaning given by section 260 of the Companies Act 1985 as amended by section 22 of the Companies Act 1989.

“permitted purpose”	for the purposes of Section C only, has the meaning given in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)); and

for the purposes of Section BA only, has the meaning given in standard condition BA2 (Restriction on Activity and Financial Ring Fencing).

“price control review information”	for the purposes of standard condition 52 (Price Control Review Information) only, has the meaning given in that condition.

“quality of service rigs”	for the purposes of standard condition 49 (Quality of Service Incentive Scheme and Associated Information) only, means the regulatory instructions and guidance established under that condition.

“regulatory instructions and guidance”	for the purposes of Section C only, means any instructions and guidance issued by the Authority in relation to the collection and reporting of specified information.

“related undertaking”	in relation to the licensee, means any undertaking in which the licensee has a participating interest.

“relevant asset”	means any asset for the time being forming part of the licensee’s distribution system, any control centre for use in conjunction therewith, and any legal or beneficial interest in land upon which any of the foregoing is situate (which, for the purposes of property located in Scotland, means any estate, interest, servitude or other heritable or leasehold right in or over land including any leasehold interests or other rights to occupy or use such property and any contractual or personal rights relating to such property or the acquisition thereof).

“relevant documents”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“relevant duties”	for the purposes of standard condition 40 (Appointment of a Compliance Officer) only, has the meaning given in that condition.

“relevant proportion”	for the purposes of standard condition 3 (Payments by Licensee to the Authority) only, has the meaning given in that condition.

“relevant year”	for the purposes of:

(i) standard condition 3 (Payments by the Licensee to the Authority) only, has the meaning given in that condition;

(ii) standard condition 48 (Last Resort Supply: Payment Claims) only, has the meaning given in that condition; and

(iii) standard condition 50 (Price Control Revenue Reporting and Associated Information) only, has the meaning given in that condition.

“relinquishment of operational control”	for the purposes of standard condition 29 (Disposal of Relevant Assets) only, has the meaning given in that condition.

“remote transmission assets”	means any electric lines, electrical plant or meters in England and Wales owned by a transmission licensee (“the owner transmission licensee”) which:

(a) are embedded in the licensee’s distribution system or the distribution system of any authorised distributor and are not directly connected by lines or plant owned by the owner transmission licensee to a sub-station owned by the owner transmission licensee; and

(b) are by agreement between the owner transmission licensee and the licensee or such authorised distributor operated under the direction and control of the licensee or such authorised distributor.

“revenue reporting rigs”	for the purposes of standard condition 50 (Price Control Revenue Reporting and Associated Information) only, means the regulatory instructions and guidance for the time being in force under that condition.

“running-off”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“Scottish Grid Code”	means any grid code which any transmission licensee other than the system operator is obliged to maintain pursuant to its licence.

“Scottish interconnection”	means such part of the interconnection as is situated in Scotland.

“Secretary of State’s costs”	for the purposes of standard condition 3 (Payments by Licensee to the Authority) only, has the meaning given in that condition.

“Section C (system operator standard conditions) Direction”	means a direction issued by the Authority or (where appropriate) the Secretary of State in accordance with standard condition A2 (Application of Section C) of the standard conditions for transmission licences.

“separate business”	for the purposes of standard condition 39 only (Restriction on Use of Certain Information and Independence of the Distribution Business), has the meaning given in that condition.

“Settlement Agreement for Scotland”	has the meaning given in standard condition 12 (Settlement Agreement for Scotland).

“settlement purposes”	means for the purposes of settlement as set out in the Balancing and Settlement Code or the Settlement Agreement for Scotland.

“specified information”	for the purposes of:

(a) standard condition 49 (Quality of Service Incentive Scheme and Associated Information) only, has the meaning given in that condition;

(b) standard condition 50 (Price Control Revenue Reporting and Associated Information) only, has the meaning given in that condition; and

(c) standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones) only, has the meaning given in that condition.

“standby”	means the periodic or intermittent supply or sale of electricity: (a) to an authorised electricity operator to make good any shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b) to a customer of the licensee to make good any shortfall between the customer’s total supply requirements and those met either by its own generation or by electricity supplied by an electricity supplier.

“statutory accounts”	means the accounts that the licensee prepares under the Companies Act 1985 (as amended by the Companies Act 1989).

“subsidiary”	means a subsidiary within the meanings of sections 736, 736A and 736B of the Companies Act 1985.

“supply licence”	means a licence granted or treated as granted under section 6(1)(d) of the Act.

“system operator”	means the holder for the time being of a transmission licence in relation to which the Authority or (where appropriate) the Secretary of State has issued a Section C (system operator standard conditions) Direction and in which Section C remains in effect (whether or not subject to any terms included in that direction or to any subsequent variation of its terms to which the transmission licensee may be subject).

“system operator agreement”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“top-up”	means the supply or sale of electricity on a continuing or regular basis:

(a) to an authorised electricity operator to make good any

shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b) to a customer of the licensee to make good any shortfall between the customer’s total supply requirements and those met either by its own generation or by electricity supplied by an electricity supplier other than the licensee.

“trading code”	for the purposes of Section B only, has the meaning given in standard condition 12A (Compliance with Trading Code in Scotland).

“transmission company”	means a transmission licensee.

“transmission licence”	means a licence granted or treated as granted under section 6(1)(b) of the Act.

“transmission licensee”	means the holder for the time being of a transmission licence.

“transmission system”	means a system consisting (wholly or mainly) of high voltage electric lines owned or operated by a transmission company and used for the transmission of electricity from one generating station to a substation or to another generating station, or between substations or to or from any interconnector or Scottish interconnection in question and in relation to Scotland including any interconnector and Scottish interconnection, and includes any electrical plant and meters owned or operated by the transmission company in connection with the transmission of electricity but does not include any remote transmission assets.

“ultimate controller”

means:

(a) a holding company of the licensee which is not itself a subsidiary of another company; and

(b) any person who (whether alone or with a person or persons connected with him) is in a position to control, or to exercise significant influence over, the policy of the licensee or of any holding company of the licensee by virtue of:

(i) rights under contractual arrangements to which he is a party or of which he is a beneficiary, or

(ii) rights of ownership (including rights attached to or deriving from securities or rights under a trust) which are held by him or of which he is a beneficiary,

but excluding any director or employee of a corporate body in his capacity as such;

and for the purposes of sub-paragraph

(b), a person is connected with another person if he is party to any arrangement regarding the exercise of any such rights as are described in that paragraph.

“undertaking”	has the meaning given by section 259 of the Companies Act 1985.

“unmetered supply”	means a supply of electricity to premises which is not, for the purpose of calculating the charges for electricity supplied to the customer at such premises, measured by metering equipment.

“use of system”	means use of the licensee’s distribution system for the distribution of electricity by the licensee on behalf of any person.

“use of system charges”	means charges made or levied, or to be made or levied, by the licensee for the provision of services as part of the distribution business to any person, all as more fully described in standard conditions 4 (Use of System Charging Methodology) and 4A (Charges for Use of System), but does not include connection charges.

“use of system charging methodology”	means the principles on which and the methods by which, for the purposes of achieving the objectives referred to in paragraph 3 of standard condition 4 (Use of System Charging Methodology), use of system charges are determined.

2.	Any words or expressions used in Part 1 of the Act, the Utilities Act 2000 or the Energy Act 2004 shall, unless the contrary intention appears, have the same meanings when used in the standard conditions.

3.	Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or schedule is a reference to the standard condition (with or without a letter) or schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or schedule in which the reference occurs, and any reference to a section is a reference to that section in these standard conditions.

4.	These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words “it”, “its” and “which” there were substituted the words “he”, “him”, “his”, “who” and “whom”, and cognate expressions shall be construed accordingly.

5.	Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

6.	Any reference in these standard conditions to:

(a)	a provision thereof;

(b)	a provision of the standard conditions of electricity supply licences;

(c)	a provision of the standard conditions of electricity generation licences; or

(d)	a provision of the standard conditions of electricity transmission licences,

shall, if these standard conditions or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these standard conditions or of the other standard conditions in question as modified.

7.	In construing these standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

8.	Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that standard condition as incorporated in this licence and as incorporated in each other licence under section 6(1)(c) of the Act (whenever granted) which incorporates it.

9.	Where any obligation of the licence is required to be performed by a specified date or time, or within a specified period, and the licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or time, or after the expiry of the specified period (but without prejudice to all the rights and remedies available against the licensee by reason of the licensee’s failure to perform by that date or time, or within that period).

10.	Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case:

(a)	the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first-class post as soon as is reasonably practicable; and

(b)	where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a rebuttable presumption that what was received duly represented the original instrument.

11.	The definitions set out in this condition may include some definitions which are not used or not used exclusively in sections A and B (which sections are incorporated in all distribution licences). Accordingly:

(a)	where any definition is not used in sections A and B, that definition shall, for the purposes of this licence, be treated:

(i)	as part of the standard condition or conditions (and the section) in which it is used; and

(ii)	as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition 2 (Application of Section C (Distribution Services Obligations));

and:

(b)	where any definition which is used in sections A and B is also used in one or more other sections:

(i)	that definition shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and

(ii)	if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

Condition 2. Application of Section C (Distribution Services Obligations)

1.	Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence:

(a)	paragraphs 4 to 8 shall cease to be suspended and shall have effect in the licensee’s licence; and

(b)	the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) of this licence,

from the date the said scheme takes effect. Such provision made by the Secretary of State in the said scheme shall be treated, for the purposes of paragraphs 5, 6, and 7 of this condition, as if it were a Distribution Services Direction made by the Authority.

2.	Until -

(a)	the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence; or

(b)	the Authority has issued to the licensee a direction pursuant to paragraph 4,

the standard conditions in Section C (in whole or, as the case may be, in part) shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part) of this licence.

3.	Except where paragraph 1 applies to the licensee, paragraphs 4 to 8 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority, with the consent of the licensee, issues to the licensee a notice ending the suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4.

The Authority may, with the consent of the licensee, issue a direction (a “Distribution Services Direction”). Where the Authority has issued to the licensee a Distribution Services Direction the standard conditions in Section C (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

5.	A Distribution Services Direction:

(a)	may specify that the standard conditions in Section C (in whole or in part) are to have effect in this licence;

(b)	shall specify or describe an area (the “distribution services area”) within which the licensee shall be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part); and

(c)	shall specify whether or not the requirements of Section C (in whole or, as the case may be, in part) apply to convenience customers.

6.	The Authority may, with the consent of the licensee:

(a)	vary the terms (as set out in the Distribution Services Direction or elsewhere) under which Section C (or parts thereof) has effect in this licence; or

(b)	provide for Section C (or parts thereof) to cease to have effect in this licence.

7.	The variation or cessation provided for in paragraph 6 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

8.	With effect from the date of cessation referred to in paragraph 7, paragraphs 4 to 7 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter, with the consent of the licensee, give to the licensee a notice ending the suspension and providing for those paragraphs to have effect again in this licence with effect from the date specified in the notice.

Condition 3. Payments by Licensee to the Authority

1.	The licensee shall, at the times stated, pay to the authority such amounts as are determined by or under this condition.

2.	In respect of each relevant year at the beginning of which the licensee holds this licence, the licensee shall pay to the Authority the aggregate of:

(a)	an amount which is the relevant proportion of the estimated costs of the Authority during the year in question;

(b)	an amount which is the relevant proportion of the estimated costs of the Consumer Council during the year in question;

(c)	an amount which is the relevant proportion of the estimated costs incurred in the previous relevant year by the Competition Commission in connection with references made to it with respect to the licence or any other electricity distribution licence;

(d)	an amount which is the relevant proportion of the Secretary of State’s costs during the year in question;

(e)	an amount which is the relevant proportion of the difference (being a positive or negative amount), if any, between:

(aa)	any costs estimated by the Authority or, in the case of sub-paragraph 2(d), the Secretary of State in the previous relevant year under sub-paragraphs 2(a), (b), (c), and (d); and

(bb)	the actual costs of the Authority, the Consumer Council, the Competition Commission (in connection with that reference) and the Secretary of State for the previous relevant year or, in the case of the Competition Commission, for the relevant year prior to the previous relevant year; and

(f)	in respect of the relevant year ending on 31 March 2002, an amount which is the relevant proportion of the actual unrecovered costs of the Director General of Electricity Supply and the Relevant Consumers’ Committees.

3.	The amounts determined in accordance with paragraph 2 shall be paid by the licensee to the Authority in two instalments, with:

(a)	the first instalment being due for payment by 30 June in each year; and

(b)	the second instalment being due for payment by 31 January in each year provided that, in each case, if the Authority has not given notice of the amount of the instalment due at least 30 days before the payment date stated above, the licensee shall pay the amount due within 30 days from the actual giving of notice by the Authority to the licensee (whenever notice is given).

4.	Where the licensee fails to pay the amount determined in accordance with paragraph 2 within 30 days of the due date set out in paragraph 3, it shall pay simple interest on the amount at the rate which is from time to time equivalent to the base rate of NatWest Bank plc or, if there is no such base rate, such base rate as the Authority may designate for the purposes hereof.

5.	In relation to any data or information specified by the Authority in a direction given for the purposes of this condition generally, the licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted to the Authority each year on the date specified by the Authority. Each certificate shall be in the following form –

“In the opinion of the directors of [the licensee], all data and information provided to the Authority on [date provided to the Authority] for the purposes of enabling the Authority to calculate the licence fee payable by [the licensee] pursuant to standard condition 3 (Payments by the Licensee to the Authority) is accurate.”

6.	In this condition:

“estimated costs”	means costs estimated by the Authority as likely to be:

(a) the costs of the Authority and the consumer Council; and

(b) the costs incurred by the Competition Commission, such estimate having regard to the views of the Competition Commission.

“relevant proportion”	means the proportion of the costs attributable to the licensee in accordance with principles determined by the Authority for the purposes of this condition generally and notified to the licensee.

“relevant year”	means a year beginning on 1 April of each calendar year and ending on 31 March of the following calendar year.

“Secretary of State’s costs”	means costs estimated by the Secretary of State as likely to be his costs in relation to:

(a) the establishment of the Authority and the Consumer Council; and

(b) Schedule 7 to the Utilities Act 2000.

7.	In sub-paragraph 2(f) of this condition:

“Director General of Electricity Supply”	means the office previously established under section 1 of the Act;

“Relevant Consumers’ Committees”	means the committees previously appointed by the Director General of Electricity Supply under section 2 of that Act

SECTION B. GENERAL

Condition 4. Use of System Charging Methodology

1.	The licensee shall, by 1 April 2005:

(a)	determine and prepare a statement of a use of system charging methodology, approved by the Authority, that achieves the relevant objectives; and

(b)	comply with the use of system charging methodology at that date and as modified from time to time thereafter in accordance with the provisions of this condition.

2.	The licensee shall, for the purpose of ensuring that the use of system charging methodology continues to achieve the relevant objectives:

(a)	review the use of system charging methodology at least once in every year; and

(b)	subject to paragraph 4, make such modifications (if any) of the use of system charging methodology as are necessary for the purpose of better achieving the relevant objectives.

3.	For the purposes of this condition, the relevant objectives are:

(a)	that compliance with the use of system charging methodology facilitates the discharge by the licensee of the obligations imposed on it under the Act and by this licence;

(b)	that compliance with the use of system charging methodology facilitates competition in the generation and supply of electricity, and does not restrict, distort, or prevent competition in the transmission or distribution of electricity;

(c)	that compliance with the use of system charging methodology results in charges which reflect, as far as is reasonably practicable (taking account of implementation costs), the costs incurred by the licensee in its distribution business; and

(d)	that, so far as is consistent with sub-paragraphs (a), (b) and (c), the use of system charging methodology, as far as is reasonably practicable, properly takes account of developments in the licensee’s distribution business.

4.	Except with the consent of the Authority, before making a modification of the use of system charging methodology the licensee shall:

(a)	give the Authority a report which sets out;

(i)	the terms proposed for the modification;

(ii)	how the modification would better achieve the relevant objectives; and

(iii)	a timetable for implementing the modification and the date with effect from which the modification (if made) is to take effect, being not earlier than the date on which the period referred to in paragraph 6 will expire; and

(b)	where the Authority has directed that sub-paragraph (a) should not apply, comply with such other requirements (if any) as the Authority may specify in its direction.

5.	Subject to paragraph 6, where the licensee has complied with the requirements of paragraph 4, it shall, before making the modification:

(a)	revise the statement (or the most recent revision thereof) issued under paragraph 1(a) of this condition so that the statement sets out the changed use of system charging methodology and specifies the date from which it is to have effect; and

(b)	give the Authority a copy of the revised statement.

6.	The licensee shall make the modification to the use of system charging methodology unless, within 28 days of receiving the licensee’s report under paragraph 4, the Authority, having particular regard to the relevant objectives, has either:

(a)	directed the licensee not to make the modification; or

(b)	notified the licensee that it intends to consult and then within three months of giving that notification has directed the licensee not to make the modification.

7.	The licensee shall give or send a copy of any statement under paragraph 1(a) or report under paragraph 4 to any person who requests it.

8.	The licensee may make a charge for any statement or report given or sent pursuant to paragraph 7 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the document.

9.	Subject to paragraph 10, an approval by the Authority pursuant to paragraph 1(a) may be granted subject to such conditions as the Authority considers appropriate, having regard, in particular, to:

(a)	the need for any further action to be undertaken by the licensee to ensure that the use of system charging methodology would facilitate the achievement of the relevant objectives; and

(b)	the time by which such action must be completed.

10.	An approval granted under paragraph 9 will only be effective if the Authority has informed the licensee of its intention to impose such conditions in a notice which:

(a)	sets out the nature and contents of the conditions; and

(b)	specifies the period (not being less than 28 days from the date of the notice) within which representations with respect to the conditions may be made,

and has considered any representations or objections which have been duly made by the licensee and have not been withdrawn.

11.	The provisions of this condition are wholly without prejudice to:

(a)	the application of any charge restriction conditions (within the meaning given in paragraph 4 of special condition A1 (Definitions and Interpretations) of the distribution licence; or

(b)	the application of any charging arrangements condition (within the meaning of standard condition BA1 (Charging Arrangements) of the distribution licence as modified from time to time).

12.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

Condition 4A. Charges for Use of System

1.	The licensee shall prepare a statement, in a form approved by the Authority, which sets out the basis on which charges will be made for use of system (“the charging statement”), which:

(a)	is in such form and contains such detail as would enable any person to make a reasonable estimate of the charges to which he would become liable in respect of use of system; and

(b)	from 1 April 2005, is prepared in accordance with the use of system charging methodology.

2.	The statement referred to at paragraph 1 shall include:

(a)	a schedule of charges for the distribution of electricity under use of system;

(b)	a schedule of adjustment factors to be made for distribution losses, in the form of additional supplies required to cover those losses;

(c)	a schedule of the charges (if any) which may be made in respect of accounting and administrative services;

(d)	a schedule of the charges (if any) which may be made for the provision and installation of any electrical plant at entry or exit points, the provision and installation of which are ancillary to the grant of use of system, and for the maintenance of such electrical plant;

(e)	information on electricity distribution use of system rebates (if any) given or announced to authorised electricity operators in the 12 months preceding the date of publication or revision of the statement; and

(f)	up until 31 March 2005, the principles on which and the methods by which charges will be made for use of system.

3.	Without prejudice to paragraph 6, before making any amendment to its use of system charges, the licensee shall give the Authority a revised charging statement which sets out the amended charges and specifies the date from which they are to have effect.

4.	Without prejudice to paragraph 4 of standard condition 4 (Use of System Charging Methodology) and paragraph 6 of this condition, before any modification of the use of system charging methodology comes into effect, the licensee shall give the Authority a revised charging statement which sets out the amended charges and specifies the date from which they are to have effect.

5.	The licensee shall, not less than three months before the date on which it proposes to amend its use of system charges in respect of any agreement for use of system:

(a)	send to the Authority a notice setting out those proposals, together with an explanation of them (including a statement of any assumptions on which the proposals are based); and

(b)	send a copy of such notice to any person who has entered into an agreement for use of system in accordance with the provisions of this licence.

6.	Except with the prior consent of the Authority, the licensee shall not amend its use of system charges in respect of any agreement for use of system unless:

(a)	the licensee has given prior notice of the amendment in accordance with paragraph 5; and

(b)	the amendment reflects the proposals made in the notice (subject only to revisions consequent on material changes in the matters which were expressed, in the statement under paragraph 5 which accompanied the notice, to be assumptions on which the proposals were based).

7.	The licensee:

(a)	may periodically review the information set out in and, with the approval of the Authority, change the form of the charging statement; and

(b)	shall, at least once in every year, make such changes (if any) as are necessary to the charging statement to ensure that the information set out in it continues to be accurate in all material respects.

8.	The licensee shall give or send a copy of any statement (or the most recent revision thereof) prepared in accordance with paragraph 1 to any person who requests it.

9.	The licensee may make a charge for any statement given or sent pursuant to paragraph 8 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the statement.

10.	Unless the Authority determines otherwise, the licensee shall not enter into any use of system arrangement which does not ensure that its use of system charges will comply with the charging statement (or, where applicable, with the revision of that statement which is most recent at that time) at each time at which charges fall to be made under the arrangement.

11.	Nothing in this condition affects the ability of the licensee to charge for use of system in accordance with the charging statement (or the most recent revision thereof) issued in accordance with paragraph 1.

12.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

Condition 4B. Connection Charging Methodology

1.	The licensee shall, by 1 April 2005:

(a)	determine a connection charging methodology approved by the Authority; and

(b)	comply with the connection charging methodology at that date and as modified from time to time thereafter in accordance with the provisions of this condition.

2.	The licensee shall, for the purpose of ensuring that the connection charging methodology continues to achieve the relevant objectives:

(a)	review the connection charging methodology at least once in every year; and

(b)	subject to paragraph 10, make such modifications (if any) of the connection charging methodology as are necessary for the purpose of better achieving the relevant objectives.

3.	In paragraph 2 and below, the relevant objectives are:

(a)	that compliance with the connection charging methodology facilitates the discharge by the licensee of the obligations imposed on it under the Act and by this licence;

(b)	that compliance with the connection charging methodology facilitates competition in the generation and supply of electricity, and does not restrict, distort, or prevent competition in the transmission or distribution of electricity;

(c)	that compliance with the connection charging methodology results in charges which reflect, as far as is reasonably practicable (taking account of implementation costs), the costs incurred by the licensee in its distribution business; and

(d)	that, so far as is consistent with sub-paragraphs (a), (b) and (c), the connection charging methodology, as far as is reasonably practicable, properly takes account of developments in the licensee’s distribution business.

4.	Subject to paragraph 6, the licensee shall prepare a statement, in a form approved by the Authority, which:

(a)	sets out the basis on which charges will be made for the provision of connections to the licensee’s distribution system; and

(b)	is in such form and contains such detail as are necessary to enable any person to make a reasonable estimate of the charges to which he would become liable in respect of such provision.

5.	The statement referred to at paragraph 4 shall include:

(a)	a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the licensee’s distribution system for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the principles on which and the methods by which such charges will be calculated;

(b)	the principles on which and the methods by which any charges will be made in respect of extension or reinforcement of the licensee’s distribution system rendered (in the licensee’s discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

(c)	the principles on which and the methods by which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the licensee’s discretion) of greater size or capacity than that required for use of system by the person seeking connection;

(d)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B—Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the principles on which and the methods by which any charges will be made for the provision of special metering or telemetry or data processing equipment by the licensee for the purposes of enabling any person who is party to the Balancing and Settlement Code and/or the Settlement Agreement for Scotland to comply with his obligations thereunder in respect of metering or the performance by the licensee of any service in relation to such metering;

(e)	the principles on which and the methods by which any charges will be made for disconnection from the licensee’s distribution system and the removal of electrical plant and electric lines following disconnection; and

(f)	the principles on which and the methods by which any charges (including any capitalised charge) will be made for maintenance, repair, and replacement required of electric lines or electrical plant provided and installed for making a connection to the licensee’s distribution system.

6.	With effect from 1 April 2005, the statement prepared by the licensee in accordance with paragraph 4 shall:

(a)	comply with the connection charging methodology; and

(b)	be approved by the Authority, except in the case of the indicative charges included within the statement by virtue of paragraph 5(a), which will be in a form approved by the Authority.

7.	Connection charges for those items referred to at paragraph 5 will be set at a level which will enable the licensee to recover:

(a)

the appropriate proportion to be determined (having regard to the factors set out at paragraph 8) of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the licensee’s distribution system, or the provision and installation, maintenance, repair, and replacement, or (as the case may be) removal following disconnection, of any electric lines or electrical plant; and

(b)	a reasonable rate of return on the capital represented by such costs.

8.	For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under an agreement for providing a connection, or a modification or retention of an existing connection, the licensee shall have regard to:

(a)	the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person as a result of the carrying out of such works by reason of extension of the licensee’s distribution system or the provision of additional entry or exit points on such system or otherwise;

(b)	the ability or likely future ability of the licensee to recoup a proportion of such costs from third parties; and

(c)	the principles (subject to paragraph 9) that:

(i)	charges will not generally take into account system reinforcement carried out at more than one voltage level above the voltage of connection;

(ii)	charges will not generally take into account the costs (including any capitalised charge) for maintenance, repair and replacement required of electric lines or electrical plant provided and installed for making a connection to the licensee’s distribution system;

(iii)	the licensee may charge at the time of connection an amount for reinforcement of the licensee’s distribution system based on a proportionate share of the costs of such reinforcement; and

(iv)	connection charges will not cover costs that are covered by use of system charges.

9.	Until 31 March 2005, paragraph 8(c) applies to the licensee as if, for the provisions set out therein, there were substituted the provisions set out in paragraph 5(c) of standard condition 4B of this licence in the form in which it was in force at 1 April 2004.

10.	Except with the consent of the Authority, before making a modification of the connection charging methodology the licensee shall:

(a)	give the Authority a report which sets out:

(i)	the terms proposed for the modification;

(ii)	how the intended modification would better achieve the relevant objectives; and

(iii)	a timetable for implementing the modification and the date with effect from which the modification (if made) is to take effect, being not earlier than the date on which the period referred to in paragraph 12 will expire; and

(b)	where the Authority has directed that sub-paragraph (a) should not apply, comply with such other requirements (if any) as the Authority may specify in its direction.

11.	Subject to paragraph 12, where the licensee has complied with the requirements of paragraph 10, it shall, before making the modification:

(a)	revise the statement (or the most recent revision thereof) issued under paragraph 4 so that the statement sets out the changed connection charging methodology and specifies the date from which it is to have effect; and

(b)	give the Authority a copy of the revised statement.

12.	The licensee shall make the modification to the connection charging methodology unless, within 28 days of receiving the licensee’s report under paragraph 10, the Authority, having particular regard to the relevant objectives, has either:

(a)	directed the licensee not to make the modification; or

(b)	notified the licensee that it intends to consult and then within three months of that notification directed the licensee not to make the modification.

13.	The licensee shall give or send a copy of any statement under paragraph 4 or report under paragraph 10 to any person who requests it.

14.	The licensee may make a charge for any statement or report given or sent pursuant to paragraph 13 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the document.

15.	If so requested, and subject to paragraphs 17 and 18, the licensee shall, as soon as practicable and in any event within 28 days (or, where the Authority so approves, such longer period as the licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 16, give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of the licensee’s distribution system specified in the request and fault levels for each distribution node covered by the request, and containing:

(a)	such further information as is reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the licensee’s distribution system specified in the request; and

(b)	if so requested, a commentary prepared by the licensee indicating its views on the suitability of the part or parts of the licensee’s distribution system specified in the request for new connections and the distribution of further quantities of electricity.

16.	For the purposes of paragraph 15, the date referred to is the later of:

(a)	the date of receipt of the request referred to in paragraph 15; or

(b)	the date on which the licensee receives agreement from the person making the request to pay the amount estimated by the licensee or (as the case may be) such other amount as is determined by the Authority under paragraph 17.

17.	The licensee may within ten days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 15, and its obligation to provide such statement will be conditional on the requesting person agreeing to pay the amount estimated or such other amount as the Authority may, on the application of the licensee or the person requesting such statement, direct.

18.	The licensee shall include in every statement given or sent under paragraph 15 the information required by that paragraph, except that the licensee may:

(a)	with the prior consent of the Authority omit from any such statement any details as to circuit capacity, power flows, loading or other information, the disclosure of which would, in the view of the Authority, seriously and prejudicially affect the commercial interests of the licensee or any third party; and

(b)	omit information the disclosure of which would place the licensee in breach of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) (if applicable).

19.	Subject to paragraph 20, approvals by the Authority pursuant to paragraphs 1(a) and 6 may be granted subject to such conditions as the Authority considers appropriate, having regard, in particular, to:

(a)	the need for any further action to be undertaken by the licensee to ensure that the connection charging methodology would facilitate the achievement of the relevant objectives; and

(b)	the time by which such action must be completed.

20.	An approval granted under paragraph 19 will only be effective if the Authority has informed the licensee of its intention to impose such conditions in a notice which:

(a)	sets out the nature and contents of the conditions; and

(b)	specifies the period (not being less than 28 days from the date of the notice) within which representations with respect to the conditions may be made,

and has considered any representations or objections which have been duly made by the licensee and have not been withdrawn.

21.	Unless the Authority determines otherwise, the licensee shall not enter into an arrangement for providing a connection or a modification or retention of an existing connection unless the arrangement ensures that the connection charges in respect of that arrangement will comply with the statement referred to in paragraph 4 at the time at which the licensee offers to enter into the arrangement.

22.	Nothing in this condition affects the ability of the licensee to charge for the provisions of connections in accordance with the statement issued pursuant to paragraph 4.

23.	The provisions of this condition are wholly without prejudice to:

(a)	the application of any charge restriction conditions (within the meaning given in paragraph 4 of special condition A1 (Definitions and Interpretations) of the distribution licence; or

(b)	the application of any charging arrangements condition (within the meaning of standard condition BA1 (Charging Arrangements) of the distribution licence as modified from time to time).

24.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

Condition 4C. Non-Discrimination in the Provision of Use of System and Connection to the System

1.	In the carrying out of works for the purpose of connection to the licensee’s distribution system, or in providing for the modification or retention of an existing connection to its distribution system, the licensee shall not discriminate between any persons or class or classes of persons.

2.	In the provision of use of system, the licensee shall not discriminate between any persons or class or classes of persons.

3.	Without prejudice to paragraphs 1 and 2, and subject to the provisions of condition 4A (Charges for Use of System), the licensee shall not make charges for the provision of use of system to any person or class or classes of persons which differ from the charges for such provision to any other person or to any class or classes of persons, except insofar as such differences reasonably reflect differences in the costs associated with such provision.

4.	In setting its charges for connection or use of system, the licensee shall not restrict, distort, or prevent competition in the generation, transmission, distribution, or supply of electricity.

Condition 4D. Requirement to Offer Terms for Use of System and Connection

1.	On application made by any person, the licensee shall (subject to paragraph 4) offer to enter into an agreement for use of system:

(a)	to accept into the licensee’s distribution system, at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such person; and/or

(b)	to distribute such quantities of electricity as are referred to in sub-paragraph (a) (less any distribution losses) at such exit point or points on the licensee’s distribution system and to such person or persons as the applicant for use of system may specify.

2.	On application made by any person for a connection, the licensee shall offer terms for making the connection pursuant to sections 16 and 16A of the Act and in compliance with the provisions of this condition.

3.	Where the licensee makes an offer to enter into a connection agreement pursuant to section 22 of the Act, or replies to a request for a connection made to it under section 16A of the Act, the licensee shall, in making the offer or replying to the applicant, make detailed provision regarding:

(a)	the carrying out of the works (if any) required to connect the licensee’s distribution system to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purpose;

(b)	the carrying out of the works (if any) in connection with the extension or reinforcement of the licensee’s distribution system rendered (in the licensee’s discretion) appropriate or necessary by reason of making the connection or the modification of an existing connection, and for the obtaining of any consents necessary for such purpose;

(c)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or standard condition 36A (Requirement to Offer Terms for the Provision of Data Services)), the installation of appropriate meters (if any) required to enable the licensee to measure electricity being accepted into the licensee’s distribution system at the specified entry point or points or leaving such system at the specified exit point or points;

(d)	the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or the modification of an existing connection does not require the provision of top-up or standby; and

(e)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or standard condition 36A (Requirement to Offer Terms for the Provision of Data Services)), the installation of special metering, telemetry, or data processing equipment (if any) for the purpose of enabling any party to the Balancing and Settlement Code and/or the Settlement Agreement for Scotland to comply with its obligations thereunder in respect of metering or the performance by the licensee of any service in relation to such metering.

4.	In making an offer pursuant to this condition to enter into any connection agreement, or in replying to a request for connection under section 16A of the Act, the licensee shall set out:

(a)	the date by which, in the case of an agreement under paragraph 2, any works required to permit access to the licensee’s distribution system (including for this purpose any works to reinforce or extend the licensee’s distribution system) shall be completed, time being of the essence unless, in the case of connection agreements only, otherwise agreed between the parties;

(b)	the charges to be paid in respect of the services required, which are (unless manifestly inappropriate):

(i)	to be set in compliance with the requirements of standard condition 4B (Connection Charging Methodology), and

(ii)	to be presented in such a way as to be referable to the statement prepared in accordance with paragraph 4 of standard condition 4B (Connection Charging Methodology) or any revision thereof; and

(c)	such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5.	The licensee shall offer terms for agreements in accordance with paragraphs 1, 2, and 4 as soon as is practicable and (save where the Authority consents to a longer period) in any event not more than the period specified in paragraph 6 after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6.	For the purposes of paragraph 5, the period specified is:

(a)	in the case of persons seeking the provision of use of system only, 28 days;

(b)	in the case of persons seeking connection or the modification of an existing connection, three months; and

(c)	in the case of persons seeking use of system in conjunction with connection or the modification of an existing connection, three months.

7.	The licensee is not obliged pursuant to this condition to offer to enter or to enter into any agreement under paragraphs 1, 2, and 4:

(a)	if to do so would be likely to involve the licensee being:

(i)	in breach of its duties under section 9 of the Act,

(ii)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business,

(iii)	in breach of the Grid Code or the licensee’s Distribution Code, or

(iv)	in breach of the conditions; or

(b)	if the person making the application does not undertake to be bound, insofar as applicable, by the terms of the licensee’s Distribution Code or the Grid Code from time to time in force; or

(c)	if to do so would be likely to involve the licensee doing something which, without the consent of another person, would require the exercise of a power conferred by any provision of Schedules 3 or 4 to the Act, and the licence does not provide for that provision to have effect in relation to the licensee, and any necessary consent has not, at the time that the request is made, been given.

8.	The licensee shall, within 28 days following receipt of a request from any person, give or send to him such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing an application under the Application Regulations

Condition 4E. Functions of the Authority

1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 4D (Requirement to Offer Terms for Use of System and Connection), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable, having (insofar as is relevant) regard in particular to the following considerations:

(a)	that such a person should pay to the licensee:

(i)	in the case of provision of use of system, the use of system charges determined in accordance with standard condition 4A (Charges for Use of System), and

(ii)	in the case of provision of a connection, connection charges determined in accordance with standard condition 4B (Connection Charging Methodology);

(b)	that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 7 of standard condition 4D (Requirement to Offer Terms for Use of System and Connection);

(c)	that any methods by which the licensee’s distribution system is connected to any other system for the transmission or distribution of electricity accord (insofar as applicable to the licensee) with the applicable Distribution Codes and Grid Code; and

(d)	that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 4D (Requirement to Offer Terms for Use of System and Connection) should be in as similar a form as is practicable.

2.	Insofar as any person entitled or claiming to be entitled to an offer under standard condition 4D (Requirement to Offer Terms for Use of System and Connection) wishes to proceed on the basis of an agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If either party to such agreement proposes to vary the contractual terms of any agreement for use of system, or for the provision of a connection or the modification of an existing connection to the licensee’s distribution system, entered into pursuant to standard condition 4D (Requirement to Offer Terms for Use of System and Connection) or under this condition, in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4.	If the licensee and an authorised electricity operator or other person who is party to a relevant agreement are in dispute as to whether:

(a)	use of system charges made, or to be made, comply with the statement of use of system charges under paragraph 1 of standard condition 4A (Charges for Use of System) which applied or applies in relation to the period in respect of which the dispute arises; or

(b)	use of system charges made, or to be made, comply with the statement of the use of system charging methodology under paragraph 1(a) of standard condition 4 (Use of System Charging Methodology) which applied or applies in relation to the period in respect of which the dispute arises; or

(c)	connection charges made, or to be made, comply with the statement of the connection charging methodology under paragraph 4 of standard condition 4B (Connection Charging Methodology) which applied or applies in relation to the period in respect of which the dispute arises, such dispute may be referred to the Authority for it to determine whether, in the case of sub-paragraph (a), the charges made, or to be made, complied with the relevant statement under standard condition 4A (Charges for Use of System), or whether, in the case of sub-paragraphs (b) and (c), the charges complied with the relevant methodology.

Condition 5. Distribution System Planning Standard and Quality of Service

1.	The licensee shall plan and develop the licensee’s distribution system in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers’ Conference in so far as applicable to it or such other standard of planning as the licensee may, following consultation (where appropriate) with the system operator and any other authorised electricity operator liable to be materially affected thereby and with the approval of the Authority, adopt from time to time.

2.	The licensee shall within 3 months after this condition comes into force draw up and submit to the Authority for its approval a statement setting out criteria by which the quality of performance of the licensee in maintaining the licensee’s distribution system’s security and availability and quality of service may be measured.

3.	The licensee shall within 2 months after the end of each financial year submit to the Authority a report providing details of the performance of the licensee during the previous financial year against the criteria referred to in paragraphs 1 and 2.

4.	The Authority may (following consultation with the licensee and, where appropriate, with the system operator and any other authorised electricity operator liable to be materially affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee’s distribution system and to such extent as may be specified in the directions.

5.	Paragraph 2 shall not apply to the licensee in respect of any period during which standard condition 49 has effect.

6.	Paragraph 3 shall not apply in respect of a previous financial year during the whole or part of which standard condition 49 had effect.”

Condition 6. Safety and Security of Supplies Enquiry Service

1.	The licensee shall establish, or procure the establishment of, and subsequently operate and maintain, or procure the subsequent operation and maintenance of, an enquiry service for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident which:

(a)	affects or is likely to affect the maintenance of the security, availability and quality of service of the licensee’s distribution system; or

(b)	arises from or in connection with the operation of, or otherwise relates to, the licensee’s distribution system and which causes danger or requires urgent attention or is likely to cause danger or require urgent attention.

2.	The service established, operated and maintained in accordance with paragraph 1 shall:

(a)	be provided without charge by the licensee to the user at the point of use;

(b)	ensure that all reports and enquiries are processed in a prompt and efficient manner whether made by telephone, in writing or in person; and

(c)	be available to receive and process telephone reports and enquiries at all times on every day of each year.

3.	In the establishment and operation and maintenance of the enquiry service in accordance with paragraph 1 the licensee shall not discriminate between any persons or class or classes of persons.

4.	In the establishment, operation and maintenance of the enquiry service in accordance with paragraph 1 the licensee shall not restrict, distort or prevent competition in the supply of electricity.

5.	The licensee shall have in force at all times a statement approved by the Authority setting out details of the service to be provided in accordance with paragraph 1, and the licensee shall give or send a copy of such statement to any person requesting it.

6.	The licensee shall give to the Authority notice of any amendments it proposes to make to the statement prepared under paragraph 5, and shall not make such amendments until either:

(a)	a period of one month from the date of the notice has expired; or

(b)	prior to the expiry of such period, the licensee has obtained the written approval of the Authority to such amendments.

7.	The licensee shall take steps to inform each authorised electricity operator which uses the service of any change to the address or telephone number of such service established, operated and maintained in accordance with paragraph 1, as soon as is practicable but in any event prior to such change becoming effective.

Condition 7. Provision of Information about Theft or Abstraction of Electricity, Damage and Meter Interference

1.	Where a person other than the licensee is the owner of any electrical plant, electric lines or meter the licensee shall, as soon as is reasonably practicable, inform that person of any incident where the licensee has reason to believe:

(a)	that there has been damage to such electrical plant, electric line or metering equipment; or

(b)	that there has been interference with the metering equipment to alter its register or prevent it from duly registering the quantity of electricity supplied;

provided that the licensee shall not be obliged to inform the owner of any electrical plant, electrical line or meter of any such incident where it has reason to believe that the damage or interference referred to above was caused by such owner.

2.	Where the licensee, in the course of providing services to any person supplying electricity to premises directly connected to the licensee’s distribution system, has reason to believe that:

(a)	there has been damage to any electrical plant, electric line or metering equipment through which such premises are supplied with electricity; or

(b)	there has been interference with the metering equipment through which such premises are supplied to alter its register or prevent it from duly registering the quantity of electricity supplied,

the licensee shall, as soon as reasonably practicable, inform that person (the person supplying electricity to the premises in question) of the incident in question.

Condition 8. Provisions Relating to the Connection of Metering Equipment

1.	On application made by any person the licensee shall, subject to paragraph 5, offer to enter into an agreement authorising that person to connect metering equipment to the licensee’s distribution system.

2.	In making an offer to enter into an agreement specified in paragraph 1, the licensee shall set out:

(a)	the date from which the applicant is authorised to undertake connections;

(b)	the procedures to be adopted by the applicant when making connections, with particular regard to those relating to safety; and

(c)	such other detailed terms as are or may be appropriate for the purposes of the agreement.

3.	The licensee shall offer terms for an agreement in accordance with paragraph 1 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

4.	In the offering of the terms in accordance with paragraph 1, the licensee shall not show undue preference to or exercise undue discrimination against any person or class or classes of persons and shall not offer terms or operate in such a way as to restrict, distort or prevent competition.

5.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement where to do so would be likely to cause the licensee to be in breach of those provisions referred to at paragraph 7(a) of standard condition 4B (Requirement to Offer Terms for Use of System and Connection).

6.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under this condition, the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable.

7.	If the licensee or other party to such agreement proposes to vary the terms of any agreement entered into pursuant to this condition in any manner provided for under such agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

8.	In so far as any person entitled or claiming to be entitled to an offer under this condition wishes to proceed on the basis of an agreement or a variation to it as settled by the Authority pursuant to paragraphs 6 and 7, the licensee shall forthwith enter into and implement such agreement or variation in accordance with its terms.

Condition 9. Distribution Code

1.	The licensee shall in consultation with authorised electricity operators liable to be materially affected thereby prepare and at all times have in force and shall implement and (subject to paragraph 10 of this condition) comply with a Distribution Code:

(a)	covering all material technical aspects relating to connections to and the operation and use of the licensee’s distribution system or (in so far as relevant to the operation and use of the licensee’s distribution system) the operation of electric lines and electrical plant connected to the licensee’s distribution system and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

(b)	which is designed so as:

(i)	to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the distribution of electricity; and

(ii)	to facilitate competition in the generation and supply of electricity.

2.	The Distribution Code in force at the date this condition comes into force shall be sent to the Authority for its approval. Thereafter the licensee shall (in consultation with authorised electricity operators liable to be materially affected thereby) periodically review (including upon the request of the Authority) the Distribution Code and its implementation. Following any such review, the licensee shall send to the Authority:

(a)	a report on the outcome of such review; and

(b)	any proposed revisions to the Distribution Code from time to time as the licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph 1(b); and

(c)	any written representations or objections from authorised electricity operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

3.	Revisions to the Distribution Code proposed by the licensee and sent to the Authority pursuant to paragraph 2 must receive the prior approval of the Authority before being implemented.

4.	Having regard to any written representations or objections referred to in sub-paragraph 2(c), and following such further consultation (if any) as the Authority may consider appropriate, the Authority may issue directions requiring the licensee to revise the Distribution Code in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

5.	The Distribution Code shall include:

(a)	a distribution planning and connection code containing:

(i)	connection conditions specifying the technical, design and operational criteria to be complied with by any person connected or seeking connection to the licensee’s distribution system; and

(ii)	planning conditions specifying the technical and design criteria and procedures to be applied by the licensee in the planning and development of the licensee’s distribution system and to be taken into account by persons connected or seeking connection with the licensee’s distribution system in the planning and development of their own plant and systems; and

(b)	a distribution operating code specifying the conditions under which the licensee shall operate the licensee’s distribution system and under which persons shall operate their plant and/or distribution systems in relation to the licensee’s distribution system, in so far as necessary to protect the security and quality of supply and safe operation of the licensee’s distribution system under both normal and abnormal operating conditions.

6.	The licensee shall give or send a copy of the Distribution Code (as from time to time revised) to the Authority.

7.	The licensee shall (subject to paragraph 8) give or send a copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8.	The licensee may make a charge for any copy of the Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this condition in directions issued by the Authority.

9.	In preparing, implementing and complying with the Distribution Code (including in respect of the scheduling of maintenance of the licensee’s distribution system), the licensee shall not unduly discriminate between or unduly prefer any person or class or classes of persons.

10.	The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under the Distribution Code in respect of such parts of the licensee’s distribution system and to such extent as may be specified in the directions.

Condition 9A. Compliance with other Distribution Codes

1.	The licensee shall comply with the provisions of the other Distribution Codes insofar as applicable to the licensee or the licensee’s distribution business.

2.	The Authority may, following consultation with the licensed distributor(s) responsible for any other Distribution Code(s) and any authorised electricity operators directly affected thereby, issue directions relieving the licensee of its obligation in paragraph 1 in respect of such parts of the other Distribution Code(s) and to such extent and subject to such conditions as may be specified in those directions.

Condition 10. Balancing and Settlement Code and NETA Implementation

1.	Insofar as the licensee shall distribute or offer to distribute electricity within Great Britain, the licensee shall be a party to the BSC Framework Agreement and shall comply with the BSC.

2.	The licensee shall comply with the programme implementation scheme established in accordance with paragraph 3 as modified from time to time in accordance with paragraph 5.

3.	The programme implementation scheme is a scheme designated by the Secretary of State setting out the steps, including without limitation steps as to the matters referred to in paragraph 4, to be taken (or procured) by the licensee (and/or by authorised electricity operators) which are, in the Secretary of State’s opinion, appropriate in order to give full and timely effect to:

(a)	any modifications made to this licence and to the licences of authorised electricity operators by the Secretary of State pursuant to the power vested in him under section 15A of the Act;

(b)	any conditions imposed by any exemption from the requirement to hold any such licence; and

(c)	the matters envisaged by such modifications and conditions.

4.	The programme implementation scheme may include provisions, inter alia,

(a)	to secure or facilitate the amendment of any of the core industry documents;

(b)	to secure that any systems, persons or other resources employed in the implementation of the Pooling and Settlement Agreement may be employed in the implementation of the BSC;

(c)	for the giving of the indemnities against liabilities to which parties to the Pooling and Settlement Agreement may be exposed;

(d)	for securing the co-ordinated and effective commencement of implementation of and operations under the BSC, including the testing, trialling and start-up of the systems, processes and procedures employed in such implementation and employed by authorised electricity operators and others in connection with such operations;

(e)	for co-ordinating the administration and implementation of the BSC and the administration of the Pooling and Settlement Agreement;

(f)	for the licensee to refer to the Authority for determination, whether of its own motion or as provided in the programme implementation scheme, disputes, as to matters covered by the scheme, between persons who are required (by conditions of their licences or exemptions) or who have agreed to comply with the scheme or any part of it; and

(g)	for the Authority, in the circumstances set out in the scheme, to require that consideration be given to the making of a proposal to modify the BSC and, if so, to require the making of such proposal in the manner set out in the scheme, such power to be exercisable at any time within the period of 12 months after the start of the first period for trading under the BSC as determined by the Secretary of State.

5.	(a) The Secretary of State may at any time direct, in accordance with the provisions of the programme implementation scheme, that the programme implementation scheme be modified in the manner set out in such direction, in order to give (or continue to give) full and timely effect to the matters described in paragraph 3.

(b)	The Secretary of State shall serve a copy of any such direction on the licensee, and thereupon the licensee shall comply with the scheme as modified by the direction.

6.	If there is any conflict between the requirements contained in the programme implementation scheme pursuant to paragraph 4(a) and/or imposed on the licensee by paragraphs 2 and 5 of this condition, and those imposed on the licensee by any other condition, the provisions of paragraph(s) 4(a), 2 and/or 5 (as appropriate) shall prevail.

7.	Without prejudice to paragraph 2, the licensee shall use all reasonable endeavours to do such things as may be requisite and necessary in order to give full and timely effect to the modifications made to this licence as determined by the Secretary of State pursuant to the power vested in him under section 15A of the Act (and to give full and timely effect to the matters envisaged by such modifications).

8.	In this condition:

“BSC”	means the balancing and settlement code required to be in place, pursuant to the transmission licence granted to the system operator, as from time to time modified.

“BSC Framework Agreement”	means the agreement of that title, in the form approved by the Secretary of State, by which the BSC is made contractually binding between the parties to that agreement, as from time to time amended, with the consent of the Secretary of State.

“core industry documents”	mean those documents which:

(a)      in the Secretary of State’s opinion are central industry documents associated with the activities of the licensee and authorised electricity operators, the subject matter of which relates to or is connected with the BSC or the balancing and settlement arrangements, and

(b) have been so designated by the Secretary of State.

Condition 11. Change Co-ordination for BSC

1.	Insofar as the licensee shall distribute or offer to distribute electricity within any area of Great Britain, the licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is party (or in relation to which it holds rights in respect of amendment) as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.

2.	For the purposes of paragraph 1, core industry documents has the meaning given in paragraph 8 of standard condition 10 (Balancing and Settlement Code and NETA Implementation).

Condition 12. Settlement Agreement for Scotland

1.	Subject to paragraph 2, in so far as the licensee shall distribute or offer to distribute electricity within any area of Scotland or to the extent that the Settlement Agreement for Scotland may apply in respect of the activities of the distribution business, the licensee shall comply with the relevant provisions of the Settlement Agreement for Scotland.

2.	The Authority may (with the consent of the Secretary of State and following [see amendment dated 26 Aug 04 Annex 3] consultation with the licensee and such other persons as the Authority determines appropriate) where it considers it consistent with, or necessary or expedient for, the successful implementation and operation of BETTA, issue directions relieving the licensee of such of its obligations under this condition (whether in part or in whole) as the Authority deems appropriate.

3.	In this condition:

“Settlement Agreement for Scotland” means the agreement of that title, as nominated by the Authority for the purposes of this condition, to be prepared in accordance with and comprise such matters as are set out in special condition I (The Settlement Agreement for Scotland) of each of the electricity distribution licences of SP Distribution Limited, and Scottish Hydro-Electric Power Distribution Limited (and any other name by which any of these companies come to be known), as from time to time revised with the approval of the Authority.

Condition 12A. Not used

Condition 13. Change Co-ordination for the Utilities Act 2000

1.	The licensee shall take all reasonable measures to secure and implement, and shall not take any steps to prevent or unduly delay, such changes to the industry framework documents as are necessary or expedient to give full and timely effect to the provisions of the Utilities Act 2000.

2.	In complying with paragraph 1, the licensee shall act in the case of each industry framework document consistently with the change procedures currently applicable to that document, except where to do so would be inconsistent with any provision of the Utilities Act 2000, in which event that provision shall take precedence.

3.	For the purposes of this condition, “industry framework document” means, subject to paragraph 4, any of the following documents to which the licensee is a party, or in relation to which it holds rights in respect of amendment or termination, together with any documents which are supplemental or ancillary thereto:

(a)	the Pooling and Settlement Agreement;

(b)	the Balancing and Settlement Code;

(c)	Master Connection and Use of System Agreement or the Connection and Use of System Code;

(d)	the Settlement Agreement for Scotland;

(e)	the Master Registration Agreement;

(f)	the Data Transfer services Agreement;

(g)	the Radio Teleswitch Agreement;

(h)	any Grid Code or Scottish Grid Code;

(i)	any Distribution Code;

(j)	the Trading Code;

(k)	the Fuel Security Code;

(l)	any agreement for use of an interconnector or Scottish interconnection; and

(m)	any agreement for the provision of distribution use of system, meter provision services, meter maintenance services, data retrieval services, data processing services, data aggregation services, or prepayment meter services.

4.	Where the Authority considers that the list of industry framework documents set out in paragraph 3 should be modified for the purposes of this condition generally, the licensee shall discuss any proposed modification (including addition) to the list in good faith and use all reasonable endeavours to agree such modification with the Authority.

5.	This condition shall cease to have effect on 30 June 2002 or such earlier date as the Authority may specify in a direction given for the purposes of this condition generally.

Condition 14. Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement

1.	The licensee shall be a party to and shall comply with the provisions of the Master Registration Agreement.

2.	The licensee shall establish, or procure the establishment of, and subsequently operate and maintain, or procure the subsequent operation and maintenance of, a service to be known as the “Metering Point Administration Service.”

3.	The Metering Point Administration Service shall fulfil the following functions:

(a)	the maintenance of such a register of technical and other data as is necessary to facilitate supply by any electricity supplier to all premises connected to the licensee’s distribution system and to meet the reasonable requirements of electricity suppliers in respect of such premises for information for settlement purposes, including (where so required):

(i)	the identity of the electricity supplier responsible under the Balancing and Settlement Code (where the premises are within Great Britain) and/or the Settlement Agreement for Scotland (where the premises are within Scotland) for the metering point at such premises;

(ii)	the type of metering equipment installed at each such premises; and

(iii)	a unique and accurate address of each such premises so far as is reasonably practicable having regard to the nature and source of the information provided to the licensee;

(b)	the amendment of the register maintained in accordance with subparagraph (a) to reflect changes of electricity supplier in respect of any premises;

(c)	the provision, in a timely and efficient manner, of such data contained in the register as is reasonably required and requested to:

(i)	any electricity supplier or agent thereof;

(ii)	any person identified in the Balancing and Settlement Code (where the premises are within Great Britain) and/or the Settlement Agreement for Scotland (where the premises are within Scotland) as an appropriate person for the receipt of data for settlement purposes; and

(iii)	any person identified in the Master Registration Agreement as entitled to such data for the purpose of facilitating changes of electricity supplier in respect of any premises; and

(d)	the maintenance of an enquiry service for the provision to any customer or an electricity supplier, on request and free of charge to that customer, of such data contained in the register as is relevant to the supply of electricity to premises which are (or are to be) owned or occupied by the customer, and the taking of such steps as will in the opinion of the licensee secure adequate publicity for the operation of the enquiry service.

Condition 14A. Basis of Charges for Metering Point Administration Services: Requirements for Transparency

1.	The licensee shall as soon as practicable prepare a statement in a form approved by the Authority setting out the basis upon which charges will be made for the provision of metering point administration services, in such form and with such detail as shall be necessary to enable an electricity supplier to make a reasonable estimate of the charges to which the electricity supplier would become liable to pay for the provision of such services and of the other terms, likely to have a material impact on the conduct of the electricity supplier’s business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2.	The statement referred to in paragraph 1 shall include a schedule of charges for metering point administration services, together with an explanation of the methods by which and the principles on which such charges will be calculated.

3.	The Authority [see amendment dated 25 July 03] may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under paragraph 1 to such extent and subject to such terms and conditions as the Authority may specify in that direction.

4.	The licensee shall not in setting its charges for, or in setting the other terms that will apply to the provision of metering point administration services, restrict, distort or prevent competition in the generation, distribution or supply of electricity.

5.	The licensee:-

(a)	shall, at least once in every year, review the information set out in the statement prepared in accordance with paragraph 1 in order that the information set out in such a statement shall continue to be accurate in all material respects; and

(b)	may, with the approval of the Authority, from time to time alter the form of such a statement.

6.	The licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement, to the Authority.

7.	The licensee shall give or send a copy of the statement prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statement, to any person who requests a copy of such statement.

8.	The licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing such a statement.

Condition 14B. Non-Discrimination in the Provision of Metering Point Administration Services

1.	In the provision of metering point administration services the licensee shall not discriminate between any electricity suppliers.

2.	Without prejudice to paragraph 1, and subject to the provisions of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency), the licensee shall not make charges for the provision of metering point administration services to any electricity supplier which differ from the charges for such provision to any other electricity supplier except in so far as such differences reasonably reflect differences in the costs associated with such provision.

Condition 14C. Requirement to Offer Terms for the Provision of Metering Point Administration Services

1.	This condition sets out the obligations relating to the metering point administration services pursuant to and in accordance with the Master Registration Agreement.

2.	On application made by any electricity supplier for any premises connected to the licensee’s distribution system, the licensee shall (subject to paragraph 5) offer to enter into an agreement for the provision of metering point administration services.

3.	In making an offer pursuant to this condition to enter into an agreement, the licensee shall set out:-

(a)	the date by which the metering point administration services required shall be provided (time being of the essence, unless otherwise agreed between parties);

(b)	the charges to be paid in respect of the metering point administration services required, such charges (unless manifestly inappropriate):-

(i)	to be presented in such a way as to be referable to the statement prepared in accordance with paragraph 1 of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency) or any revision thereof;

(ii)	to be in conformity with the requirements of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency).

(c)	such other detailed terms in respect of each of the metering point administration services required as are or may be appropriate for the purpose of the agreement.

4.	The licensee shall offer terms for an agreement in accordance with paragraph 2 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from an electricity supplier of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

5.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee being:-

(a)	in breach of its duties under section 9 of the Act;

(b)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business;

(c)	in breach of the Grid Code or any Distribution Code; or

(d)	in breach of the conditions.

6.	The licensee shall undertake metering point administration services in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act in so far as they relate to the provision of such services.

7.	In the provision of metering point administration services the licensee shall not restrict, distort or prevent competition in the supply of electricity.

Condition 14D. Functions of the Authority

1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with an electricity supplier entitled or claiming to be entitled thereto pursuant to a request under standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services), the Authority may, on the application of such an electricity supplier or the licensee, settle any terms of the agreement in dispute between the licensee and the electricity supplier in such manner as appears to the Authority to be reasonable having (insofar as relevant) regard in particular to the following considerations:

(a)	that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 5 in standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services); and

(b)	that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services) should be in as similar a form as is practicable.

2.	In so far as an electricity supplier entitled or claiming to be entitled to an offer under standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services) wishes to proceed on the basis of the agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If either party to such agreement proposes to vary the contractual terms of any agreement for the provision of metering point administration services entered into pursuant to standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services) in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4.	The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services) relating to metering point administration services in respect of such parts of that condition and to such extent as may be specified in the directions.

Condition 15. Compliance with the Grid Code

1.	The licensee shall comply with the provisions of the Grid Code in so far as applicable to it.

2.	The Authority may (following consultation with any transmission licensee likely to be affected) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code and to such extent and subject to such conditions as may be specified in those directions.

Condition 16. Security Arrangements

1.	Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this licence.

2.	Insofar as the licensee shall distribute or offer to distribute electricity within any area of Scotland:

(a)	if so directed in directions issued by the Authority for the purposes of this condition, the licensee shall, not later than such date as may be specified in such directions, enter into an agreement designated by the Secretary of State for the purposes of this condition relating to compliance with directions issued by the Secretary of State under section 34 and/or section 35 of the Act; and

(b)	the licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to sub-paragraph (a) above.

3.	In this condition:

“Fuel Security Code”	means the document of that title designated as such by the Secretary of State as from time to time amended.

Condition 17. Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick

1.	The licensee shall, with effect from [amendment dated 7 Nov 03] 1 November 2001 or on the date on which this licence is granted whichever is the later, prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for domestic customers who are of pensionable age or disabled or chronically sick.

2.	The code of practice shall include arrangements whereby the licensee will:

(a)	maintain a register of customers who have special communication needs or depend on electricity for medical reasons by virtue of being of pensionable age or disabled or chronically sick, and who require advance notice of planned interruptions to the supply of electricity, comprising the relevant details of each customer who requests or whose supplier requests his inclusion on it;

(b)	give to all customers so registered, either via the relevant supplier or, where appropriate, directly, in respect of interruptions to the supply of electricity, such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice, provided that where the licensee is providing the supplier with any such information, the licensee shall provide such information as soon as is practicable; and

(c)	in the case where the request for the inclusion in the register is made directly to the licensee, provide the relevant supplier with the relevant details in such form and at such intervals as is relevant to the supplier’s licence obligations.

3.	This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 18. Provision of Services for Persons who are Blind or Deaf

1.	The licensee shall, with effect from [see amendment dated 7 Nov 03] 1 November 2001 or on the date on which this licence is granted whichever is the later, prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for domestic customers who are disabled by virtue of being blind or partially sighted, or deaf or hearing impaired.

2.	The code of practice shall include arrangements by which the licensee will, on request, in each case free of charge:

(a)	make available to blind and partially sighted domestic customers a facility for enquiring or complaining about any service provided by the licensee, by telephone or other appropriate means; and

(b)	make available to deaf and hearing impaired domestic customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any service provided by the licensee.

3.	This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 19. Code of Practice on Procedures with Respect to Site Access

1.	The licensee shall, with effect from [see amendment 7 Nov 03] 1 November 2001 or on the date on which this licence is granted whichever is the later, prepare and submit to the Authority for its approval a code of practice setting out the principles and procedures the licensee will follow in respect of any person acting on its behalf who requires access to customers’ premises.

2.	The code of practice shall include procedures calculated to ensure that persons visiting customers’ premises on behalf of the licensee:

(a)	possess the skills necessary to perform the required duties;

(b)	are readily identifiable to members of the public;

(c)	use passwords provided for vulnerable customers;

(d)	are appropriate persons to visit and enter customers’ premises;

(e)	are able to inform customers, on request, of a contact point for help and advice they may require in relation to the safety and security of the supply of the electricity; and

(f)	comply with the provisions of the Rights of Entry (Gas and Electricity Boards) Act 1954.

3.	This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 20. Payments in Relation to Standards of Performance

1.	With effect from 1 April 2005, the licensee shall not enter into any use of system agreement with an electricity supplier which does not contain appropriate provisions requiring the licensee, where it has not made payments directly to a customer in respect of its own performance or that of another electricity distributor in relation to a distribution system within the distribution services area of the licensee pursuant to any provision of regulations made under section 39A of the Act (“the regulations”), to make payments in respect of its own or that other electricity distributor’s performance to the electricity supplier for the benefit of any customer of that electricity supplier equivalent to such sums as would have been paid pursuant to any provision of the regulations.

2.	The licensee shall take all appropriate steps within its power to ensure that any existing use of system agreement it has with an electricity supplier is so amended with effect from 1 April 2005, or as soon as may be thereafter, that the agreement is compliant in all material respects with the requirements of paragraph 1.

3.	The licensee shall not enter into or allow to continue any agreement, either for connection to or use of the distribution system, with any other licensed distributor (“the other distributor”) that does not provide:

(a)	for the licensee to make payments in respect of its performance pursuant to any provision of the regulations to the other distributor for onward transmission to a customer whose premises are directly connected to the other distributor’s distribution system;

(b)	for the licensee and the other distributor to agree the extent of responsibility of each licensee (where relevant) in relation to any failure to meet a prescribed level of performance pursuant to any provision of the regulations;

(c)

for the other distributor, where he is liable to make payments pursuant to any provision of regulation 5, 6, 7 or 9, and that liability arises wholly or partly from a failure, act or omission on the part of the licensee, to recover from the licensee all or (as appropriate) part of the cost of those payments (including financing costs where any such payments have already been made to the customer or a supplier for onward transmission to the customer);

(d)	for the Authority, on the application of either licensee, to settle any dispute in such a manner as appears to the Authority to be reasonable where:

(i)	the licensee has failed to agree with the other distributor the extent of the responsibility of each licensee (where relevant) in relation to any failure to meet a prescribed level of performance pursuant to any provision of the regulations, as provided for in paragraph 3(b), or

(ii)	the other distributor has been unable to recover from the licensee the costs that it considers are due under paragraph 3(c); and

(e)	for the licensee to pay to the other distributor such costs (including, where appropriate, financing costs) as may be determined under paragraph 3(d) as soon as is reasonably practicable.

Condition 21. Complaint Handling Procedure

1.	The licensee shall, no later than 1 November 2001 or on the date on which this licence is granted whichever is the later, prepare and submit to the Authority for its approval a code of practice detailing the procedure for handling complaints from domestic customers about the manner in which the licensee conducts its distribution business.

2.	Any procedure established in accordance with this condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3.	This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 22. Preparation, Review of and Compliance with Customer Service Codes

1.	This condition applies to any code of practice required to be prepared by the licensee pursuant to standard condition 17 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick), standard condition 18 (Provision of Services for Persons who are Blind or Deaf), standard condition 19 (Code of Practice on Procedures in Respect of Site Access) and standard condition 21 (Complaint Handling Procedure) of this licence.

2.	In first preparing such a code the licensee shall, prior to submitting that code to the Authority, consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be operated.

3.	Where before the expiry of 30 days of the licensee first submitting such code to the Authority for its approval the Authority notifies the licensee that the Authority considers the code is not sufficient for the purposes of meeting the requirements of this licence, the licensee shall forthwith make such changes as the Authority may require.

4.	The licensee shall, whenever requested to do so by the Authority, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5.	In carrying out any such review the licensee shall consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6.	The licensee shall submit any revision of such code which, after consulting the Consumer Council in accordance with paragraph 5, the licensee wishes to make, to the Authority for its approval and following its approval in writing shall then revise the code accordingly.

7.	The licensee shall:

(a)	as soon as practicable following the preparation of any code or any revision made to it send to the Authority and the Consumer Council a copy of such code or such revision (in each case in the form approved by the Authority);

(b)	at least once in each year, draw the attention of those customers to whom such code applies, to the existence of the code and of each substantive revision of it and to the means by which a copy of such code may be inspected in its latest form, in such manner as in the reasonable opinion of the licensee will give adequate publicity to it; and

(c)	give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8.	No changes may be made to any code otherwise than in accordance with the foregoing procedures.

9.	The licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this condition applies and approved by the Authority or any revision to such code approved by the Authority.

Condition 23. Record of and Report on Performance

1.	The licensee shall keep a record of its general operation of the arrangements mentioned in standard conditions 17 to 22 and if the Authority so directs in writing, of its operation of any particular cases specified, or of a description specified, by the Authority.

2.	The licensee shall keep a statistical record of its performance in relation to the provision of services to domestic customers.

3.	The licensee shall, from time to time as required by the Authority, provide to the Authority and to the Consumer Council such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Authority may request in writing.

4.	As soon as is reasonably practicable after the end of each calendar year, the licensee shall submit to the Authority and the Consumer Council a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

(a)	publish the report so submitted in such manner as will in the reasonable opinion of the licensee secure adequate publicity for it; and

(b)	send a copy of it free of charge to any person requesting one,

except that, in performing its obligations under sub-paragraphs (a) and (b), the licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual domestic customers referred to therein cannot readily be identified.

5.	The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Authority for the purposes of this condition.

Condition 24. Provision of Information to the Authority

1.	Subject to paragraphs 5 and 7, the licensee shall furnish to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports, as the Authority may reasonably require or as may be necessary for the purpose of performing:

(a)	the functions conferred on it by or under the Act; and

(b)	any functions transferred to or conferred on it by or under the Utilities Act 2000.

2.	The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in a form specified by the Authority that that ultimate controller (“the information covenantor”) will give to the licensee, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the information covenantor (other than the licensee and its subsidiaries) will give to the licensee, all such information as may be necessary to enable the licensee to comply fully with the obligation imposed on it in paragraph 1. Such undertaking shall be obtained within 7 days of such corporate body or other person in question becoming an ultimate controller of the licensee and shall remain in force for so long as the licensee remains the holder of this licence and the information covenantor remains an ultimate controller of the licensee.

3.	The licensee shall deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with the obligation to procure undertakings pursuant to paragraph 2, and shall comply with any direction from the Authority to enforce any undertaking so procured.

4.	The licensee shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or, where the ultimate controller is a corporate body, any of the subsidiaries of such a corporate ultimate controller (other than the subsidiaries of the licensee) at a time when:

(a)	an undertaking complying with paragraph 2 is not in place in relation to that ultimate controller; or

(b)	there is an unremedied breach of such undertaking; or

(c)	the licensee is in breach of the terms of any direction issued by the Authority under paragraph 3 of this condition.

5.	The licensee shall not be required by the Authority to furnish it under this condition with information for the purpose of the exercise of its functions under section 47 of the Act.

6.	The licensee shall, if so requested by the Authority, give reasoned comments on the accuracy and text of any information or advice (so far as relating to its activities as holder of an electricity distribution licence) which the Authority proposes to publish pursuant to section 48 of the Act.

7.	This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before a court.

8.	The power of the Authority to call for information under this condition is in addition to the power of the Authority to call for information under or pursuant to any other condition. There shall be a presumption that the provision of information in accordance with any other condition is sufficient for the purposes of that condition, but that presumption shall be rebutted, if the Authority states in writing that in its opinion such further information is, or is likely to be, necessary to enable it to exercise functions under the condition in question.

Condition 25. Long Term Development Statement

1.	The purposes of this condition are:

(a)	to secure the provision by the licensee of information which will assist any person who contemplates entering into distribution arrangements with the licensee to identify and evaluate the opportunities for doing so; and

(b)	to ensure the general availability of such information in the public domain.

2.	Where the Authority gives the licensee a direction to do so, the licensee shall prepare and maintain a statement in such form as may be specified in the direction for the purposes of this condition generally, containing, with respect to each of the 5 succeeding years on a rolling basis beginning with 1st April in any year, such information as it is reasonably practicable for the licensee to provide which identifies or relates to the matters specified in paragraph 4.

3.	The direction specified in paragraph 2 may be given by the Authority at any time during a year. Any statement to be prepared by the licensee pursuant to paragraph 2 shall be prepared within 3 months of the giving of the direction. The licensee shall be obliged to include in the first such statement prepared the information referred to in paragraph 2 with respect to each year of the 5 succeeding years on a rolling basis beginning with 1st April of the year in which the direction is given.

4.	The matters referred to at paragraph 2 are:

(a)	the use likely to be made of the licensee’s distribution system;

(b)	the likely development of the licensee’s distribution system;

(c)	the likely development of those facilities which the licensee expects to be taken into account from time to time in determining charges for making connections to its distribution system and for use of system;

(d)	the licensee’s plans for modifying its distribution system, including works which it expects to be carried out for that purpose within the forthcoming 2 years (from the date of the statement);

(e)	the identification of those parts of the licensee’s distribution system which are likely to reach the limit of their capability during the succeeding 5 year period, including those parts which may experience thermal overloading, voltage problems or excess fault levels;

(f)	the licensee’s plans to alleviate or rectify any predicted shortcomings in the operation and/or capability of its distribution system; and

(g)	(where applicable) how the actual developments in the recent past compared with the licensee’s plans contained in previous statements.

5.	Any statement to be prepared by the licensee pursuant to paragraph 2 shall be prepared within 3 months of the giving of the relevant direction.

6.	Except in so far as the Authority otherwise consents, the licensee shall on an annual basis prepare a revision of any statement prepared under paragraph 2 so as to ensure that, so far as is reasonably practicable, the information in the revised statement is up to date.

7.	The licensee shall, subject to any requirement to comply with the listing rules (within the meaning of Part IV of the Financial Services Act 1986) of The Stock Exchange and with paragraph 8 –

(a)	furnish the Authority with a copy of the statement prepared under paragraph 2 and of each revision of the statement prepared under paragraph 6;

(b)	in such form and manner as the Authority may direct, publish such a summary of the statement or, as the case may be, of a revision of the statement as will assist a person in deciding whether to ask for a copy of the statement;

(c)	prepare a version of the statement or revision which excludes, so far as is practicable, any such matter as is mentioned in paragraph 8 and send a copy thereof to any person who asks for one and makes such payment to the licensee in respect of the cost thereof as it may require not exceeding such amount as the Authority may from time to time approve for the purposes hereof.

8.	In complying with the requirements of paragraph 7(b), the licensee shall have regard to the need for excluding, so far as is practicable, any matter which relates to the affairs of a person where the publication of that matter would or might seriously and prejudicially affect his interests.

9.	Any question arising under paragraph 8 as to whether the publication of some matter which relates to the affairs of a person would or might seriously and prejudicially affect his interests shall be determined by the Authority.

10.	A direction given under paragraph 2 is only effective where the Authority has informed the licensee of its intention to do so in a notice which:

(a)	states the date on which it is proposed that the direction should take effect;

(b)	sets out the proposed contents of the direction with respect to the form in which the statement is to be prepared and maintained for the purposes of this condition;

(c)	specifies the time (not being less than 28 days from the date of the notice) within which representations with respect to the proposed direction may be made,

and has considered any representations which are duly made by the licensee and are not withdrawn.

11.	Any consultation undertaken by the Authority with the holder of a licence granted under section 6(1)(c) of the Act before the determination of this standard condition by the Secretary of State pursuant to section 33(1) of the Utilities Act 2000 shall be effective for the purposes of paragraph 10.

12.	In this condition, “distribution arrangements” includes distribution arrangements which relate to –

(a)	the utilisation of the licensee’s distribution system; and

(b)	connections to the licensee’s distribution system.

Condition 26. Compliance with CUSC

1.	Insofar as the licensee distributes or offers to distribute to any premises situated in Great Britain, the licensee shall be a party to the CUSC Framework Agreement and shall comply with the CUSC.

2.	The licensee shall take all reasonable steps to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is a party (or in relation to which it holds rights in respect of amendment) as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the CUSC.

3.	For the avoidance of doubt, paragraph 2 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the core industry documents which the Authority may have.

4.	In this condition:

“core industry documents”	means those documents which have been designated by the Secretary of State as such.

“CUSC”	means the Connection and Use of System Code required to be in place pursuant to the transmission licence granted to the system operator [see amendment dated 26 Aug 04 Annex 1] in Great Britain, as from time to time modified.

“CUSC Framework Agreement”	means the agreement of that title, in the form approved by the Secretary of State, by which the CUSC is made contractually binding between the parties to that agreement, as amended from time to time with the approval of the Secretary of State.

Condition 27. Not used

Condition 28. Not used

Condition 29. Disposal of Relevant Assets

1.	The licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this condition.

2.	Save as provided in paragraph 3, the licensee shall give to the Authority not less than two months’ prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Authority may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3.	Notwithstanding paragraphs 1 and 2, the licensee may dispose of or relinquish operational control over any relevant asset:

(a)	where:

(i)	the Authority has issued directions 1 2 for the purposes of this condition containing a general consent (whether or not subject to conditions) to:

(aa)	transactions of a specified description; or

(bb)	the disposal of or relinquishment of operational control over relevant assets of a specified description; and

(ii)	the transaction or the relevant assets are of a description to which such directions apply and the disposal or relinquishment is in accordance with any conditions to which the consent is subject; or

(b)	where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation.

4.	Notwithstanding paragraph 1, the licensee may dispose of or relinquish operational control over any relevant asset as is specified in any notice given under paragraph 2 in circumstances where:

(a)	the Authority confirms in writing that it consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the licensee or any third

[1]	Direction issued under Condition 27 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 29 of this licence (01.04.92)

[2]	General Consent issued under Standard Condition 29 of this licence party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished to) of such conditions as the Authority may specify; or

(b)	the Authority does not inform the licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.	In this condition:

“disposal”

means:

(a) in relation to disposal of a relevant asset situated in England and Wales includes any sale, gift, exchange, assignment, lease, licence, loan, mortgage, charge, or grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition;

(b) in relation to disposal of a relevant asset situated in Scotland includes the grant of any disposition, conveyance, contract of excambion, any lease, assignation, licence, the grant of any right of possession, loan, standard security, floating charge to a third party, or the grant of any servitude right, wayleave or any other transaction or event which is capable under any enactment or rule of law of affecting the title to a registered interest in land and “dispose” and cognate expressions shall be construed accordingly;

includes, without limitation, entering into any agreement or arrangement whereby operational control of a relevant asset or relevant assets is not or ceases to be under the sole management of the licensee.

“relinquishment of operational control”	for the purposes of standard condition 29 (Disposal of Relevant Assets) only, has the meaning given in that condition. “remote transmission assets” means any electric lines, electrical plant or meters in England and Wales owned by a transmission licensee (“the owner transmission licensee”) which: (a) are embedded in the licensee’s distribution system or the distribution system of any authorised distributor and are not directly connected by lines or plant owned by the owner transmission licensee to a sub-station owned by the owner transmission licensee; and (b) are by agreement between the owner transmission licensee and the licensee or such authorised distributor operated under the direction and control of the licensee or such authorised distributor. “revenue reporting rigs” for the purposes of standard condition 50 (Price Control Revenue Reporting and Associated Information) only, means the regulatory instructions and guidance for the time being in force under that condition.

Condition 30. Not used

Condition 30A. Not used

Condition 30B. BETTA run-off arrangements scheme

1.	The Licensee shall, to the extent applicable to it, comply with the BETTA run-off arrangements scheme (“the scheme”) established and as modified from time to time in accordance with this condition.

2.	For the purposes of this condition, the objective of the scheme shall be the running-off of the non-GB trading and transmission arrangements to the extent that the Authority considers it necessary or expedient to do so to ensure that those arrangements do not prevent or in any way hinder the successful and effective implementation of:

(a)	the modifications to this licence and each other licence made or to be made by the Secretary of State pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission);

(b)	the modifications or amendments to:

(i)	the BSC, CUSC and the Grid Code which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence; and

(ii)	the STC, BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the following provisions of the standard conditions for electricity transmission licences: paragraph 7 of standard condition B12 (System Operator – Transmission Owner Code (STC), paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC), paragraph 8 of standard condition C10 (Connection and Use of System Code (CUSC), paragraph 8 of standard condition C14 (Grid Code) and paragraph 6 of standard condition D9 (Licensee’s grid code), respectively; and,

(c)	the provisions of the STC which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence, and the matters envisaged by such modifications or amendments or the STC, as appropriate.

3.	The scheme shall be designated by the Secretary of State for the purposes of this condition, following such consultation as the Secretary of State deems appropriate with those persons that the Secretary of State considers are likely to be affected by the scheme and such other persons as the Secretary of State deems appropriate.

4.	The scheme shall set out the steps to be taken (or procured) by the licensee or by any authorised electricity operator or by any person who undertakes to comply with the scheme, which are, in the opinion of the Secretary of State or, in respect of any subsequent changes made to the scheme by the Authority pursuant to paragraph 6 below, in the opinion of the Authority, reasonably required in order to achieve the objective described in paragraph 2.

5.	The scheme may provide, without limitation:

(a)	for all or some of its provisions to have contractual force;

(b)	for securing or facilitating the amendment of all or any of the relevant documents in a manner which is consistent with the objective described in paragraph 2; and

(c)	for the making by the Authority of determinations in respect of such matters affecting such persons, including the licensee, as may be specified in the scheme.

6.	The Authority may (with the consent of the Secretary of State) direct that the scheme be amended (following such consultation as the Authority deems appropriate with those persons that the Authority considers are likely to be affected by such an amendment) where the Authority considers it necessary or expedient to do so for the purposes of achieving the objective described in paragraph 2.

7.	The Authority shall serve a copy of any such direction on the licensee, and thereupon, the licensee shall comply with the scheme as modified by the direction.

8.

If the licensee becomes aware of any conflict between the requirements contained in the scheme and those imposed on the licensee by any other conditions of this licence, the licensee shall forthwith give notice of such conflict to the Authority and shall comply with any direction of the Authority in relation to the same (which direction may only be made following such consultation with the licensee (and such other persons as the Authority deems appropriate) in such manner as the Authority deems appropriate).

9.	The Authority may not make any direction under paragraph 6 of this condition after the BETTA go-live date.

10.	In this conditions:

“British Grid Systems Agreement”	means the agreement known as the British Grid Systems agreement and made between The National Grid Company plc, Scottish Hydro-Electric Plc and Scottish Power Plc and dated 30 March 1990, as amended or modified from time to time.

“interconnection”	means: the 275kV and 400kV circuits between and including the associated switchgear at Harker sub-station in Cumbria and the associated switchgear at Strathaven sub-station in Lanarkshire;

the 275kV transmission circuit between and including the associated switchgear at Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and

the 400kV transmission circuit between and including the associated switchgear at Torness in East Lothian and the associated switchgear at Stella in Tyne and Wear all as existing at the date on which the transmission licence of each existing Scottish licensee comes into force as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more particular interconnection capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

the 132kV transmission circuit between and including (and directly connecting) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria, and the 132kV transmission circuit between and including (and connecting, via Junction V) the associated switchgear at Chapelcross and the associated switchgear at the Harker sub-station in Cumbria, all as existing at the date on which the transmission licence of each existing Scottish licensee comes into force and as from time to time maintained, repaired or renewed.

“non-GB trading and transmission arrangements”	means those arrangements for, amongst other things, the separate trading or transmission of electricity in Scotland, the separate trading or transmission of electricity in England and Wales and the trading or transmission of electricity between England and Wales (taken as a whole) and Scotland which are defined and governed by, amongst other things, the relevant documents.

“relevant documents”	means the documents which relate to the non-GB trading and transmission arrangements, including without limitation:

(a) the Settlement Agreement for Scotland; (b) the British Grid System Agreement; (c) the System Operation Agreement; and (d) any agreement relating to:

(i)     the establishment of, operation of, or trading of electricity across the Scottish interconnection;

(ii)    the use of or connection to the Scottish interconnection; and

(iii)  the use of, or connection to, a distribution or transmission system in Scotland.

“running-off”	means bringing to an end.

“Scottish interconnection”	means such part of the interconnection as is situated in Scotland.

“Scottish licensee”	means the holder of a transmission licence at the date that this condition takes effect in this licence but shall not include the system operator.

“Settlement Agreement for Scotland”	has the meaning given to it in standard condition B12 (Settlement Agreement for Scotland).

“System Operation Agreement”	means the agreement known as the System Operation agreement and made between Scottish Hydro-Electric Plc and Scottish Power Plc and dated 1 June 1990, as amended or modified from time to time.

Condition 30C. Not used

Condition 31. Not used

SECTION C. DISTRIBUTION SERVICES OBLIGATIONS

Condition 32. Definitions of “data transfer catalogue”, “data transfer service” and “permitted purpose”

1.	In this Section of the standard conditions, unless the context otherwise requires:

“data transfer catalogue”	has the meaning given at paragraph 4(c) of standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

“data transfer service”	means the data transfer service and service facility to be established, operated and maintained by the licensee, in conjunction and co-operation with all other distribution services providers, in accordance with and comprising the elements set out in standard condition 38 (Establishment of a Data Transfer Service).

“permitted purpose”	means the purpose of all or any of the following:

(a)	the distribution business or any other business or activity within the limits of paragraph 4 of standard condition 43 (Restriction on Activity and Financial Ring Fencing);

(b)	any business or activity to which the Authority has given its consent in writing in accordance with paragraph 3 (d) of condition 43; and

(c)	without prejudice to the generality of sub-paragraph (a), any payment or transaction lawfully made or undertaken by the licensee for a purpose within sub-paragraphs 1(b)(i) to (vii) of standard condition 47 (Indebtedness);

Condition 32A. Convenience Customers

1.	The licensee shall establish and maintain an accurate list of any convenience customers.

2.	The licensee shall update the list referred to in paragraph 1 at least once in every period of 12 months.

Condition 33. Not used

Condition 34. Compulsory Acquisition of Land etc.

1.	The powers and rights conferred by or under the provisions of Schedule 3 to the Act (Compulsory Acquisition of Land etc. by Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

(a)	are comprised within its distribution business; and

(b)	are carried on within the distribution services area or necessitate the use of the licensee’s distribution system, including any extension of or addition to the licensee’s distribution system, whether or not connected to such system.

Condition 35. Other Powers etc.

1.	The powers and rights conferred by or under the provisions of Schedule 4 to the Act (Other Powers etc. of Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

(a)	are comprised within its distribution business; and

(b)	are carried on within the distribution services area or necessitate the use of the licensee’s distribution system, including any extension of or addition to the licensee’s distribution system, whether or not connected to such system.

Condition 36. Requirement to Offer Terms for the Provision of Basic Metering Services

1.	This condition has effect on and after 1 April 2005.

2.	Without prejudice to the provisions of paragraph 12, this condition sets out the obligations of the licensee relating to the provision of the services of basic meter asset provision and basic meter operation (collectively, the “basic metering services”).

3.	For the purposes of this condition:

(a)	the service of basic meter asset provision comprises the provision (in accordance with the requirements of paragraph 4(a)) of metering equipment (which, at the discretion of the licensee, may be metering equipment which is owned by him or by any person other than the person making the application under paragraph 6); and

(b)	the services of basic meter operation comprise the installation, commissioning, testing, repair, maintenance, removal and replacement (in each case in accordance with the requirements of paragraph 4(b)) of metering equipment.

4.	In relation to the licensee’s discharge of its obligations under conditions 36 to 36D of this licence:

(a)	the service of basic meter asset provision provided pursuant to paragraph 3(a) shall be of the same functionality as that of the service provided pursuant to paragraph 1(a) of condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) of this licence in the form in which it was in force on 1 June 2003; and

(b)	the services of basic meter operation provided pursuant to paragraph 3(b) shall be of the same standard of performance, quality and timeliness as that of the services provided pursuant to paragraph 1(b) of condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) of this licence in the form in which it was in force on 1 June 2003.

5.	For the purposes of paragraph 4, what is meant in any particular case by “the same functionality” or “the same standard of performance, quality and timeliness” shall be a question of fact.

6.	On application made by any person, the licensee shall (subject to paragraph 9):

(a)	where the person making the application is able to establish to the reasonable satisfaction of the licensee that the meters in question are required for use in relation to metering points within the distribution services area of the licensee, offer to enter into an agreement for providing the service described in paragraph 3(a);

(b)	offer to enter into an agreement for providing within its distribution services area such of the services described in paragraph 3(b) as may be required.

7.	In making an offer pursuant to this condition to enter into any agreement, the licensee shall set out:

(a)	the date by which the services required will be provided (time being of the essence, unless otherwise agreed between the parties);

(b)	the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate) being:

(i)	presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency) or any revision thereof; and

(ii)	set in conformity with the requirements of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency); and

(c)	such other detailed terms in respect of each of the services required as are or may be appropriate for the purposes of the agreement.

8.	The licensee shall offer terms for agreements in accordance with paragraph 6 as soon as practicable and (except where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

9.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee in being:

(a)	in breach of its duties under section 9 of the Act;

(b)	in breach either of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards that is applicable in respect of the distribution business;

(c)	in breach of any Grid Code or Distribution Code; or

(d)	in breach of the conditions.

10.	The licensee shall undertake each of the services referred to in paragraph 3 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act insofar as they relate to the provision of those services.

11.	In providing any of the services referred to in paragraph 3, the licensee shall not restrict, distort or prevent competition in the supply of electricity.

12.	Where, in relation to any metering point within the licensee’s distribution services area, a person (including, if that person is a company, an affiliate or a related undertaking of the company) who is party to an agreement with the licensee for the provision of the services of basic meter asset provision and basic meter operation pursuant to this condition appoints, in accordance with the provisions of the Master Registration Agreement, a provider other than the licensee of:

(a)	the service described at paragraph 3(a); or

(b)	the services described at paragraph 3(b),

notwithstanding anything in this condition, the licensee shall be under no obligation thereafter to offer to enter into any such agreement with that person for the provision of that service or (as the case may be) those services in relation to that metering point.

13.

An appointment made in accordance with the provisions of the Master Registration Agreement, after 28 June 2004 and before this condition takes effect, of a provider other than the licensee of any of the services provided pursuant to paragraph 1(a) or (b) of condition 36B

(Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) of this licence in the form in which it was in force on 1 June 2003 shall be treated, for the purposes of paragraph 12 of this condition, as an appointment which did not have effect until 1 April 2005.

14.	For the avoidance of doubt, nothing in this condition:

(a)	affects the continuing obligations of the licensee in respect of the provision of the services of basic meter asset provision and/or basic meter operation for each and every metering point within its distribution services area at which the circumstances specified in paragraph 12 do not apply; or

(b)	prevents the licensee from offering to enter into and entering into an agreement with any person, whether on the application of that person under paragraph 6 or otherwise, for the provision of the service of basic meter asset provision or the services of basic meter operation of a functionality or (as the case may be) standard of performance, quality and timeliness higher than that provided previously within the meaning of paragraph 4.

15.	The obligations of the licensee in relation to the provision of:

(a)	the service of basic meter asset provision (except for meters provided prior to 31 March 2007); and

(b)	the services of basic meter operation,

pursuant to this condition shall cease to have effect on 31 March 2007 unless the Authority issues a direction for the purposes of this condition not less than six months before that date that it considers that the cessation of those obligations would be likely to be detrimental to the interests of consumers.

16.	For the avoidance of doubt, references to “meter” in this condition and conditions 36A to 36D do not include references to any meter or metering equipment that is configured to record the quantity of electricity supplied to premises during each half-hour period of supply.

Condition 36A. Requirement to Offer Terms for the Provision of Data Services

1.	The purpose of this condition is to set out the obligations of the licensee relating to the provision of data services.

2.	For the purposes of this condition, data services comprise:

(a)	metering point administration services pursuant to and in accordance with the provisions of the Master Registration Agreement; and

(b)	data transfer services.

3.	On application made by any person, the licensee shall (subject to paragraph 7) offer to enter into an agreement for the provision within its distribution services area of metering point administration services pursuant to and in accordance with the provisions of the Master Registration Agreement.

4.	On application made by any person, the licensee shall (subject to paragraph 7) offer to enter into an agreement for the provision of data transfer services.

5.	In making an offer pursuant to this condition to enter into any agreement, the licensee shall set out:

(a)	the date by which the services required shall be provided (time being of the essence, unless otherwise agreed between the parties);

(b)	the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate) being:

(i)	presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency) or any revision thereof, and

(ii)	set in conformity with the requirements of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency); and

(c)	such other detailed terms in respect of each of the services required as are or may be appropriate for the purposes of the agreement.

6.	The licensee shall offer terms for agreements in accordance with paragraph 3 and 4 as soon as practicable and (except where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

7.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee in being:

(a)	in breach of its duties under section 9 of the Act;

(b)	in breach either of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business;

(c)	in breach of any Grid Code or Distribution Code; or

(d)	in breach of the conditions.

8.	The licensee shall undertake each of the services referred to in paragraph 2 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act insofar as they relate to the provision of those services.

9.	In the provision of any of the services referred to in paragraph 2, the licensee shall not restrict, distort or prevent competition in the supply of electricity.

10.	The services referred to in paragraph 2 shall collectively be referred to as the data services. For the avoidance of doubt, data services as referred to in this licence exclude the services of data aggregation, data processing and data retrieval.

11.	In this condition:

“data aggregation”

means services comprising any or all of the following:

the collation and summation of meter reading data (whether actual or estimated) and of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any person for settlement purposes.

“data processing”

means services comprising any or all of the following:

the processing, validation and estimation of meter reading data, and the creation, processing and validation of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any person for the purpose of data aggregation.

“data retrieval”	means services comprising any or all of the following: the retrieval and verification of meter reading data from electricity meters and the delivery of such data to any person for the purpose of data processing.

Condition 36B. Non-Discrimination in the Provision of Basic Metering Services and Data Services

1.	In providing any of the basic metering services and data services, the licensee shall not discriminate between any persons or class or classes of person.

2.	Without prejudice to paragraph 1, and subject to the provisions of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services:

Requirements for Transparency), the licensee shall not make charges for providing any of the basic metering services and data services to any person or class or classes of person which differ from the charges for such provision to any other person or class or classes of person except insofar as such differences reasonably reflect differences in the costs associated with such provision.

Condition 36C. Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency

1.	The licensee shall as soon as practicable prepare statements in a form approved by the Authority setting out the basis upon which charges will be made for the provision of each of the basic metering services and data services, in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges which the person would become liable to pay for the provision of such services and of the other terms, likely to have a material impact on the conduct of the person’s business, upon which the service would be provided and (without prejudice to the foregoing) including the information required under paragraph 2.

2.	The statements referred to at paragraph 1 shall include a schedule of charges for each of the basic metering services and data services, together with an explanation of the methods by which and the principles on which such charges will be calculated.

3.	The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under paragraph 1 to such extent and subject to such terms and conditions as the Authority may specify in that direction.

4.	The licensee shall not in setting its charges for, or in setting the other terms that will apply to, the provision of any of the basic metering services and data services, restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the provision of meter equipment, meter maintenance or data retrieval services.

5.	The licensee:

(a)	shall, at least once in every year, review the information set out in the statements prepared in accordance with paragraph 1 in order to ensure that the information set out in them continues to be accurate in all material respects; and

(b)	may, with the approval of the Authority, from time to time alter the form of such statements.

6.	The licensee shall send a copy of any statement prepared in accordance with paragraph 1, and of each revision of such statement, to the Authority.

7.	The licensee shall give or send a copy of any statement prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statement, to any person who requests a copy.

8.	The licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing such statement.

Condition 36D. Provision of Basic Metering and Data Services – Functions of the Authority

1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or standard condition 36A (Requirement to Offer Terms for the Provision of Data Services), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable, having (insofar as relevant) regard in particular to the following considerations:

(a)	that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 9 of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or paragraph 6 of standard condition 36A (Requirement to Offer Terms for the Provision of Data Services); and

(b)	that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) and standard condition 36A (Requirement to Offer Terms for the Provision of Data Services) should be in as similar a form as is practicable.

2.	Insofar as any person entitled or claiming to be entitled to an offer under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) and condition 36A (Requirement to Offer Terms for the Provision of Data Services) wishes to proceed on the basis of the agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.

If either party to such agreement proposes to vary the contractual terms of any agreement for the provision of any of the basic metering services or data services entered into pursuant to standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or standard condition 36A (Requirement to Offer Terms for the Provision of Data

Services) or this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4.	The Authority may (following consultation with the licensee) issue a direction relieving the licensee of its obligations under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or standard condition 36A (Requirement to Offer Terms for the Provision of Data Services) relating to basic metering services or data services in respect of such parts of that condition and to such extent as may be specified in the direction.

Condition 37. The Metering Point Administration Service and the Master Registration Agreement

1.	The Metering Point Administration Service shall, where so requested, fulfil within the distribution services area the functions set out in standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) in respect of all Premises connected to another distribution system within the distribution services area.

2.	The licensee shall use its best endeavours, in conjunction and co-operation with all other distribution services providers, to prepare and maintain a form of agreement to be known as the Master Registration Agreement.

3.	The Master Registration Agreement shall be an agreement made between:

(a)	on the one part, the licensee and all other licensed distributors; and

(b)	on the other part:

(i)	all electricity suppliers (or their agents) which require the provision of metering point administration services from at least one licensed distributor; and

(ii)	such other persons as are, for settlement purposes, appropriate parties to the agreement.

4.	The Master Registration Agreement shall comprise:

(a)	terms for the provision of metering point administration services in accordance with the requirements of paragraph 3 of standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) and the equivalent requirements in the distribution licences of all other licensed distributors;

(b)	provisions to facilitate, and procedures and practices to be followed by electricity suppliers in relation to changes of electricity supplier in respect of any premises;

(c)	a catalogue of definitions, flows and forms of such data as may require to be transferred by or to parties to the Master Registration Agreement, or as between any persons for settlement purposes or for any related purposes (the “data transfer catalogue”);

(d)	arrangements for the variation of the Master Registration Agreement following consultation with the parties, or representatives of the parties, to that agreement;

(e)	provisions (which shall require to be approved in advance by the Authority) by virtue of which the whole or specified parts of the Master Registration Agreement shall not be capable of variation without the prior approval of the Authority; and

(f)	such other matters as are or may be appropriate for the development, maintenance and operation of an efficient, co-ordinated and economical system for the supply of electricity and for the purpose of facilitating competition in electricity supply.

Condition 38. Establishment of a Data Transfer Service

1.	The licensee shall use its best endeavours, in conjunction and co-operation with all other distribution services providers:

(a)	to establish, or to procure the establishment of, a service to be known as the data transfer service; and

(b)	subsequently to operate and maintain, or to procure the subsequent operation and maintenance of, such data transfer service in accordance with the provisions of this condition.

2.	The data transfer service shall:

(a)	provide a network over which may be made all of the electronic data transfers specified at paragraph 3;

(b)	operate and maintain that network; and

(c)	provide a connection to that network, on request, to any person who is or will be a party to any of the electronic data transfers specified at paragraph 3.

3.	The electronic data transfers specified at this paragraph are those which are reasonably required for any of the purposes set out at paragraph 4 and which are made between:

(a)	a Metering Point Administration Service operator and an electricity supplier or any agent thereof;

(b)	a Metering Point Administration Service operator and any person identified in the Balancing and Settlement Code or the Settlement Agreement for Scotland as an appropriate person for the receipt of data from the Metering Point Administration Service operator for settlement purposes;

(c)	a transmission licensee (or any agent thereof) or Scottish Electricity Settlements Limited or its successor in title (or any agent thereof) and an electricity supplier (or any agent thereof);

(d)	an electricity supplier (or any agent thereof) and another electricity supplier (or any agent thereof);

(e)	an electricity supplier and any of its agents;

(f)	different agents of the same electricity supplier;

(g)	electricity suppliers (or their agents) and generators (or their agents) which are parties to the Settlement Agreement for Scotland; and

(h)	Scottish Electricity Settlements Limited or its successor in title (or any agent thereof) and any person (or any agent thereof) who is a party to or complies with the Settlement Agreement for Scotland.

4.	The purposes of this paragraph are to:

(a)	meet obligations with respect to the transfer of data for settlement purposes;

(b)	communicate meter reading and meter standing data;

(c)	facilitate the provision of metering point administration services;

(d)	communicate distribution use of system information; and

(e)	fulfil such other requirements relating to the transfer of data as may be requisite for the supply of electricity to customers and compliance by electricity suppliers with the Master Registration Agreement.

5.	The data transfer service shall, where relevant, transmit data in a form which complies with the provisions of the data transfer catalogue.

6.	In fulfilling its obligations under paragraph 1 the licensee shall not, or (if appropriate) shall ensure that any third party acting on the licensee’s instruction or behalf shall not, restrict, distort or prevent competition in the provision of meters, meter maintenance, data retrieval, data processing, data aggregation or prepayment meter services and markets for any of the distributor metering and data services.

7.	Any obligation placed on the licensee under standard conditions 36A to 36C in respect of the provision of the data transfer service shall (for the purposes of those conditions) be treated as a requirement on the licensee to use its best endeavours, in conjunction and co-operation with all other distribution services providers, to fulfil that obligation or to procure the fulfilment of that obligation by a third party, and standard conditions 36A to 36C shall apply mutatis mutandis to the provision of data transfer services by the distribution services providers acting co-operatively and by means of procurement of third party services.

8.	Further, in relation to the provision of data transfer services the reference at paragraph 1 of standard condition 36C (Functions of the Authority) to the licensee failing to enter into an agreement shall be a reference to the licensee, in conjunction with all other distribution services providers, failing to enter into, or failing to procure that a third party enters into, an agreement for the provision of those services.

9.	In this condition:

“Metering Point Administration Service operator”	means the licensee or any other distribution services provider in its capacity as a provider of metering point administration services.

Condition 39. Restriction on Use of Certain Information and Independence of the Distribution Business

1.	In this Condition and in Condition 40:

“Confidential information” means information relating to, or derived from, the distribution business which is not published or otherwise legitimately in the public domain; and

“Relevant supplier or shipper” means the holder of an electricity or gas supply licence or a gas shipper’s licence, which is an affiliate or related undertaking of the licensee.

2.	The Licensee shall put in place and at all times maintain managerial and operational systems which prevent any relevant supplier or shipper from having access to confidential information except and to the extent that such information:

(a)	is made available on an equal basis to any gas or electricity supplier or gas shipper; or

(b)	appertains to a customer who at the time to which the information relates was a customer of the relevant supplier; or

(c)	is of a type that has been confirmed by the Authority in writing as corporate.

3.	The Licensee shall at all times manage and operate the Distribution Business in a way calculated to ensure that it does not restrict, prevent or distort competition in the supply of electricity or gas or the shipping of gas or the generation of electricity.

4.	Unless otherwise directed by the Authority, the Licensee shall no later than 31 May 2002 have in place a statement (in this Condition “the statement”), approved by the Authority, describing the practices, procedures and systems which the licensee has adopted (or intends to adopt) to secure compliance with paragraphs 2 and 3.

5.	Where the Authority does not indicate otherwise within 60 days of receipt of the statement, the statement shall be deemed to be approved by the Authority.

6.	The statement shall in particular (but without prejudice to the generality of paragraphs 2 and 3) set out how the Licensee shall:

(a)	maintain the full managerial and operational independence of the Distribution Business from any relevant supplier or shipper;

(b)	maintain the branding of the distribution business so that it is fully independent from the branding used by any relevant supplier or shipper;

(c)	secure that any arrangements for the use of or access to:

(i)	premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the Distribution Business;

(ii)	systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the Distribution Business also have access;

(iii)	equipment, facilities or property employed for the management or operation of the Distribution Business; or

(iv)	the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the Distribution Business;

by any relevant supplier or shipper or by any person engaged in or in respect of the activities of such a relevant supplier or shipper shall be such as to prevent any breach of the requirements of those paragraphs; and

(d)	manage the transfer of employees from the Distribution Business to any relevant supplier or shipper.

7.	The Licensee may, with the approval of the Authority, revise the statement prepared in accordance with paragraph 4.

8.	The Licensee shall take all reasonable measures to ensure compliance with the terms of the statement as from time to time revised by the Licensee and approved by the Authority.

9.	The Licensee shall publish a copy of the approved statement prepared in accordance with paragraph 4 (or the latest approved revision) on its company’s website within fifteen working days of its approval by the Authority.

Condition 40. Appointment of Compliance Officer

1.	The Licensee shall ensure, following consultation with the Authority that a competent person (who shall be known as the “compliance officer”) shall be appointed for the purpose of facilitating compliance by the Licensee with standard condition 39, and, insofar as they relate to relationships with relevant suppliers and shippers, standard condition 41 and Paragraph 1 of standard conditions 4A and 36B (together, “the relevant duties”).

2.	The Licensee shall at all times ensure that the compliance officer is engaged for the performance of such duties and tasks as the Licensee considers it appropriate to assign to him for the purposes specified at paragraph 1, which duties and tasks shall include those set out at paragraph 5.

3.	The Licensee shall procure that the compliance officer:

(a)	is provided with such staff, premises, equipment, facilities and other resources; and

(b)	has such access to the Licensee’s premises, systems, information and documentation as, in each case, he might reasonably expect to require for the fulfilment of the duties and tasks assigned to him.

4.	The Licensee shall make available to the compliance officer a copy of any complaint or representation received by it from any person in respect of a matter arising under or by virtue of those standard conditions and parts of standard conditions specified in paragraph 1.

5.	The duties and tasks assigned to the compliance officer shall include:

(a)	providing relevant advice and information to the Licensee for the purpose of facilitating its compliance with the relevant duties;

(b)	monitoring the effectiveness of the practices, procedures and systems adopted by the Licensee in accordance with the statement referred to at paragraph 4 of standard condition 39;

(c)	advising whether, to the extent that the implementation of such practices, procedures and systems requires the co-operation of any other person, they are designed so as reasonably to admit of the required co-operation;

(d)	investigating any complaint or representation made available to him in accordance with paragraph 4;

(e)	recommending and advising upon the remedial action which any such investigation has demonstrated to be necessary or desirable;

(f)	providing relevant advice and information to the Licensee for the purpose of ensuring its effective implementation of:

(i)	the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39; and

(ii)	any remedial action recommended in accordance with sub-paragraph (e); and

(g)	reporting annually to the directors of the Licensee—in respect of each year after this standard condition comes into force—as to his activities during the period covered by the report, including the fulfilment of the other duties and tasks assigned to him by the Licensee.

6.	As soon as is reasonably practicable following each annual report of the compliance officer, the Licensee shall produce a report:

(a)	as to its compliance during the relevant year with the relevant duties; and

(b)	as to its implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39.

7.	The report produced in accordance with paragraph 6 shall in particular:

(a)	detail all activities of the compliance officer during the relevant year;

(b)	refer to such other matters as are or may be appropriate in relation to the implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39; and

(c)	set out the details of any investigations conducted by the compliance officer, including:

(i)	the number, type and source of the complaints or representations on which such investigations were based;

(ii)	the outcome of such investigations; and

(iii)	any remedial action taken by the Licensee following such investigations.

8.	The Licensee shall submit to the Authority a copy of the report produced in accordance with paragraph 6, and shall publish the report on its website.

Condition 41. Prohibition of Cross-Subsidies

1.	The licensee shall procure that the distribution business shall not give any cross-subsidy to, or receive any cross-subsidy from, any other business of the licensee or of an affiliate or related undertaking of the licensee.

Condition 42. Regulatory Accounts

Part A: Application and purpose

1.	This condition applies for the purposes of ensuring:

(a)	that the licensee prepares and publishes regulatory accounts within the meaning of paragraph 3(b); and

(b)	that the licensee maintains (and secures that any affiliate or related undertaking of the licensee maintains) such accounting records, other records and reporting arrangements as are necessary to enable the licensee to comply with that obligation.

Part B: Preparation of accounts

2.	For the purposes of this condition, but without prejudice to paragraph 4, the licensee must prepare regulatory accounts for each financial year ending on 31 March.

3.	Unless the Authority otherwise consents, the licensee must:

(a)	Keep or cause to be kept for a period approved by the Authority, but not less than the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section, such accounting records and other records as are necessary so that the revenues, costs, assets, liabilities, reserves, and provisions of, or reasonably attributable to, each of the distribution business activities of the licensee are separately identifiable in the accounting records of the licensee (and of any affiliate or related undertaking of the licensee); and

(b)	prepare, on a consistent basis from such accounting records in respect of each financial year, regulatory accounts of the licensee comprising:

(i)	a profit and loss account (or, as appropriate, an income statement);

(ii)	a statement of total recognised gains and losses (or, as appropriate, a statement of changes in equity and if appropriate a statement of recognised income and expense);

(iii)	a balance sheet;

(iv)	a cash flow statement;

(v)	a corporate governance statement;

(vi)	a directors’ report; and

(vii)	an operating and financial review,

together with notes thereto and statements of the accounting policies adopted.

4.	Regulatory accounts in respect of a financial year prepared under paragraph 3(b) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition, have the same content and format as the most recent or concurrent statutory accounts of the licensee prepared under sections 226 and 226A or, where appropriate, section 226B of the Companies Act 1985 and shall comply with all relevant accounting and reporting standards currently in force which have been issued or adopted by the Accounting Standards Board or, if the regulatory accounts have been prepared under section 226B of the Companies Act 1985, by the International Accounting Standards Board.

Part C: Audit and delivery of accounts

5.	Unless the Authority otherwise consents, the licensee must:

(a)	procure, in relation to its regulatory accounts

(i)	an audit by an appropriate auditor of such parts of those accounts and the directors’ report and operating and financial review as are specified in the Companies Act 1985 as being required to be so audited as if the licensee were a quoted company and they were the statutory accounts of the licensee prepared under sections 226 and 226A or, as appropriate, section 226B of the Companies Act 1985 drawn up to 31 March, and

(ii)	a report by that auditor, addressed to the Authority, stating whether in the auditor’s opinion those accounts fairly present the financial position, financial performance and cash flows of the licensee in accordance with the requirements of this condition; and

(b)	deliver to the Authority those accounts and the auditor’s reports referred to in paragraph 5(a)(ii) and paragraph 6 as soon as is reasonably practicable, and in any event prior to their publication under Part D and not later than 31 July following the end of the financial year to which the regulatory accounts relate.

6.	The licensee shall take all appropriate steps within its power to procure, in relation to its regulatory accounts:

(a)	that the audit referred to in paragraph 5(a)(i) verifies whether the obligation to avoid discrimination and cross-subsidies specified in Article 19 of Directive 2003/54/EC of the European Parliament and of the European Council of 26 June 2003 has been respected by the licensee; and

(b)	that the appropriate auditor reports separately on that matter from his report under paragraph 5(a)(ii) addressed to the Authority.

7.	For the purposes of paragraphs 5 and 6, the licensee must, at its own expense, enter into a contract of appointment with an appropriate auditor which includes a term requiring that the audit of the regulatory accounts of the licensee must be conducted by that auditor in accordance with all such relevant auditing standards in force on the last day of the financial year to which the audit relates as would be appropriate for accounts prepared in accordance with either section 226A or 226B of the Companies Act 1985.

8.	In this Part C, “appropriate auditor” means:

(a)	in the case of a licensee which is a company within the meaning of section 735 of the Companies Act 1985, a person appointed as auditor under Chapter V of Part XI of that Act;

(b)	in the case of any other licensee which is required by the law of a country or territory within the European Economic Area to appoint an auditor under provisions analogous to Chapter V of Part XI of that Act, a person so appointed; and

(c)	in any other case, a person who is eligible for appointment as a company auditor under sections 25 and 26 of the Companies Act 1989.

Part D: Publication of regulatory accounts

9.	Unless the Authority otherwise directs, after consulting the licensee, the licensee must publish its regulatory accounts:

(a)	as a stand-alone document in accordance with this condition;

(b)	by 31 July following the end of the financial year to which the accounts relate;

(c)	on a website used by the licensee in its ordinary course of business (where the regulatory accounts should be reasonably accessible to any person requiring them); and

(d)	in any other manner which, in the opinion of the licensee, is necessary to secure adequate publicity for the accounts.

10.	A copy of the regulatory accounts must be provided free of charge:

(a)	to the Consumer Council no later than the date on which the accounts are published; and

(b)	to any person requesting a copy.

Part E: Interpretation

11.	References in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989, and if such provisions of the Companies Act 1989 are not in force at the date on which this condition takes effect, it must be construed as if such provisions were in force at such date.

12.	A consent under paragraph 3, 4 or 5 may be given in relation to some or all of the requirements of the relevant paragraph and subject to such conditions as the Authority considers appropriate or necessary having regard to the purposes of this condition.

13.	In this condition:

(a)

“corporate governance statement” means a statement which describes how the principles of good corporate governance have been applied to the licensee and which a quoted company is required to prepare pursuant to the Combined Code on Corporate Governance issued under the Financial Services Authority’s listing rules and interpretations on corporate governance (and, for the purposes of this condition, the requirement for a quoted company to prepare such a statement is to be taken as a requirement for the licensee to do so whether or not it is a quoted company).

(b)	“directors’ report” means a report having the coverage and content of the directors’ report which a quoted company is required to prepare pursuant to sections 234, 234ZZA and 234ZZB of the Companies Act 1985 (and, for the purposes of this condition, the requirement for a quoted company to prepare such a report is to be taken as a requirement for the licensee to do so whether or not it is a quoted company).

(c)	“operating and financial review” means a review having the coverage and content of the operating and financial review which a quoted company is required to prepare pursuant to section 234AA of the Companies Act 1985 and in accordance with Schedule 7ZA thereof (and, for the purposes of this condition, the requirement for a quoted company to prepare such a review is to be taken as a requirement for the licensee to do so whether or not it is a quoted company).

(d)	“quoted company” has the meaning attributed to it by the Companies Act 1985.

Condition 42A. Change of Financial Year

1.	The definition of “financial year” in standard condition 1 (Definitions and Interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date at which the licensee sends a notice to the Authority for that purpose.

2.	Such notice shall:

(a)	specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the licensee shall run; and

(b)	continue in effect until revoked by the licensee issuing a further notice.

3.	The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1 which specifies the licensee’s new financial year end.

4.	Where the licensee sends the Authority a new notice, the previous notice shall be revoked, as provided by paragraph 2(b), and the licensee’s financial year-end shall change with effect from the date specified in the new notice.

5.	The provisions of this condition shall not:

(a)	apply to the financial year of the licensee as defined in standard condition 1 (Definitions and Interpretation) for the purpose of accounts or other information produced in compliance with standard conditions 42 (Regulatory Accounts), 50 (Price Control Revenue Reporting and Associated Information) and 52 (Price Control Review Information); or

(b)	affect the licensee’s obligations in respect of the payment of licence fees under standard condition 3 (Payments by Licensee to the Authority).

Condition 43. Restriction on Activity and Financial Ring Fencing

1.	Save as provided by paragraphs 3 and 4, the licensee shall not conduct any business or carry on any activity other than the distribution business.

2.	The licensee shall not without the prior written consent of the Authority hold or acquire shares or other investments of any kind except:

(a)	shares or other investments in a body corporate the sole activity of which is to carry on business for a permitted purpose;

(b)	shares or other investments in a body corporate which is a subsidiary of the licensee and incorporated by it solely for the purpose of raising finance for the distribution business; or

(c)	investments acquired in the usual and ordinary course of the licensee’s treasury management operations, subject to the licensee maintaining in force, in relation to those operations, a system of internal controls which complies with best corporate governance practice as required (or, in the absence of any such requirement, recommended) by the UK listing authority (or a successor body) from time to time for listed companies in the United Kingdom.

3.	Subject to the provisions of paragraph 2, nothing in this condition shall prevent:

(a)	any affiliate in which the licensee does not hold shares or other investments from conducting any business or carrying on any activity;

(b)	the licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistent with the provisions of this licence;

(c)	the licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary; or

(d)	the licensee from carrying on any business or conducting any activity to which the Authority has given its consent in writing.

4.	Nothing in this condition shall prevent the licensee or an affiliate or related undertaking of the licensee in which the licensee holds shares or other investments (a “relevant associate”) from conducting de minimis business as defined in this paragraph so long as the limitations specified in this paragraph are complied with.

(a)	For the purpose of this paragraph, “de minimis business” means any business or activity carried on by the licensee or a relevant associate or relevant associates other than:

(i)	the distribution business; and

(ii)	any other business activity to which the Authority has given its consent in writing in accordance with paragraph 3(d).

(b)	The licensee or a relevant associate may carry on de minimis business provided that neither of the following limitations is exceeded, namely:

(i)	the aggregate turnover of all the de minimis business carried on by the licensee and the equity share of the aggregate turnover of all the de minimis business carried on by all its relevant associates does not in any period of twelve months commencing on 1 April of any year exceed 2.5 per cent of the aggregate turnover of the distribution business as shown by the most recent audited regulatory accounts of the licensee produced under paragraph 3(b) of standard condition 42 (Regulatory Accounts); and

(ii)	the aggregate amount (determined in accordance with subparagraph (d) below) of all investments made by the licensee in de minimis business, carried on by the licensee and all relevant associates, does not at any time after the date at which this condition takes effect in this licence exceed 2.5 per cent of the sum of the share capital in issue, the share premium and the consolidated reserves (including retained earnings) of the licensee as shown by the most recent audited regulatory accounts of the licensee produced under paragraph 3(b) of standard condition 42 (Regulatory Accounts) then available.

(c)	For the purpose of sub-paragraph (b) above, “investment” means any form of financial support or assistance given by or on behalf of the licensee for the de minimis business whether on a temporary or permanent basis and including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

(d)	At any relevant time, the amount of an investment shall be the sum of:

(i)	the value at which such investment was included in the audited historical cost balance sheet of the licensee as at its latest accounting reference date to have occurred prior to 1 October 2001 (or, where the investment was not so included, zero);

(ii)	the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the licensee in respect of such investment in all completed accounting reference periods since such accounting reference date; and

(iii)	all commitments and liabilities (whether actual or contingent) of the licensee relating to such investment outstanding at the end of the most recently completed accounting reference period,

less the sum of the aggregate gross amount of all income (whether of a capital or revenue nature) howsoever received by the licensee in respect of such investment in all completed accounting reference periods since the accounting reference date referred to in paragraph 4(d)(i).

5.	For the purposes of paragraph 4, “equity share”, in relation to any shareholding, means the nominal value of the equity shares held by the licensee in a relevant associate, as a percentage of the nominal value of the entire issued equity share capital of that relevant associate.

Condition 44. Availability of Resources

1.	The licensee shall at all times act in a manner calculated to secure that it has available to itself such resources, including (without limitation) management and financial resources, personnel, fixed and moveable assets, rights, licences, consents and facilities, on such terms and with all such rights, as shall ensure that it is at all times able:

(a)	to properly and efficiently carry on the distribution business; and

(b)	to comply in all respects with its obligations under this licence and such obligations under the Act as apply to the distribution business including, without limitation, its duty to develop and maintain an efficient, coordinated and economical system of electricity distribution.

2.	The licensee shall by 31 July of each year submit to the Authority a certificate, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution, in one of the following forms:

(a)	“After making enquiries, and having taken into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid by the licensee, the directors of the licensee have a reasonable expectation that the licensee will have sufficient financial resources and financial facilities available to itself to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate.”

(b)	“After making enquiries, and having taken into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid by the licensee, the directors of the licensee have a reasonable expectation, subject to what is explained below, that the licensee will have sufficient financial resources and financial facilities available to itself to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the licensee to carry on the distribution business.”

(c)	“In the opinion of the directors of the licensee, the licensee will not have sufficient financial resources and financial facilities available to itself to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate.”

3.	The licensee shall submit to the Authority with that certificate a statement of the main factors which the directors of the licensee have taken into account in giving the certificate, together with a confirmation of the availability of financial facilities and a working capital statement in the format required by the UK listing authority (or a successor body) from time to time for listed companies in the United Kingdom.

4.	The statement submitted to the Authority in accordance with paragraph 3 shall be approved by a resolution of the board of directors of the licensee and must be signed by a director of the licensee pursuant to that resolution.

5.	The licensee shall inform the Authority in writing immediately if the directors of the licensee become aware of any circumstance which causes them no longer to have the reasonable expectation expressed in the most recent certificate given under paragraph 2.

6.	The licensee shall require that each certificate provided for in paragraph 2 is accompanied by a report prepared by its auditors and addressed to the Authority stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work on the regulatory accounts of the licensee prepared pursuant to standard condition 42 (Regulatory Accounts).

7.	The directors of the licensee shall not declare or recommend a dividend, and the licensee shall not make any other form of distribution within the meaning of section 263 of the Companies Act 1985, or redeem or repurchase any share capital of the licensee unless prior to the declaration, recommendation or making of the distribution (as the case may be) the licensee has issued to the Authority a certificate complying with the following requirements of this paragraph:

(a)	The certificate shall be in the following form:

“After making enquiries, the directors of the licensee are satisfied:

(i)	that the licensee is in compliance in all material respects with all obligations imposed on it by standard condition 24 (Provision of Information to the Authority), standard condition 43 (Restriction on Activity and Financial Ring Fencing), standard condition 44 (Availability of Resources), standard condition 45 (Undertaking from Ultimate Controller), standard condition 46 (Credit Rating of the Licensee) and standard condition 47 (Indebtedness) of its licence; and

(ii)	that the making of a distribution of [ ] on [ ] will not, either alone or when taken together with other circumstances reasonably foreseeable at the date of this certificate, cause the licensee to be in breach to a material extent of any of those obligations in the future.”

(b)	The certificate shall be signed by a director of the licensee and must have been approved by a resolution of the board of directors of the licensee passed not more than 14 days before the date on which the declaration, recommendation or payment will be made.

(c)	Where the certificate has been issued in respect of the declaration or recommendation of a dividend, the licensee shall be under no obligation to issue a further certificate prior to payment of that dividend, provided that such payment is made within six months of the issuing of that certificate.

Condition 45. Undertaking from Ultimate Controller

1.	The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in the form specified by the Authority that that ultimate controller (“the covenantor”) will refrain from any action, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the covenantor (other than the licensee and its subsidiaries) will refrain from any action, which would then be likely to cause the licensee to breach any of its obligations under the Act or this licence. Such undertaking shall be obtained within 7 days of the company or other person in question becoming an ultimate controller and shall remain in force for as long as the licensee remains the holder of this licence and the covenantor remains an ultimate controller of the licensee.

2.	The licensee shall:

(a)	deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with its obligation to procure undertakings pursuant to paragraph 1;

(b)	inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

(c)	comply with any direction from the Authority to enforce any such undertaking;

and shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or of any of the subsidiaries of any such corporate ultimate controller (other than the subsidiaries of the licensee) at a time when,

(i)	an undertaking complying with paragraph 1 is not in place in relation to that ultimate controller; or

(ii)	there is an unremedied breach of such undertaking; or

(iii)	the licensee is in breach of the terms of any direction issued by the Authority under paragraph 2 of this condition.

Condition 46. Credit Rating of the Licensee

1.	The licensee shall take all appropriate steps to ensure that the licensee maintains at all times an investment grade issuer credit rating.

2.	In this condition:

“issuer credit rating” means:

(a)	an issuer rating by Standard & Poor’s Ratings Group or any of its subsidiaries;

(b)	an issuer rating by Moody’s Investors Service Inc. or any of its subsidiaries;

(c)	an issuer senior unsecured debt rating by Fitch Ratings Ltd or any of its subsidiaries; or

(d)	an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in both the United Kingdom and the United States of America.

In relation to any issuer credit rating, “investment grade” means:

(a)	unless sub-paragraph (b) below applies:

(i)	an issuer rating of not less than BBB- by Standard & Poor’s Ratings Group or any of its subsidiaries;

(ii)	an issuer rating of not less than Baa3 by Moody’s Investors Service Inc. or any of its subsidiaries;

(iii)	an issuer senior unsecured debt rating of not less than BBB- by Fitch Ratings Ltd or any of its subsidiaries; or

(iv)	an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in both the United Kingdom and the United States of America;

(b)	such higher rating as may be specified by those agencies from time to time as the lowest investment grade credit rating.

Condition 47. Indebtedness

1.	In addition to the requirements of standard condition 29 (Disposal of Relevant Assets), the licensee shall not without the prior written consent of the Authority (following the disclosure by the licensee of all material facts):

(a)	create or continue or permit to remain in effect any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or enter into any guarantee or any obligation otherwise than:

(i)	on an arm’s length basis;

(ii)	on normal commercial terms;

(iii)	for a permitted purpose; and

(iv)	(if the transaction is within the ambit of standard condition 29 (Disposal of Relevant Assets)) in accordance with that condition;

(b)	transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee otherwise than by way of:

(i)	a dividend or other distribution out of distributable reserves;

(ii)	repayment of capital;

(iii)	payment properly due for any goods, services or assets provided on an arm’s length basis and on normal commercial terms;

(iv)	a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm’s length basis, on normal commercial terms and made in compliance with the payment condition referred to in paragraph 2;

(v)	repayment of or payment of interest on a loan not prohibited by subparagraph (a);

(vi)	payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received; or

(vii)	an acquisition of shares or other investments in conformity with paragraph 2 of standard condition 43 (Restriction on Activity and Financial Ring Fencing) made on an arm’s length basis and on normal commercial terms, provided, however, that the provisions of paragraph 3 below shall prevail in any of the circumstances described or referred to therein;

(c)	enter into an agreement or incur a commitment incorporating a cross-default obligation; or

(d)	continue or permit to remain in effect any agreement or commitment incorporating a cross-default obligation subsisting at 1 October 2001, save that the licensee may permit any cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely referable to an instrument relating to the provision of a loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made more onerous, provided, however, that the provisions of sub-paragraphs (c) and (d) shall not prevent the licensee from giving any guarantee permitted by and compliant with the requirements of sub-paragraph (a).

2.	The payment condition referred to in paragraph 1(b)(iv) is that the consideration due in respect of the transaction in question is paid in full when the transaction is entered into unless either:

(a)	the counter-party to the transaction has and maintains until payment is made in full an investment grade issuer credit rating, or

(b)	the obligations of the counter-party to the transaction are fully and unconditionally guaranteed throughout the period during which any part of the consideration remains outstanding by a guarantor which has and maintains an investment grade issuer credit rating.

3.	Except with the prior consent of the Authority, the licensee shall not enter into or complete any transaction of a type referred to or described in paragraph 1(b) save in accordance with paragraph 4, if:

(a)	the licensee does not hold an investment grade issuer credit rating;

(b)	where the licensee holds more than one issuer credit rating, one or more of the ratings so held is not investment grade; or

(c)

any issuer credit rating held by the licensee is BBB- by Standard & Poor’s Ratings Group or Fitch Ratings Ltd or Baa3 by Moody’s Investors Service, Inc. (or such higher issuer credit rating as may be specified by any of these credit rating agencies from time to time as the lowest investment grade credit rating), or is an equivalent rating from another agency that has been notified to the licensee by the Authority as of comparable standing for the purposes of standard condition 46 (Credit Rating of the Licensee) and:

(i)	is on review for possible downgrade; or

(ii)	is on Credit Watch or Rating Watch with a negative designation; or, where neither (i) nor (ii) applies:

(iii)	the rating outlook of the licensee as specified by any credit rating agency referred to in sub-paragraph (c) which at the relevant time has assigned the lower or lowest investment grade issuer credit rating held by the licensee has been changed from stable or positive to negative.

4.	Where paragraph 3 applies, the licensee may not without the prior written consent of the Authority (following disclosure of all material facts) transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee as described or referred to in paragraph 1(b), otherwise than by way of:

(a)	payment properly due for any goods, services or assets in relation to commitments entered into prior to the date on which the circumstances described in paragraph 3 arise, and which are provided on an arm’s length basis and on normal commercial terms;

(b)	a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm’s length basis, on normal commercial terms and where the value of the consideration due in respect of the transaction in question is payable wholly in cash and is paid in full when the transaction is entered into;

(c)	repayment of, or payment of interest on, a loan not prohibited by paragraph 1(a) and which was contracted prior to the date on which the circumstances in paragraph 3 arise, provided that such payment is not made earlier than the original due date for payment in accordance with its terms; and

(d)	payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received, provided that the payments are not made before the date on which the amounts of tax thereby relieved would otherwise have been due.

5.	In this condition:

“cross-default obligation”	means a term of any agreement or arrangement whereby the licensee’s liability to pay or repay any debt or other sum arises or is increased or accelerated or is capable of arising, of increasing or of being accelerated by reason of a default (howsoever such default may be described or defined) by any person other than the licensee, unless:

(i) that liability can arise only as the result of a default by a subsidiary of the licensee;

(ii) the licensee holds a majority of the voting rights in that subsidiary and has the right to appoint or remove a majority of its board of directors; and

(iii) that subsidiary carries on business only for a purpose within paragraph (a) of the definition of permitted purpose set out in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)).

“indebtedness”	means all liabilities now or hereafter due, owing or incurred, whether actual or contingent, whether solely or jointly with any other person and whether as principal or surety, together with any interest accruing thereon and all costs, charges, penalties and expenses incurred in connection therewith.

“investment grade”	has the meaning given in paragraph 2 of standard condition 46 (Credit Rating of the Licensee).

“issuer credit rating”	has the meaning given in paragraph 2 of standard condition 46 (Credit Rating of the Licensee).

Condition 48. Last Resort Supply: Payment Claims

1.	This condition sets out the circumstances in which the licensee shall increase its use of system charges in order to compensate any electricity supplier (a “claimant”) which claims for losses that it has incurred in complying with a last resort supply direction.

2.	The following provisions apply where the licensee receives from a claimant a valid claim for a last resort supply payment.

3.	Where the licensee receives a valid claim it shall, during the relevant year, make a consequential increase to its use of system charges in respect of that year which relate to the distribution of electricity to premises to such an extent as it reasonably estimates to be appropriate to secure that such consequential increase in its revenue equals the specified amount.

4.	The licensee shall, during, or as soon as practicable after the end of, the relevant year, pay to the claimant, by quarterly or monthly instalments (as specified in the claim), the amount of that consequential increase in revenue mentioned in paragraph 3 to the extent that it does not exceed the specified amount.

5.	If the amount paid to the claimant under paragraph 4 is less than the specified amount, the licensee shall in the following year –

(a)	pay to the claimant (in accordance with any directions given by the Authority) the shortfall together with 12 months’ interest thereon; and

(b)	increase the charges which relate to the distribution of electricity to premises during the year following the relevant year to such extent as it reasonably estimates to be appropriate to secure that the consequential increase in its revenue equals the amount of that shortfall together with 12 months’ interest thereon.

6.	If the amount of the consequential increase mentioned in paragraph 3 exceeds the specified amount, the licensee shall, during the year following the relevant year,

decrease the charges which relate to the distribution of electricity to premises to the extent that it reasonably estimates to be necessary in order to reduce its use of system revenue for that year by an amount equal to the excess together with 12 months’ interest thereon.

7.	Any question whether any estimate for the purposes of paragraph 3, 5 or 6 is a reasonable one shall be determined by the Authority.

8.	The licensee shall not enter into any use of system agreement with an electricity supplier which does not permit variation of its use of system charges in pursuance of this condition.

9.	The provisions of this condition shall have effect notwithstanding that the licensee has not provided the notice required by paragraph 13 of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency).

10.	In calculating the licensee’s use of system revenue during any period for the purposes of a price control condition any increase or decrease in revenue attributable to the licensee’s compliance with this condition shall be treated as if it had not occurred.

11.	The licensee shall prepare, in respect of each year in which it increases or decreases charges in pursuance of paragraph 3, 5 or 6, a statement showing -

(a)	the aggregate amount of its revenue derived from increases in charges in pursuance of paragraph 3;

(b)	the aggregate amount of its revenue derived from increases in charges in pursuance of paragraph 5;

(c)	the aggregate amount of the decrease in its revenue resulting from decreases in charges in pursuance of paragraph 6; and

(d)	in the case of each last resort supply payment, the aggregate payments to the claimant made in respect of the year in question (whenever those payments were made).

12.	The licensee shall give the statements referred to in paragraph 11 to the Authority within the first 4 months of the year following that to which they relate.

13.	On giving the statement mentioned in paragraph 11(d) to the Authority, the licensee shall publish it in such manner as, in the reasonable opinion of the licensee, will secure adequate publicity for it.

14.	Where the licensee receives more than one claim for a last resort payment, this condition (other than sub-paragraphs 11(a), (b) and (c)) shall apply separately as respects each separate claim but in so far as it results in changes to the licensee’s use of system charges it shall have the cumulative effect of such separate applications.

15. (a)	For the purposes of this condition –

“last resort supply direction” and “last resort supply payment” have, respectively the meanings given to them in standard conditions 29 (Supplier of Last Resort) and 29A (Supplier of Last Resort Supply Payments) of the standard conditions of the electricity supply licence;

“price control condition” means any condition of the licence which places a monetary limitation on the use of system charges which may be levied or the use of system revenue which may be recovered by the licensee during a given period;

“relevant year” means, in relation to any valid claim -

(a)	where the claim was received by the licensee at least 60 days before the beginning of a year, that year; or

(b)	where the claim was received by the licensee less than 60 days before the beginning of a year, the next year;

“specified amount” means the amount specified on a valid claim together with interest calculated in accordance with sub-paragraph (b);

“valid claim” means a claim for which a claimant has been give a consent by the Authority pursuant to standard condition 29A (Supplier of Last Resort Supply Payments) of the standard conditions of the electricity supply licence; and

“year” means a period of 12 months beginning with 1st April.

(b)	The interest referred to in sub-paragraph (a) is simple interest for the period commencing with the date on which the valid claim was received by the licensee and ending with the date which is 61 days before the start of the relevant year, except where that period is of 30 days or less, in which case no interest shall be payable.

Condition 49. Quality of Service Incentive Scheme and Associated Information

Part A: General

1.	The purposes of this condition are to secure the collection of information on a common basis, and to an appropriate degree of accuracy, by the licensee so as:

(a)	to facilitate the establishment and operation of an incentive scheme (“the scheme”) to improve the quality of service performance of the licensee;

(b)	to monitor the quality of service performance of the licensee; and

(c)	to monitor any unintended consequences arising from the operation of the scheme and the charge restriction conditions.

2.	The licensee shall establish and maintain appropriate systems, processes and procedures to measure and record specified information from the dates specified in paragraph 4 and in accordance with the regulatory instructions and guidance (including any associated information specified therein) for the time being in force pursuant to this condition (“the quality of service rigs”)

Part B: Quality of service rigs and specified information

3.	For the purposes of this condition:

“charge restriction conditions” shall have the same meaning as set out in special condition A1 (Definitions and interpretation).

“quality of service rigs” means the regulatory instructions and guidance issued by the Authority for the purposes of this condition as modified from time to time by direction under paragraph 10 and, subject to paragraphs 13 and 14, may include:

(a)	instructions and guidance as to the establishment of different systems, processes, procedures and manners for providing and recording information and of standards for different classes of information;

(b)	a timetable for the development of the systems, processes and procedures required to achieve the appropriate standards of accuracy and reliability with which specified information shall be recorded;

(c)	provisions with respect to the meaning of words and phrases used in defining specified information;

(d)	requirements for the recording of information associated with specified information which are reasonably necessary to enable an examiner to determine the accuracy and reliability of specified information;

(e)	requirements as to the form and manner in which specified information shall be provided to the Authority;

(f)	requirements as to the form and manner in which specified information shall be recorded and the standards of accuracy and reliability with which it shall be recorded; and

(g)	a statement as to whether and to what extent each category of specified information is required for the purposes of the scheme,

“specified information” means:

(a)	the number of interruptions in the supply of electricity through the licensee’s distribution system which occur in each period of 12 months commencing on 1 April in each calendar year and have a duration of:

(i)	less than three minutes, together (in respect of each such interruption) with the number of customers whose supply was interrupted and the cause of that interruption; and

(ii)	three minutes or more, together (in respect of each such interruption) with:

(aa)	the number of customers whose supply of electricity was interrupted and the duration of the interruption;

(bb)	the source, voltage level and HV circuit; and

(cc)	the aggregate number of re-interruptions;

(b)	in relation to telephone calls made to the enquiry service operated under paragraph 1 of standard condition 6 (Safety and Security of Supplies Enquiry Service):

(i)	the speed of response for answering each call; and

(ii)	in the case of each call answered by a human operator:

(aa)	the telephone number of the caller;

(bb)	the time of the call; and

(cc)	if known, the name of the caller and whether the caller is or is not a domestic customer;

(c) (i)	the aggregate number and cause of faults occurring in specified classes or types of electrical plant or electric lines;

(ii)	a statement setting out the asset management strategy of the licensee in respect of the licensee’s distribution system; and

(iii)	a statement of the reasons for any material increase or decrease in the number and cause of faults referred to in sub-paragraph (i) having regard to equivalent data held in respect of previous years; and

(d)	such other information as may from time to time be specified by the Authority by direction to the licensee in accordance with paragraph 10.

4.	The licensee shall collect specified information:

(a)	in respect of the matters specified in sub-paragraphs (a), (b) and (c) of the definition of specified information set out in paragraph 3, from and including 1 April 2001; and

(b)	in respect of any matter specified under sub-paragraph (d) of that definition, from the date specified in the direction given in accordance with paragraph 10.

Part C: Information to be provided to the Authority

5.	The licensee shall provide to the Authority:

(a)	the information referred to in sub-paragraph (b)(ii) of the definition of specified information set out in paragraph 3 for each week, within four days of the end of that week;

(b)	the information referred to in sub-paragraphs (a), (b)(i) and (c) of that definition, on or before 31 May 2002 and 30 April in each succeeding year (or such later date as the Authority may by notice specify) in respect of the period of 12 months expiring on the preceding 31 March; and

(c)	the information referred to in sub-paragraph (d) of that definition in respect of such period and by such date as are specified in the direction given under paragraph 10.

Part D: Audit requirements

6.	The licensee shall permit a person or persons nominated by the Authority (in each case “an examiner”) to examine:

(a)	the systems, processes and procedures referred to in paragraph 2 and their operation;

(b)	the specified information collected by the licensee; and

(c)	the extent to which each of the matters mentioned in sub-paragraphs (a) and (b) complies, and is in accordance, with the quality of service rigs.

7.	The licensee shall (and shall procure, insofar as it is able to do so, that any affiliate or related undertaking of the licensee, any person by whom it procures the performance of the obligation in paragraph 2 and any auditor of such person, or of the licensee or any affiliate or related undertaking of the licensee, shall) cooperate fully with an examiner so as to enable him to carry out, complete and report to the Authority on any examination carried out in accordance with paragraph 6.

8.	The licensee’s obligation under paragraph 7 to co-operate or procure cooperation with an examiner shall include, without limitation and insofar as may be necessary or expedient for such purpose, in each case subject to reasonable prior notice to the licensee:

(a)	providing access to management, employees, agents or independent contractors of the licensee sufficient to enable the examiner to make any enquiries and to discuss any matters which he reasonably considers to be relevant to the carrying out of the examination;

(b)	giving to the examiner access at reasonable hours to any premises occupied by the licensee or any other person in performing the obligations set out in this condition; and

(c)	allowing the examiner at reasonable hours:

(i)	to inspect and make copies of, and take extracts from, any documents and records of the licensee maintained in relation to specified information (other than information which is subject to legal privilege);

(ii)	to carry out inspections, measurements and tests on or in relation to any systems maintained and operated for or in relation to the requirements of this condition; and

(iii)	to take onto such premises or onto or into any assets used for the purposes of the licensee such other persons and such equipment as may be necessary or expedient for the purpose of carrying out the examination.

9.	The licensee’s performance of its obligations under this Part D is conditional on the examiner having entered into an agreement with the licensee to maintain confidentiality on reasonable terms.

Part E: Modification of the quality of service rigs

10.	Where the Authority considers that the quality of service rigs should be modified to:

(a)	improve the presentation or style of the requirements of those rigs;

(b)	remove or reduce inconsistencies between distribution services providers in the application or interpretation of such requirements;

(c)	further clarify the meaning of words and phrases used within such requirements to define the information to be provided;

(d)	improve the form or manner in which such information is to be provided under such requirements; or

(e)	introduce additional categories of specified information or enlarge existing categories of specified information;

in such ways as the Authority may reasonably require so as more effectively to achieve the purpose of this condition, the Authority may, subject to paragraphs 11 to 14 below and to paragraph 15 of special condition C2 (Calculation of charge restriction adjustments arising from performance in respect of quality of service), modify the quality of service rigs by issuing a direction for that purpose to all distribution services providers.

11.	Before issuing a direction under paragraph 10, the Authority, by notice given to all distribution services providers, must:

(a)	state that it proposes to make a modification and set out the date on which it proposes that this should take effect;

(b)	set out the text of the modification, the purpose and effect of the modification and the reasons for proposing it; and

(c)	specify the time (not being less than 28 days from the date of the notice) within which representations or objections with respect to the proposed modification may be made,

and must consider any representations or objections which have been duly made and not withdrawn, and give reasons for its decision.

12.	Where any proposed modification of the quality of service rigs relates:

(a)	to a requirement under those rigs to provide specified information to a greater level of accuracy; or

(b)	to the introduction into those rigs of an additional category of specified information which is or is intended to be required for the purposes of the scheme; the Authority may not make that modification except in accordance with the procedure under section 11A of the Act which would apply to the modification as if it were a modification of this condition.

13.	Any modification of the quality of service rigs under paragraph 10 to introduce an additional category of specified information or to enlarge an existing category of information may not exceed what may reasonably be requested from the licensee by the Authority under paragraph 1 of standard condition 24 (Provision of Information to the Authority), excluding any reference to paragraph 8 of that condition.

14.	The provisions of the quality of service rigs may not exceed what is reasonably required to achieve the purposes of this condition or purport to have effect with respect to the interpretation of any other condition of this licence or the fulfillment by the licensee of any obligation imposed in respect of any matter which is the subject of any such condition.

Condition 50. Price Control Revenue Reporting and Associated Information

Part A: General

1.	The purposes of this condition are to secure the collection of specified information on a common basis, and to an appropriate degree of accuracy, by the licensee so as to enable the Authority to effectively monitor the compliance of the licensee with the charge restriction conditions.

2.	The licensee shall establish and maintain appropriate systems, processes and procedures to measure and record specified information from the dates specified in paragraph 4 and in accordance with the regulatory instructions and guidance (including any associated information specified therein) for the time being in force pursuant to this condition (the “revenue reporting rigs”).

Part B: Revenue reporting rigs and specified information

3.	For the purposes of this condition:

(a)	“charge restriction conditions” shall have the same meaning as set out in special condition A1 (Definitions and interpretation).

(b)	“revenue reporting rigs” means the instructions and guidance issued by the Authority for the purposes of this condition as modified from time to time by a direction under paragraph 10 and, subject to paragraphs 13 and 14, may include:

(i)	provisions with respect to the meaning of words and phrases used in defining specified information;

(ii)	requirements for the recording of specified information which are reasonably necessary to enable an appropriate auditor to determine the accuracy and reliability of specified information;

(iii)	requirements as to the form and manner in which specified information shall be provided to the Authority (including templates for doing so); and

(iv)	requirements as to the form and manner in which specified information shall be recorded and the standards of accuracy and reliability with which it shall be recorded.

15.	“relevant year t” shall have the same meaning as in special condition A1 (Definitions and interpretation).

(c)	“specified information” means such items referred to in special licence conditions A1 to F1 as the Authority considers are necessary to monitor, to an appropriate degree of accuracy, compliance with the charge restriction conditions, and shall include:

(i)	in relation to the restriction on demand use of system charges:

(aa)	regulated demand revenue;

(bb)	units distributed;

(cc)	distribution losses; and

(dd)	allowed demand revenue and its associated terms as set out in special conditions B1 to C3;

(ii)	in relation to the restriction on generation use of system charges:

(aa)	network generation revenue; and

(bb)	allowed network generation revenue and its associated terms as set out in special conditions D1 to D2;

(iii)	in relation to the restriction on basic metering charges:

(aa)	charges for the service of basic meter asset provision;

(bb)	basic meter operation revenue; and

(cc)	allowed meter operation revenue and its associated terms as set out in special condition F1 (Restriction of basic metering charges);

(iv)	a breakdown of revenue that falls under the category of excluded services;

(v)	details of the licensee’s de minimis business and associated income; and

(vi)	such other information as is specified in the revenue reporting rigs, or as may from time to time be specified by the Authority in a direction issued in accordance with paragraph 10.

4.	The licensee shall collect specified information:

(a)	in respect of the matters specified in paragraphs 3(d)(i) to (v) from and including 1 April 2005; and

(b)	in respect of any matter specified under paragraph 3(d)(vi):

(i)	where such information is specified as a requirement of the revenue reporting rigs in force on 1 April 2005, from and including 1 April 2005; and

16.	where such information is specified by the Authority, in a direction issued in accordance with paragraph 10, from the date specified in that direction.

Part C: Information to be provided to the Authority

5.	The licensee shall provide to the Authority:

(a)	the information specified in template A (“the detailed return”) of the revenue reporting rigs by no later than 31 July following the end of the relevant year t;

(b)	the information specified in template B (“the forecast return”) of the revenue reporting rigs by no later than 1 April of relevant year t, being the licensee’s estimate of that information made on or before 1 April; and

(c)	the information specified in template B (“the forecast return”) of the revenue reporting rigs by no later than 31 October of the relevant year t, being the licensee’s revised estimate of the specified items made after 31 July of that year.

Part D: Audit requirements

6.	The information referred to in paragraph 5(a) shall be accompanied by a report addressed to the Authority from an appropriate auditor, as defined in standard licence condition 42 (Regulatory Accounts), stating whether in his opinion:

(a)	the information in relation to each of the items referred to in the statement has been properly prepared; and

(b)	the amounts presented are in accordance with the licensee’s records which have been maintained in accordance with paragraph 2 of this condition.

7.	The licensee shall require that the report from the appropriate auditor, referred to in paragraph 6, is accompanied by a letter from that auditor to the Authority detailing the procedures that the auditor has followed in reaching his opinion.

8.	For the purposes of paragraph 6, the licensee shall at its own expense enter into a contract of appointment with the appropriate auditor which includes a term requiring that the audit be conducted in accordance with all such relevant auditing standards in force on the last day of the financial year to which the audit relates as would be appropriate.

9.	The licensee shall (and must procure, insofar as it is able to do so, that any affiliate or related undertaking of the licensee shall) co-operate fully with the appropriate auditor so as to enable him to complete and report to the Authority on any audit carried out in accordance with paragraph 6.

Part E: Modification of the revenue reporting rigs

10.	Where the Authority considers that the revenue reporting rigs should be modified to:

(a)	improve the presentation or style of the requirements of those rigs;

(b)	remove or reduce inconsistencies between distribution services providers in the application or interpretation of such requirements;

(c)	further clarify the meaning of words and phrases used within such requirements to define the information to be provided;

(d)	improve the form or manner in which such information is to be provided under such requirements; or

(e)	introduce additional categories of specified information or enlarge existing categories of specified information, in such ways as are necessary to more effectively achieve the purposes of this condition, the Authority may, subject to paragraphs 11 to 14, modify the revenue reporting rigs by issuing a direction for that purpose to all distribution services providers.

11.	Before issuing a direction under paragraph 10, the Authority, by notice given to all distribution services providers, must:

(a)	state that it proposes to make a modification, and set out the date on which it proposes that this should take effect;

(b)	set out the text of the modification, the purpose and effect of the modification, and the reasons for proposing it; and

(c)	specify the time (not being less than 28 days from the date of the notice) within which representations or objections with respect to the proposed modification may be made; and consider any representations or objections which have been duly made and are not withdrawn, and give reasons for its decision.

12.	Where any proposed modification of the revenue reporting rigs relates to a requirement to provide specified information to a greater level of accuracy than was required previously the Authority may not make that modification except in accordance with the procedure under section 11A of the Act which would apply to the modification as if it were a modification of this condition.

13.	Any modification of the revenue reporting rigs under paragraph 10 to introduce an additional category of specified information or to enlarge an existing category of information shall not exceed what may reasonably be requested from the licensee by the Authority under paragraph 1 of standard condition 24 (Provision of Information to the Authority), excluding any reference to paragraph 8 of that condition.

14.	The provisions of the revenue reporting rigs may not exceed what is necessary to achieve the purposes of this condition or purport to have effect with respect to the interpretation of any other condition of this licence or the fulfillment by the licensee of any obligation imposed in respect of any matter which is the subject of any such condition.

Part F: Dealing with an event with a material impact on the consistency or accuracy of information

15.	Where the revenue reporting rigs do not provide adequate or sufficient guidance in relation to the collection and reporting of specified items following:

(a)	a change in industry processes or procedures on or after 1 April 2005 which has a significant effect on the calculation of one or more specified items; or

(b)	a change in the processes or procedures of the licensee on or after 1 April 2005 which has a significant effect on the calculation of one or more specified items, the licensee shall request guidance from the Authority in relation to the treatment of such items.

16.	For the purposes of this condition, a “significant effect” is defined as a change to the calculation of one or more specified items such that:

(a)	its effect on the calculation of allowed demand revenue exceeds, or is likely to exceed, 1 per cent of base demand revenue as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges); or

(b)	its effect on the calculation of allowed network generation revenue exceeds, or is likely to exceed, an amount which is equal to 0.5 per cent of base demand revenue as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

17.	On receipt of a request for guidance in accordance with paragraph 15, the Authority may:

(a)	having regard to whether the change to the calculation of one or more specified items has material implications for other distribution services providers; and

(b)	after consultation with the licensee and (where relevant, having regard to sub-paragraph (a)) other distribution services providers; by notice to the licensee and (where relevant) other distribution services providers direct how such specified items should be reported for the purposes of this condition.

Part G: Restatement of information

18.	For the purposes of this condition, the licensee shall take all appropriate steps within its power to ensure that information provided to the Authority in respect of a given relevant year under paragraph 5(a) is not restated after the date on which that information has been so provided except where restatement is necessary in the opinion of the appropriate auditor referred to in paragraph 6.

Condition 51. Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones

Part A: General

1.	The purposes of this condition are to secure the collection of information on a common basis, and to an appropriate degree of accuracy, by the licensee so as:

(a)	to facilitate the establishment and operation of:

(i)	the distributed generation incentive scheme (“scheme A”) to incentivise the effective connection and utilisation of distributed generation by the licensee;

(ii)	the innovation funding incentive scheme (“scheme B”) to incentivise effective expenditure on innovation by the licensee; and

(iii)	the registered power zone incentive scheme (“scheme C”) to incentivise the development and implementation of innovative approaches to further enhance the effective connection and utilisation of distributed generation by the licensee;

(b)	to monitor the performance of the licensee in respect of each of the above incentive schemes; and

(c)	to monitor any unintended consequences that arise from the operation of the schemes and the charge restriction conditions.

2.	The licensee shall establish and maintain appropriate systems, processes and procedures to measure and record the specified information from the dates specified in paragraph 4 and in accordance with the regulatory instructions and guidance (including any associated information specified therein) for the time being in force pursuant to this condition (the “DG rigs”).

Part B: DG rigs and specified information

3.	For the purposes of this condition:

(a)	“charge restriction conditions” shall have the same meaning as set out in special condition A1 (Definitions and interpretation).

(b)	“DG rigs” means the instructions and guidance issued by the Authority for the purposes of this condition as modified from time to time by a direction under paragraph 9 and, subject to paragraph 13, may include:

(i)	provisions with respect to the meaning of words and phrases used in defining specified information;

(ii)	requirements for the recording of information associated with specified information which are reasonably necessary to enable an examiner to determine the accuracy and reliability of specified information;

(iii)	requirements as to the form and manner in which specified information shall be provided to the Authority;

(iv)	requirements as to the form and manner in which specified information shall be recorded and the standards of accuracy and reliability with which it shall be recorded; and

(v)	a statement as to whether and to what extent each category of specified information is required for the purposes of the schemes referred to in paragraph 1 of this condition.

(c)	“specified information” means such items as are referred to in the “DG rigs and shall include:

(i)	in relation to scheme A:

(aa)	the total incentivised DG capacity;

(bb)	disaggregated DG capacity;

(cc)	total capex for DG;

(dd)	use of system capex for DG;

(ee)	shared connection capex for DG;

(ff)	assets transferred out of DG capex to demand capex;

(gg)	DG network unavailability;

(hh)	DG network unavailability rebate payments; and

(ii)	operational and maintenance costs for DG;

(ii)	in relation to scheme B:

(aa)	IFI carry-forward;

(bb)	eligible IFI expenditure;

(cc)	eligible IFI internal expenditure;

(dd)	combined distribution network revenue; and

(ee)	the IFI annual report;

(iii)	in relation to scheme C:

(aa)	a schedule of all RPZ projects, whether planned, committed, under construction or in operation, detailing their starting year, generating capacity in MW, connection cost and a summary of the innovation content of the RPZ;

(bb)	for RPZs in operation a report of the performance achieved in the reporting year; and

(iv)	such other information as may from time to time be specified by the Authority for the purposes of scheme A, B or C by direction to the licensee in accordance with paragraph 9.

(d)	“reporting year” means a twelve-month period ending on 31 March.

4.	The licensee shall collect specified information:

(a)	in respect of the matters specified in paragraphs 3(c)(i) to (iii), from and including 1 April 2005; and

(b)	in respect of any matter specified under paragraph 3(c)(iv,) from the date specified in the relevant direction given in accordance with paragraph 9.

Part C: Information to be provided to the Authority

5.	The licensee shall provide to the Authority:

(a)	subject to sub-paragraph (b), the information referred to in paragraphs 3(c)(i) to (iii), in respect of the period of 12 months expiring on the preceding 31 March, on or before 31 July of each subsequent year (or such later date as the Authority may by notice specify);

(b)	an estimate of the information referred to in sub-paragraph (aa) of paragraph 3(c)(ii) for each reporting year on or before 1 April for that year; and

(c)	the information referred to in paragraph 3©(iv) in respect of such period and by such date as is specified in the relevant direction given in accordance with paragraph 9.

Part D: Audit requirements

6.	The licensee shall permit a person or persons nominated by the Authority (in each case “an examiner”) to examine:

(a)	the systems, processes and procedures referred to in paragraph 2 and their operation;

(b)	the specified information collected by the licensee; and

(c)	the extent to which each complies, and is in accordance, with the provisions of the DG rigs.

7.	The licensee shall (and must procure, insofar as it is able to do so, that any affiliate or related undertaking of the licensee, any person by whom it procures the performance of the obligation in paragraph 2 and any auditor of such person, or of the licensee or any affiliate or related undertaking of the licensee, shall) cooperate fully with an examiner so as to enable him to carry out, complete and report to the Authority on any examination carried out in accordance with paragraph 6.

8.	The licensee’s performance of its obligations under this Part D is conditional on the examiner having entered into an agreement with the licensee to maintain confidentiality on reasonable terms.

Part E: Modification of the DG rigs

9.	Where the Authority considers that the DG rigs should be modified to:

(a)	improve the presentation or style of the requirements of those rigs;

(b)	remove or reduce inconsistencies between distribution services providers in the application or interpretation of such requirements;

(c)	further clarify the meaning of words and phrases used within such requirements to define the information to be provided;

(d)	improve the form or manner in which such information is to be provided under such requirements; or

(e)	introduce additional categories of specified information or enlarge existing categories of specified information;

in such ways as are reasonably required to more effectively achieve the purposes of this condition, the Authority may, subject to paragraphs 10 to 13, modify the DG rigs by issuing a direction for that purpose to all distribution services providers.

10.	Before issuing a direction under paragraph 9, the Authority, by notice given to all distribution services providers, must:

(a)	state that it proposes to make a modification, and set out the date on which it proposes that this should take effect;

(b)	set out the text of the modification, the purpose and effect of the modification and the reasons for proposing it; and

(c)	specify the time (not being less than 28 days from the date of the notice) within which representations or objections with respect to the proposed modification may be made, and must consider any representations or objections which have been duly made and not withdrawn, and give reasons for its decision.

11.	Where any proposed modification of the DG rigs relates:

(a)	to a requirement of those rigs to provide specified information to a greater level of accuracy than was required previously; or

(b)	to the introduction into those rigs of an additional category of specified information which is or is intended to be required for the purposes of any of the schemes to which paragraph 1 refers, the Authority may not make that modification except in accordance with the procedure under section 11A of the Act which would apply to the modification if it were a modification of this condition.

12.	Any modification of the DG rigs under paragraph 9 to introduce an additional category of specified information or to enlarge an existing category of information may not include information that could not be reasonably requested from the licensee by the Authority under paragraph 1 of standard condition 24 (Provision of Information to the Authority), excluding any reference to paragraph 8 of that condition.

13.	The provisions of the DG rigs may not exceed what is reasonably required to achieve the purposes of this condition or purport to have effect with respect to the interpretation of any other condition of this licence or the fulfillment by the licensee of any obligation imposed in respect of any matter which is the subject of any such condition.

Condition 52. Price Control Review Information

Part A: Application and purpose

1.	This condition takes effect on 1 April 2005 and applies in respect of the price control review information of the licensee relating to the financial year commencing 1 April 2005 and each succeeding financial year for the purposes set out in paragraph 2.

2.	Those purposes are:

(a)	to ensure that the licensee maintains (and secures that any affiliate or related undertaking of the licensee maintains) such accounting records, other records, and reporting arrangements as are necessary to enable the licensee to prepare price control review information for submission to the Authority in accordance with the requirements of this condition;

(b)	to establish, by 1 April 2006, a common set of rules which are to apply to the collection and preparation of price control review information for submission to the Authority by the licensee and every other relevant electricity distributor (“the price control review reporting rules”);

and thereby:

(c)	to facilitate any review or modification by the Authority of the requirements of any of the charge restriction conditions of this licence (“a price control review”).

Part B: Preparation of price control review information

3.	Unless and insofar as the Authority otherwise consents, the licensee must:

(a)	keep or cause to be kept for a period approved by the Authority, but not less than the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section, such accounting records and other records as are necessary to ensure that the price control review information of, or reasonably attributable to, the distribution business is separately identifiable in the accounting records of the licensee (and of any affiliate or related undertaking of the licensee); and

(b)	prepare and submit to the Authority, on a consistent basis from such accounting records in respect of each financial year, price control review information for such aspects of the licensee’s distribution business and of the business of each affiliate or related undertaking of the licensee that either directly or indirectly provides goods and services to the licensee or forms part of the distribution business, either separately or consolidated, and in such manner and in respect of such financial year as may be required under the price control review reporting rules.

Part C: Delivery and review of price control review information

4.	Unless and insofar as the Authority otherwise consents, the licensee must deliver the price control review information to the Authority as soon as is reasonably practicable, and in any event not later than 31 July following the end of the financial year to which such information relates.

5.	The Authority may, in addition to any audit of the regulatory accounts of the licensee carried out in accordance with standard condition 42 (Regulatory Accounts), review, or arrange for a person nominated by the Authority (“a reviewer”) to review, matters in the price control review information in respect of which the Authority requires clarification.

6.	Subject to paragraph 7, the licensee, in relation to the purposes of any review carried out under paragraph 5:

(a)	shall give the Authority or (as the case may be) the reviewer all such assistance as it or he may reasonably require; and

(b)	shall (and must procure, insofar as it is able to do so, that any affiliate or related undertaking of the licensee, any person by whom it procures the performance of any obligation under this condition and any auditor of such person, or of the licensee or any affiliate or related undertaking of the licensee, shall) co-operate fully with the Authority or (as the case may be) with the reviewer so as to enable him to carry out and complete his review for the Authority.

7.	Where a reviewer has been nominated in accordance with paragraph 5, the licensee’s performance of its obligations under paragraph 6 in relation to the reviewer is conditional on the reviewer’s having entered into an agreement with the licensee to maintain confidentiality on reasonable terms.

Part D: Establishment of the price control review reporting rules

8.	The price control review reporting rules shall be the rules of that name, issued by direction of the Authority in accordance with the provisions of paragraph 9 for the purposes of this condition generally, as from time to time modified by the Authority in accordance with the provisions of Part F of this condition, and with which the licensee and every other relevant electricity distributor shall be required to comply for the purposes of collecting and preparing price control review information for submission to the Authority.

9.	Before issuing a direction under paragraph 8, the Authority must have:

(a)	given notice to all relevant electricity distributors:

(i)	stating that it intends to issue the price control review reporting rules,

(ii)	setting out the contents of those rules and the date on which it is proposed that the direction should take effect, and

(iii)	specifying the period (not being less than 28 days from the date of the notice) within which representations or objections with respect to those rules may be made;

(b)	considered any representations or objections which are duly made and not withdrawn; and

(c)	given reasons for its decision.

10.	The licensee shall take all appropriate steps within its power:

(a)	in conjunction and co-operation with every other relevant electricity distributor; and

(b)	in accordance with a programme of work and an associated timetable established and directed by the Authority in consultation with all relevant electricity distributors,

to develop the price control review reporting rules for implementation pursuant to this condition by 1 April 2006.

Part E: Content of the price control review reporting rules

11.	Subject to paragraphs 12 to 15, the price control review reporting rules may, in relation to any requirement of this condition in respect of the price control review information, specify:

(a)	the meaning to be applied to words and phrases (other than those defined in this or any other condition of this licence) used in connection with such information;

(b)	the methodology for calculating or deriving numbers comprising any part of such information;

(c)	requirements as to the form and manner in which such information must be recorded;

(d)	requirements as to the standards of accuracy and reliability with which such information must be recorded;

(e)	requirements as to the form and the content of such information;

(f)	requirements as to the manner in which such information must be provided to the Authority; and

(g)	requirements as to those parts of such information which may fall to be considered by a reviewer and the nature of that consideration,

and (having particular regard to the provisions of section 105 of the Utilities Act 2000) may also specify which (if any) of the information provided under this condition is to be subject to publication by the Authority.

12.	The price control review reporting rules may not:

(a)	exceed what is necessary to achieve the purposes of this condition, having regard in particular to the materiality of the costs likely to be incurred by the licensee in complying therewith; or

(b)	purport to have effect with respect to the interpretation of any other condition of this licence or the fulfillment by the licensee of any obligation imposed in respect of any matter which is the subject of any such condition.

Part F: Modification of the price control review reporting rules

13.	The Authority may modify, in whole or in part, any price control review reporting rules established in accordance with Part D of this condition, in accordance with the following provisions of this Part F.

14.	Subject to paragraph 15, where the Authority considers that it is necessary to modify the price control review reporting rules in order to provide more accurate, consistent, useful or comparable information for the purposes of a price control review, it may do so by issuing a direction to that effect where it:

(a)	has first given notice to all relevant electricity distributors:

(i)	stating that it proposes to make the modification,

(ii)	setting out the text of the modification, the purpose and effect of the modification and the date on which it is proposed to come into effect, and

(iii)	specifying the period (not being less than 28 days from the date of the notice) within which representations or objections with respect to the proposed modification may be made;

(b)	has considered any representations or objections which are duly made and not withdrawn; and

(c)	has given reasons for its decisions.

15.	Where a modification of the price control review reporting rules relates to the introduction into those rules of a requirement to provide:

(a)	a new category of price control review information; or

(b)	an existing category of price control review information to a greater level of detail;

and in either case such information has not previously been collected by the licensee (whether under the provisions of the price control review reporting rules or otherwise), it shall not be a breach of that requirement for the licensee to provide estimates in respect of that category, for the year in which the modification is made and for any preceding year, derived from such other information available to the licensee as may be appropriate for that purpose.

Part G: Interpretation

16.	A consent under paragraph 3 or 4 may be given in relation to some or all of the requirements of the relevant paragraph and subject to such conditions as the Authority considers appropriate or necessary having regard to the purposes of this condition.

17.	For the purposes of this condition:

“price control review information” means the information required to be submitted by the licensee pursuant to this condition, and is to be interpreted in accordance with the price control review reporting rules; and

“relevant electricity distributor” means an electricity distributor in whose licence this condition has effect.

PART IV SPECIAL CONDITIONS

SPECIAL CONDITION A1 – Definitions and interpretation

1.	Unless the context otherwise requires, words and expressions used in the standard conditions of this licence shall have the same meaning when used in these special conditions.

2.	Special conditions A2 to F1 shall apply to the licensee in respect of the distribution services area (as defined in standard condition 1(Definitions and interpretation)) of the licensee.

3.	Special condition G1 shall apply outside the distribution services area of the licensee.

4.	In special conditions A2 to G1:

“allowed demand revenue”

means:

(a)    in the relevant year commencing 1 April 2005 and every subsequent relevant year, the revenue calculated in accordance with the formula set out in paragraph 3 of special condition B1 (Restriction of distribution charges: demand use of system charges); and

(b) in any relevant year preceding 1 April 2005, the revenue calculated by multiplying:

(i)     the maximum average charge per unit distributed (arising from the application of the formula set out in paragraph 1 of special condition B (Restriction of distribution charges), or in Scotland special condition C, of this licence in the form in which it was in force at 31 March 2005); and

(ii)    the regulated quantity distributed (calculated in accordance with special condition A (Definitions and interpretation), or in Scotland special condition B, of this licence in the form in which it was in force at 31 March 2005).

“allowed meter operation revenue”	means the revenue calculated in accordance with the formula set out in paragraph 9 of special condition F1 (Restriction of basic metering charges).

“allowed network generation revenue”

(a)    in the relevant year commencing 1 April 2005 and every subsequent relevant year, means the revenue calculated in accordance with the formula set out in paragraph 2 of special condition D1 (Restriction of distribution charges: generation use of system charges); and

(b) in any relevant year preceding 1 April 2005, shall take the value of zero.

“allowed pass-through items”	means the items referred to in special condition B2 (Restriction of distribution charges: allowed pass-through items).

“average specified rate”	means the average of the daily base rates of Barclays Bank plc current from time to time during the period in respect of which the calculation in question falls to be made.

“base demand revenue”	means the revenue calculated in accordance with the formula set out in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

“basic meter asset provision charges”	means the charges levied by the licensee for basic meter asset provision in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency).

“basic meter operation revenue”	means the revenue (measured on an accruals basis) derived by the licensee from charges levied in respect of basic meter operation services in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency).

“business rates”

means:

(a)    in England and Wales, the rates payable by the licensee in respect of hereditaments on the Central Rating Lists (England and Wales) compiled under section 52 of the Local Government Finance Act 1988; and

(b)    in Scotland, the rates payable by the licensee in respect of any land and heritages on the Valuation Rolls compiled under the Local Government Scotland Act 1975, the Local Government etc (Scotland) Act 1994, or any legislation amending or replacing those enactments.

“charge restriction conditions”	means special conditions A2 to F1 inclusive as from time to time modified or replaced in accordance with the provisions of the Act.

“combined allowed distribution network revenue”	means the total amount of allowed demand revenue and allowed network generation revenue.

“combined distribution network revenue”	means the total amount of regulated demand revenue and network generation revenue.

“demand customer”	means, in relation to any energised or deenergised exit point on the licensee’s distribution system for which there is a valid metering point administration number, the person who is taking, or is deemed to be taking, a supply of electricity through that exit point.

“demand use of system charges”	means charges levied by the licensee in accordance with paragraph 2 of standard condition 4A (Charges for Use of System) in respect of demand customers.

“DG”	for the purposes of special condition D2 only (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones), and whether on its own or as part of another defined term, means distributed generation.

“directly connected”	in relation to any premises, means so connected to the licensee’s distribution system that the final connection to the premises is from that system (and “indirectly connected” means other than directly connected).

“distribution charges”	means charges levied by the licensee in respect of the provision of distribution services.

“distributed generation”	means an installation comprising any plant or apparatus for the production of electricity which is directly connected to the licensee’s distribution system or is connected to that system through one or more independent or private networks (other than through an onshore transmission system) directly connected to it.

“distribution losses”	means the amount, in units, being the difference between the units entering the licensee’s distribution system and the units distributed.

“distribution services”	means all services provided by the licensee as part of its distribution business other than excluded services.

“distribution unit category”	means (as the case may be) HV units or LV1 units or LV2 units or LV3 units.

“EHV premises”

means:

(a)    in relation to premises connected to the licensee’s distribution system at 31 March 2005, those EHV premises which would, had this licence continued in the form in which it was in force on 31 March 2005, have been notified in writing to the Authority by the licensee by 31 July 2005 in accordance with paragraph 9 of special condition D (Information to be provided to the Authority in connection with the charge restriction conditions), or in Scotland special condition E of that Licence; and

(b) in relation to premises connected to the licensee’s distribution system which are either first connected or (having been previously connected) have had their connection materially altered on or after 1 April 2005, those premises which are so connected at a voltage of 22 kilovolts or greater, or at a substation with a primary voltage of 66 kilovolts or higher.

“EHV units”	means units distributed by the licensee which are transported to EHV premises.

“entry point”	means a point at which units, whether metered or unmetered, enter the licensee’s distribution system.

“excluded services”	means those services provided by the licensee as part of its distribution business which, in accordance with special condition A2 (Scope of the charge restriction conditions), fall to be treated as excluded services.

“exit point”	means a point at which units, whether metered or unmetered, leave the licensee’s distribution system (and, for the avoidance of doubt, includes a point of connection to the licensee’s distribution system).

“generation use of system charges”	means charges levied by the licensee in accordance with paragraph 2 of standard condition 4A (Charges for Use of System) in respect of distributed generation.

“HV units”	means units (other than EHV units) distributed by the licensee which are delivered to exit points on the licensee’s distribution system at a voltage of 1000 volts or greater.

“incentive payment”	means an adjustment to allowed revenues, whether allowed demand revenue or allowed network generation revenue, representing the penalty or reward in respect of the licensee’s performance against the incentive schemes.

“incentive schemes”	means the arrangements set out in special conditions C1, C2, C3 and D2 for adjusting allowed demand revenue and allowed network generation revenue in respect of the licensee’s performance under those schemes.

“LV units”	means units distributed by the licensee to exit points on the licensee’s distribution system at a voltage of less than 1000 volts.

“LV1 units”	means LV units which are distributed by the licensee outside off-peak periods:

(a) to domestic premises or small premises (other than domestic premises); and

(b)      in respect of which, the appropriate demand use of system charges apply different rates in off-peak periods as opposed to other times of day (and, for the avoidance of doubt, such charges include all those specified as falling within the LV1 category in the statements provided by the licensee in accordance with paragraphs 7 and 8 of special condition E1 (Restriction of distribution charges: supplementary restrictions)).

“LV2 units”	means LV units which are distributed by the licensee during off-peak periods to domestic premises or small premises (other than domestic premises) where the appropriate demand use of system charges are restricted to apply to specified off-peak periods(and, for the avoidance of doubt, such charges include all those items specified as falling within the LV2 category in the statements provided by the licensee in accordance with paragraphs 7 and 8 of special condition E1 (Restriction of distribution charges: supplementary restrictions)).

“LV3 units”	means LV units other than LV1 and LV2 units, for the avoidance of doubt including units distributed under the use of system charges specified as falling within the LV3 category in the statements provided by the licensee in accordance with paragraphs 7 and 8 of special condition E1 (Restriction of distribution charges: supplementary restrictions).

“metered”	means, in relation to any quantity of electricity distributed, as measured by a meter installed for such purpose.

“network generation revenue”	means the revenue (measured on an accruals basis) derived by the licensee from generation use of system charges made for the provision of distribution services to owners or operators of distributed generation in the relevant year, after deduction of:

(a)      an amount equal to such part of the total amount payable in that relevant year to the transmission licensee (measured on an accruals basis) in respect of transmission connection point charges, transmission use of system charges and remote transmission asset rentals, and which has been recovered from distribution system users in that relevant year by the licensee in its generation use of system charges, as falls to be attributed to those users in that relevant year;

(b)      an amount equal to such part of the total amount payable in that relevant year to another authorised distributor (measured on an accruals basis) in respect of charges for the transportation of units from that person’s network, and which would otherwise be included in network generation revenue by reason of being recovered from distribution system users in that relevant year by the licensee in its generation use of system charges, as falls to be attributed to those users in that relevant year; and

(c)      value added tax (if any) and any other taxes based directly on the amounts so derived,

and, for the avoidance of doubt, network unavailability rebates or payments shall be treated as a cost and not a reduction in network generation revenue.

“price control review date”	means the date from which modifications to the charge restriction conditions have effect:

(a) whether before or after the date upon which the modifications are made;

(b) whether or not the same modifications are made in respect of each licensee; and

(c) where such modifications have been proposed by the Authority following a review by the Authority of the charge restriction conditions (or that part or parts to which the modifications relate) in relation to all distribution services providers.

“quality of service rigs”	for the purposes of special condition C2 only (Calculation of charge restriction adjustments arising from performance in respect of quality of service), means the regulatory instructions and guidance in force under standard condition 49 (Quality of Service Incentive Scheme and Associated Information).

“registered power zone”	means an area which comprises a collection of contiguously connected distribution system assets having one or more terminal points together describing in full the boundary of that area with the licensee’s distribution system and which has been registered by the Authority as a registered power zone in accordance with special condition D2 (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones).

“regulated demand revenue”	means the revenue (measured on an accruals basis) derived by the licensee from demand use of system charges made for the provision of distribution services to demand customers in the relevant year, after deduction of:

(a)      an amount equal to such part of the total amount payable in that relevant year to the transmission licensee (measured on an accruals basis) in respect of transmission connection point charges, transmission use of system charges and remote transmission asset rentals, and which has been recovered from distribution system users in that relevant year by the licensee in its demand use of system charges, as falls to be attributed to those users in that relevant year;

(b)      an amount equal to such part of the total amount payable in that relevant year to another authorised distributor (measured on an accruals basis) in respect of charges in respect of units transported from that person’s network, and which would otherwise be included in regulated demand revenue by reason of being recovered from distribution system users in that relevant year by the licensee in its demand use of system charges, as falls to be attributed to those users in that relevant year; and

(c) value added tax (if any) and any other taxes based directly on the amounts so derived.

“relevant year”	means a financial year commencing on or after 1 April 1990.

“relevant year t”	means that relevant year for the purposes of which any calculation falls to be made under the charge restriction conditions.

“relevant year t-1”	means the relevant year immediately preceding relevant year t and similar expressions shall be construed accordingly.

“remote transmission asset rental”	means any rent or other periodic payment payable by the licensee to a transmission licensee in respect of remote transmission assets forming part of the licensee’s distribution system.

“Retail Price Index”

means the general index of retail prices published by the Office for National Statistics each month in respect of all items or:

(a)      if the index in respect of any month relevant for the purposes of the charge restriction conditions has not been published on or before the last day of February, such price index as the Authority may, after consultation with all holders of a licence in which the charge restriction conditions have effect, determine to be appropriate; or

(b)      if there is a material change in the basis of the index, such index as the Authority may, after consultation with all holders of a licence in which the charge restriction conditions have effect, determine to be appropriate.

“RPZ”	for the purposes of special condition D2 only (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones), and whether on its own or as part of another defined term, means registered power zone.

“small premises”	means premises at which a supply of electricity is taken through a non-half-hourly meter, whether for domestic or non-domestic purposes.

“transmission licensee”	means the holder of a licence granted or treated as granted under section 6(1)(b) of the Act.

“transmission connection point charges”	means charges which are levied by a transmission licensee as connection charges by direct reference to the number or nature of the connections between the licensee’s distribution system and the transmission system of that transmission licensee and which are payable by the licensee.

“transmission use of system charges”	means charges which are levied by a transmission licensee as use of system charges by direct reference to the export of electricity from the licensee’s distribution system to the transmission system of that transmission licensee and which are payable by the licensee.

“unit”	means a kilowatt hour.

“units distributed”	means the aggregate quantity of units distributed by the licensee through its distribution system in relevant year t as measured on leaving that system, whether metered or unmetered.

“unmetered”	in relation to any quantity of electricity entering or leaving the licensee’s distribution system that is not measured by metering equipment, refers to the quantity estimated as so doing.

5.	Any reference in these special conditions to:

(a)	a provision thereof;

(b)	a provision of the standard conditions of electricity distribution licences;

(c)	a provision of the standard conditions of electricity supply licences;

(d)	a provision of the standard conditions of electricity generation licences; or

(e)	a provision of the standard conditions of electricity transmission licences,

shall, if these or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these or the standard conditions in question as modified.

6.	Except where the context otherwise requires:

(a)	any reference in a special condition to a numbered paragraph or appendix (in each case with or without a letter) or to an annex identified by a letter is a reference to the paragraph, appendix or annex bearing that number or (as the case may be) that letter in the special condition in which the reference occurs; and

(b)	any reference in a special condition to a paragraph is a reference to a paragraph of that special condition and any reference to a sub-paragraph is a reference to a subparagraph of that paragraph.

SPECIAL CONDITION A2 – Scope of the charge restriction conditions

1.	The purpose of this condition is to set out the basis on which services provided by the licensee may be treated as excluded services.

2.	Excluded services are those services provided by the licensee as part of its distribution business in respect of which such charges as are or may be levied may be treated as falling outside the scope of the charge restrictions otherwise imposed by or under this licence.

3.	Subject to paragraph 4, the services which by virtue of this condition are excluded services for the purposes of the charge restriction conditions are those set out in Appendix 1 below (which is part of this condition).

4.	No service provided by the licensee, within its distribution services area, as part of its distribution business may be treated as an excluded service insofar as it consists of the provision of services remunerated:

(a)	under charges made for the use of system in accordance with paragraph 2 of standard condition 4A (Charges for Use of System);

(b)	under charges made for the provision of basic metering and data services in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency); or

(c)	under charges made for the provision of metering point administration services in accordance with paragraph 2 of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency).

5.	Where the Authority, following consultation with the licensee and having particular regard to paragraph 4 and the matters set out in Appendix 1, is satisfied that any service treated by the licensee as an excluded service should not be so treated, it may issue a direction to that effect.

6.	Where a direction is issued under paragraph 5, the service or services specified in the direction shall cease to be treated as excluded services by the licensee from the date of issue of the direction or such other date as may be specified therein.

Appendix 1: Excluded services

ES1.	The service consisting of the distribution of units:

(a)	to EHV premises that were not connected to the licensee’s distribution system before 1 April 2005; or

(b)	to premises connected before 1 April 2005 that become EHV premises by virtue of having their connection materially altered, subject to the licensee’s agreeing with the Authority an appropriate offsetting adjustment to the value of PU or PE (being the amount set against that term in the part of Annex A of special condition B1 (Restriction of distribution charges: demand use of system charges) that applies to the licensee) as appropriate.

ES2.	The service consisting of the carrying out of works for the provision, installation, operation, repair or maintenance of electric lines or other electrical plant, but only insofar as such service is not remunerated through use of system charges or under charges made for the provision of basic metering and data services in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency) or under charges made for the provision within its distribution services area of metering point administration services in accordance with paragraph 2 of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency).

ES3.	The service consisting of the provision of any revenue protection services pursuant to the terms of an agreement for use of system.

ES4.	The service consisting of the provision of any statement or report pursuant to:

(a)	paragraph 7 of standard condition 4 (Use of System Charging Methodology);

(b)	paragraph 8 of standard condition 4A (Charges for Use of System);

(c)	paragraph 13 or 15 of standard condition 4B (Connection Charging Methodology);

(d)	paragraph 7 of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency); or

(e)	paragraph 7 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency).

ES5.	The service consisting of the relocation of electric lines or electrical plant (including the carrying out of any works associated therewith) pursuant to any statutory obligation (other than under section 9(1) or section 16 of the Act) imposed on the licensee.

ES6.	The service consisting of the moving of any electric lines, electrical plant or meters forming part of the licensee’s distribution system to accommodate the extension, redesign or redevelopment of any premises on which the same are located or to which they are connected.

ES7.	The service consisting of the provision of electric lines and electrical plant insofar as the same are required:

(a)	for the specific purpose of enabling the provision of top-up or standby supplies or sales of electricity; or

(b)	to provide a higher degree of security than is required for the purposes of complying with paragraph 1 of standard condition 5 (Distribution System Planning Standard and Quality of Service).

ES8.	The service consisting of the transportation of reactive energy to premises with a power factor of less than 0.95, but only insofar as the charges for such services reflect the costs imposed on the licensee and are levied on the basis of the metered value of kVAr or kVArh transported to such premises.

ES9.	Any other service in relation to use of the licensee’s distribution system insofar as it consists of the provision of a service (including electric lines or electrical plant) which is for the specific benefit of any third party who requests it and which is not made available by the licensee as a normal part of its distribution business within its distribution services area remunerated by use of system charges, or under charges made for the provision of basic metering and data services in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency), or under any other charge in respect of the excluded services set out in paragraphs ES1 to ES8 and paragraph ES10.

ES10.	Any provision of a basic metering service (as set out at paragraph 3(b) of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services)) insofar as it consists of a service (including any premium in respect of a service provided outside a contractual core time or timeband) that is not incorporated within the calculation of allowed meter operation revenue for the purposes of paragraph 9 of special condition F1 (Restriction of basic metering charges), or any provision of a metering service other than a basic metering service which is not remunerated by use of system charges or under any other charge in respect of an excluded service set out in paragraphs ES1 to ES9.

SPECIAL CONDITION A3 – Arrangements for the recovery of uncertain costs

1.	The purposes of this condition are to enable the licensee to propose, and to provide for the Authority to determine, such adjustments to the charge restriction conditions as are necessary to enable the licensee to recover the efficient costs incurred within the categories of costs described in paragraph 2 pursuant to the licensee’s compliance with obligations or requirements arising under any of the enactments (“the relevant enactments”) specified in that paragraph.

2.	The relevant enactments are:

(a)	(subject to paragraph 3) regulations 17 and 18 of the Electricity Safety, Quality and Continuity Regulations 2002 (for which the category of costs is “ESQCR costs”);

(b)	any regulations which amend or replace the Electricity Safety, Quality and Continuity Regulations 2002 (for which the category of costs is “new ESQCR costs”);

(c)	any regulations made pursuant to section 74A of the New Roads and Street Works Act 1991 (for which the category of costs is “road occupation costs”); and

(d)	any order or regulations made pursuant to Part 3 of the Traffic Management Act 2004 which impose a permit scheme (for which the category of costs is “permit scheme costs”).

3.	For the purposes of paragraph 2(a), any ESQCR costs incurred by the licensee in complying with any obligations imposed by the relevant enactment to which that paragraph refers that had previously been an obligation of the licensee under the Electricity Supply Regulations 1988 (including, in particular, costs incurred under regulation 18 for the purposes of averting immediate danger to the public) are to be disregarded for the purposes of paragraph 4.

4.	Subject to the provisions of paragraphs 6 and 7, where the licensee reasonably believes that its efficiently incurred costs in any one or more relevant years of complying with obligations or requirements arising under any of the relevant enactments are, or are likely to be, a material amount, the licensee may, by notice to the Authority, propose a relevant adjustment to the charge restriction conditions.

5.	A relevant adjustment under paragraph 4 is one which, in the opinion of the licensee, would, if made, have the effect of enabling the licensee to recover the efficient costs incurred or likely to be incurred in relation to the obligations or requirements referred to in that paragraph.

6.	The licensee may not propose a relevant adjustment under paragraph 4:

(a)	in respect of any costs of whatever description incurred in any relevant year before the year commencing 1 April 2005; and

(b)	in respect of ESQCR costs, before 1 April 2008.

7.	The licensee may propose a relevant adjustment under paragraph 4 on or after 1 April 2005 in relation to any of the following costs incurred, or likely to be incurred, after that date:

(a)	new ESQCR costs;

(b)	road occupation costs; and

(c)	permit scheme costs.

8.	A notice served by the licensee in accordance with paragraph 4 must:

(a)	state the obligations or requirements to which the notice relates;

(b)	set out by reference to each such obligation or requirement the basis on which the licensee has calculated the relevant adjustment; and

(c)	state the date from which the licensee wishes the Authority to agree that the relevant adjustment shall have effect (“the adjustment date”) (which in the case of ESQCR costs may not be a date earlier than 1 April 2008).

9.	Where the licensee serves a notice under paragraph 4, the Authority:

(a)	following consultation with the licensee;

(b)	having particular regard to the purposes of this condition; and

(c)	taking no account of the financial performance of the licensee relative to any of the assumptions, whether express or implied, by reference to which the charge restriction conditions may have been framed, may, within four months of receiving such notice, determine the relevant adjustment to the charge restriction conditions in such manner as it considers appropriate.

10.	If the Authority has not determined the relevant adjustment within four months of receiving a notice from the licensee under paragraph 4, and such a notice has not been withdrawn, the licensee may give notice to the Authority that the relevant adjustment shall take effect from the adjustment date for all relevant purposes under the charge restriction conditions.

11.	A “material amount” within the meaning of paragraph 4 is an amount which exceeds, or is likely to exceed, 1 per cent of base demand revenue for the relevant year commencing 1 April 2005, as determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

12.	A relevant adjustment proposed in accordance with paragraph 4 may – so long as the requirements of paragraphs 6 and 7 are satisfied – be framed on the basis of a material amount that has been calculated:

(a)	by reference to only one of the categories of cost described in paragraph 2; or

(b)	by reference to more than one of those categories (in which case, it shall be a material amount for the purposes of each relevant category).

13.	For the purposes of this condition:

(a)	the power of the Authority to determine a relevant adjustment in accordance with paragraph 9 is a power to confirm, reject or vary the relevant adjustment proposed by the licensee under paragraph 4;

(b)	without prejudice to sub-paragraph (a), in determining a relevant adjustment to the charge restriction conditions the Authority may include in its determination such adjustments as it thinks fit in respect of costs likely to be incurred by the licensee in subsequent relevant years within the category of costs to which the relevant adjustment applies;

(c)	where the Authority’s determination or an adjustment made by the licensee under paragraph 10 has the effect of adjusting the charge restriction conditions in relation to any relevant year (other than through the normal operation of the correction factor, being the term KDt derived in accordance with paragraph 5 of special condition B1 (Restriction of demand charges: demand use of system charges)), the licensee may not propose any additional relevant adjustment in respect of the same category of costs in that year;

(d)	references to the Traffic Management Act 2004 are to be interpreted as, in relation to Scotland, references to the Transport (Scotland) Bill as enacted; and

(e)	the total amount of any relevant adjustment or adjustments in respect of any relevant year t, whether determined by the Authority or made by the licensee under this condition, shall, where it can be reasonably so construed, be taken to comprise the amount of the term UNCt determined for the purposes of special condition B2 (Restriction of distribution charges: allowed pass-through items).

SPECIAL CONDITION A4 – Duration of the charge restriction conditions

1.	The purpose of this condition is to set out the process for a disapplication of the charge restriction conditions in whole or in part.

2.	Special conditions B1 to F1 shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 3 and:

(a)	the Authority agrees in writing to the disapplication request; or

(b)	the application of those conditions (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 5 or paragraph 6.

3.	A disapplication request pursuant to this condition shall:

(a)	be in writing addressed to the Authority;

(b)	specify those of the charge restriction conditions (or any part or parts thereof) to which the request relates; and

(c)	state the date (being not earlier than the date specified in paragraph 4) from which the licensee wishes the Authority to agree that the specified charge restriction conditions shall cease to have effect (“the disapplication date”).

4.	Save where the Authority agrees otherwise, no disapplication following delivery of a disapplication request pursuant to this condition shall have effect earlier than that date which is the later of:

(a)	in respect of special conditions B1 to E1:

(i)	a date not less than six months after the delivery of the disapplication request, and

(ii)	1 April 2010; or

(b)	in respect of special condition F1:

(i)	a date not less than three months after the delivery of the disapplication request, and

(ii)	1 July 2005.

5.	Where, for a disapplication request in respect of special conditions B1 to E1, the Authority has not done both of the following:

(a)	given notice to the licensee that it intends to make a reference to the Competition Commission under section 12 of the Act relating to the modification of special conditions B1 to E1 (or any part or parts thereof) within the later of:

(i)	three months of receiving a disapplication request, and

(ii)	before the beginning of the six-month period that ends with the disapplication date; and

(b)	made such a reference within six months of giving such notice,

the licensee may give notice to the Authority terminating the application of such of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

6.	Where, for a disapplication request in respect of special condition F1, the Authority has not done both of the following:

(a)	given notice to the licensee that it intends to make a reference to the Competition Commission under section 12 of the Act relating to the modification of special condition F1 within three months of receiving a disapplication request; and

(b)	made such a reference within three months of giving such notice;

the licensee may give notice to the Authority terminating the application of special condition F1 (or any part or parts thereof as are specified in the disapplication request) with effect from the disapplication date or a later date.

7.	If the Competition Commission’s report on a reference made by the Authority relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request does not include a conclusion that the cessation of such conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with section 13 of the Act deliver to the Authority notice terminating the application of such conditions (or part or parts thereof) with effect from the disapplication date or later.

8.	A disapplication request or notice served under this condition may be served in respect of a specified geographic area.

SPECIAL CONDITION B1 – Restriction of distribution charges: demand use of system charges

1.	The purposes of this condition are to establish the charge restrictions that determine the level of allowed demand revenue that may be recovered from demand use of system charges by the licensee and to set out the obligation of the licensee in respect of those restrictions.

Restriction on setting demand use of system charges

2.	The licensee, in setting its demand use of system charges, shall take all appropriate steps within its power to ensure that, in the relevant year t, combined distribution network revenue does not exceed combined allowed distribution network revenue.

Formula for allowed demand revenue (ADt)

3.	Allowed demand revenue shall be calculated in accordance with the following formula:

ADt = BRt + PTt + IPt – KDt

where:

ADt	means allowed demand revenue in the relevant year t.

BRt	means the amount of base demand revenue in the relevant year t calculated in accordance with the formula set out in paragraph 4.

PTt	means the revenue adjustment, whether of a positive or negative value, made in the relevant year t in respect of allowed pass-through items as derived in accordance with special condition B2 (Restriction of distribution charges: allowed pass-through items).

IPt	means the total amount of incentive revenue, whether of a positive or negative value, calculated for the relevant year t in accordance with special condition B3 (Restriction of distribution charges: total incentive revenue adjustment).

KDt	means the correction factor, whether of a positive or negative value, calculated for the relevant year t in accordance with the formula set out in paragraph 5.

Formula for base demand revenue (BRt)

4.	For the purposes of paragraph 3, BRt is derived from the following formula:

BRt = (PU X GRt + PE) X PIADt – MGt

where:

PU	means the amount set against that term in the part of Annex A that applies to the licensee, and represents the revenue allowance determined by the Authority in relation to the distribution of electricity to LV and HV premises at the time that the allowance was established.

PE	means the amount set against that term in the part of Annex A that applies to the licensee, and represents the revenue allowance determined by the Authority in relation to the distribution of electricity to EHV premises at the time that the allowance was established.

GRt	is the growth term, and in the relevant year commencing 1 April 2005 has the value of 1 and then in the relevant year commencing 1 April 2006 and each subsequent relevant year is derived from the following formula:

GRt = 0.5 X	[	SPoixDit	+	Ct	]	X GRt-1
		SPoixDit - 1		Ct - 1

where:

S	means the summation across all distribution unit categories i as described in the definition of the term P0i.

P0i	means, in respect of each distribution unit category i set out against the licensee’s name in Annex B, the corresponding value of P0 that applies in respect of that category.

Dit	means the total number of units distributed in the relevant year t to premises directly connected to the distribution system of the licensee within its distribution services area which fall within the relevant distribution unit category i.

Ct	means the number of energised or de-energised exit points on the licensee’s distribution system in the relevant year t, for which there is a valid metering point administration number, as calculated on 30 September of that year.

PIADt	is the price index adjuster, which in the relevant year commencing 1 April 2005 has the value of 1 and in each subsequent relevant year is derived from the following formula:

PIADt =	(1+	RPIt – x	)	X PIADt-1
100

where:

RPIt	means the percentage change (whether positive or negative) between the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in the relevant year t-2 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-1.

X	shall, in relation to the relevant year commencing 1 April 2006 and every subsequent relevant year, take the value of zero, except in respect of EDF Energy Networks (SPN) plc where, in the relevant year commencing 1 April 2006 and every subsequent relevant year, it shall take the value of -2.

MGt	is the merger adjustment, and is derived from the following formula:

MGt = MRt x PIAMt

where:

MRt	means the amount set against that term for each relevant year in the part of Annex C that applies to the licensee.

PIAMt	in the year commencing 1 April 2001 equals 1 and in all subsequent years is derived from the following formula:

PIAMt =	[	1+	RPIt	]	X PIAMt-1
100

Formula for the correction factor (KDt)

5.	For the purpose of paragraph 3, KDt is derived, subject to paragraph 4 of special condition E1 (Charge restriction conditions: supplementary restrictions), from the following formula:

KDt = (RDt-1 – Adt-1) X	[	1+	(It = PRt)	]	X PIAMt-1
100

where:

RDt-1	means the regulated demand revenue in the relevant year t-1, except in the relevant year commencing 1 April 2005 where RDt-1 shall be the amount of distribution revenue (as defined in special condition A (Definitions and interpretation), or in Scotland special condition B, of this licence in the form in which it was in force at 31 March 2005 and, for the avoidance of doubt, excluding EHV revenues) recovered by the licensee in the relevant year commencing 1 April 2004.

ADt-1	means allowed demand revenue in the relevant year t-1, except in the relevant year commencing 1 April 2005 where ADt-1 shall be derived from the following formula:

ADt-1 = Mdt-1 x Dt-1

where:

Mdt-1	means the maximum average charge per unit distributed in the relevant year commencing 1 April 2004 arising from the application of the formula in paragraph 1 of special condition B (Restriction of distribution charges), or in Scotland special condition C, of this licence in the form in which it was in force at 31 March 2005.

Dt-1	means the regulated quantity distributed in the relevant year commencing 1 April 2004, calculated in accordance with special condition A (Definitions and interpretation), or in Scotland special condition B (Definitions), of this licence in the form in which it was in force at 31 March 2005.

It	means the average specified rate (as defined under those words in special condition A1 (Definitions and interpretation)) in the relevant year t.

PRt	means the rate of interest that is applicable in accordance with paragraph 2 of special condition E1 (Charge restriction conditions: supplementary restrictions).

Annex A: Values for PU and PE by licensee

Licensee	PU (£m)	PE (£m)
Central Networks West plc	255.7	2.8
Central Networks East plc	257.7	3.5
United Utilities Electricity plc	235.4	4.1
Northern Electric Distribution Limited	158.2	7.2
Yorkshire Electricity Distribution plc	213.9	3.8
Western Power Distribution (South West) plc	188.5	1.7
Western Power Distribution (South Wales) plc	148.5	6.8
EDF Energy Networks (LPN) plc	236.9	4.1
EDF Energy Networks (SPN) plc	167.9	7.2
EDF Energy Networks (EPN) plc	304.7	6.0
SP Distribution Limited	313.7	0.6
SP Manweb plc	179.3	7.6
Scottish Hydro-Electric Power Distribution Limited	179.2	1.8
Southern Electric Power Distribution plc	353.9	6.8

Annex B: Values for P0 weights by licensee

Central Networks West plc

Unit category i	Po

LV1	1.0397

LV2	0.1220

LV3	0.9286

HV	0.2503

Central Networks East plc

Unit category i	Po

LV1	0.7512

LV2	0.1680

LV3	0.5537

HV	0.1960

United Utilities Electricity plc

Unit category i	Po

LV1	1.8789

LV2	0.2104

LV3	1.4180

HV	0.6297

Northern Electric Distribution Limited

Unit category i	Po

LV1	1.0512

LV2	0.1100

LV3	0.8205

HV	0.1580

Yorkshire Electricity Distribution plc

Unit category i	Po

LV1	0.7700

LV2	0.1200

LV3	0.6025

HV	0.1750

Western Power Distribution (South West) plc

Unit category i	Po

LV1	1.8800

LV2	0.4100

LV3	1.2734

HV	0.2350

Western Power Distribution (South Wales) plc

Unit category i	Po

LV1	1.8600

LV2	0.2700

LV3	1.3852

HV	0.2415

EDF Energy Networks (LPN) plc

Unit category i	Po

LV1	1.0970

LV2	0.1360

LV3	0.6988

HV	0.2580

EDF Energy Networks (SPN) plc

Unit category i	Po

LV1	0.7456

LV2	0.0929

LV3	0.5076

HV	0.2376

EDF Energy Networks (EPN) plc

Unit category i	Po

LV1	1.0252

LV2	0.3010

LV3	0.9072

HV	0.2503

SP Distribution Limited

Unit category i	Po

LV1	2.7442

LV2	0.6794

LV3	1.8388

HV	0.7426

SP Manweb plc

Unit category i	Po

LV1	1.8699

LV2	0.6016

LV3	1.4532

HV	0.6020

Scottish Hydro-Electric Power Distribution Limited

Unit category i	Po

LV1	1.8824

LV2	0.8819

LV3	1.9542

HV	0.4900

Southern Electric Power Distribution plc

Unit category i	Po

LV1	1.2118

LV2	0.1806

LV3	1.0334

HV	0.2842

Annex C: Values for MR by licensee

Central Networks West plc

MRt (£m)

1 April 2005	3.124

1 April 2006	3.124

1 April 2007	3.124

1 April 2008	3.124

1 April 2009	0.000

thereafter zero

Central Networks East plc

MRt (£m)

1 April 2005	3.276

1 April 2006	3.276

1 April 2007	3.276

1 April 2008	3.276

1 April 2009	0.000

thereafter zero

United Utilities Electricity plc

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

Northern Electric Distribution Limited

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

Yorkshire Electricity Distribution plc

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

Western Power Distribution (South West) plc

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

Western Power Distribution (South Wales) plc

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

EDF Energy Networks (LPN) plc

MRt (£m)

1 April 2005	1.920

1 April 2006	1.920

1 April 2007	1.920

1 April 2008	0.000

1 April 2009	0.000

thereafter zero

EDF Energy Networks (SPN) plc

MRt (£m)

1 April 2005	1.703

1 April 2006	1.703

1 April 2007	1.703

1 April 2008	0.000

1 April 2009	0.000

thereafter zero

EDF Energy Networks (EPN) plc

MRt (£m)

1 April 2005	2.777

1 April 2006	2.777

1 April 2007	2.777

1 April 2008	0.000

1 April 2009	0.000

thereafter zero

SP Distribution Limited

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

SP Manweb plc

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

Scottish Hydro-Electric Power Distribution Limited

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

Southern Electric Power Distribution plc

MRt (£m)

1 April 2005	0.00

1 April 2006	0.00

1 April 2007	0.00

1 April 2008	0.00

1 April 2009	0.00

thereafter zero

SPECIAL CONDITION B2 – Restriction of distribution charges: allowed pass-through items

1.	The purpose of this condition is to provide for adjustments to the charge restriction conditions to reflect certain costs that can be passed through to demand customers of the licensee through allowed demand revenue.

Formula for allowed pass-through items (PTt)

2.	For the purposes of paragraph 3 of special condition B1 (Restriction of distribution charges: demand use of system charges), PTt is derived from the following formula:

PTt = LFt + RBt – HBt + MPTt + UNCt

where:

LFt	means an amount (whether positive or negative), as derived from the formula setout in paragraph 3, representing a licence fee adjustment.

RBt	means an amount (whether positive or negative), as derived from the formula set out in paragraph 4, representing a business rates adjustment.

HBt	means the amount received by the licensee, arising from any direction given by the Secretary of State in accordance with section 184 of the Energy Act 2004 in relation to assistance for high-cost distributors.

MPTt	means an amount (whether positive or negative), as derived from the formula set out in paragraph 5, representing an adjustment for other pass-through items.

UNCt	means an amount in the relevant year t representing a relevant adjustment to the charge restriction conditions arising from the application of special condition A3 (Arrangements for the recovery of uncertain costs).

Formula for the licence fee adjustment (LFt)

3.	For the purposes of paragraph 2, LFt is an amount calculated in accordance with the following formula:

LFt = LPt - LAt

where:

LPt	is an amount in respect of licence fee payments, and means the amount equal to the payments made by the licensee, in the relevant year t, in accordance with its obligations set out in standard condition 3 (Payments by Licensee to the Authority).

LAt	is the amount of the licence fee payments allowance, and is derived from the following formula:

LAt = PF x PIABt

where:

PF	is the amount of the licence fee payments allowance in 2002/03 prices, and is represented by the amount given in the table appearing under that term in the part of Annex A that applies to the licensee.

PIABt	is the price index adjustment, and in the relevant year commencing 1 April 2002 shall take the value of 1 and in each subsequent relevant year shall be derived from the following formula:

PIABt	=	[	1 +	RPIt	]	x PIABt-1
100

where RPIt is determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

Formula for the business rates adjustment (RBt)

4.	For the purposes of paragraph 2, RBt is calculated in accordance with the following formula:

RBt = RPt - RAt

where:

RPt	is the amount payable by the licensee in respect of business rates.

RAt	is the business rates allowance, and is derived from the following formula:

RAt = RVt x PIABt

where:

	RVt	is the business rates allowance in 2002/03 prices, and is represented by the amount set against that term for each relevant year in the part of Annex B that applies to the licensee.

	PIABt	shall in the relevant year commencing 1 April 2002 take the value of 1 and in each subsequent relevant year shall be derived from the formula set out in paragraph 3.

Formula for other pass-through items (MPTt)

5.	For the purposes of paragraph 2, MPTt is calculated in accordance with the following formula:

MPTt = MPCt + MPAt

where:

MPCt	is the amount payable by the licensee in respect of costs incurred by the licensee in the relevant year t for items which the licensee considers should be treated as miscellaneous pass-through items not reflected in the term MPAt and which have been directed by the Authority to be so treated following consultation with the licensee.

MPAt	is the amount of allowed pass-through relating to settlement run-off costs and Shetland balancing costs, and is derived from the following formula:

MPAt = SRSt + SAt

where:

	SRSt	means the allowance for settlement run-off costs in relation to the transition to BETTA and in the relevant year commencing 1 April 2005 shall be calculated in accordance with the following formula, and in each subsequent relevant year thereafter shall take the value of zero:

SRSt = (1998 costs + SOC) X PIASt

where:

		1998 costs	means an amount in respect of unrecovered 1998-related settlement costs, being that amount which:

(i) subject to the BETTA go-live date being 1 April 2005, is the amount set against the licensee’s name in Part 1 of Annex C; or

(ii)    where the BETTA go-live date is after 1 April 2005, is such an amount, not being more than the amount set against the licensee’s name in Part 1 of Annex C, as may be directed by the Authority following consultation with the licensee.

SOC	means the ongoing operating expenditure associated with settlement run-off costs in respect of the Settlement Agreement for Scotland, and in the relevant year commencing 1 April 2005 shall be the amount set against the licensee’s name in Part 1 of Annex C

PIASt	is the price index adjustment, and in the relevant year commencing 1 April 2004 shall take the value of 1 and in each subsequent relevant year shall be derived from the following formula:

	PIASt = [ 1 +	RPIt	] x PIASt-1
100

SAt	means the allowance for Shetland balancing costs, and is the amount derived under the formula for that term set out in Part 2 of Annex C with respect to Scottish Hydro Electric Power Distribution Limited, and for every other licensee is zero.

Annex A: Values for PF by licensee

Licensee	PF (£m)
Central Networks West plc	1.1
Central Networks East plc	1.1
United Utilities Electricity plc	1.1
Northern Electric Distribution Limited	0.7
Yorkshire Electricity Distribution plc	1.0
Western Power Distribution (South West) plc	0.7
Western Power Distribution (South Wales) plc	0.5
EDF Energy Networks (LPN) plc	1.0
EDF Energy Networks (SPN) plc	1.0
EDF Energy Networks (EPN) plc	1.6
SP Distribution Limited	0.9
SP Manweb plc	0.7
Scottish Hydro-Electric Power Distribution Limited	0.3
Southern Electric Power Distribution plc	1.3

Annex B: Values for Rvt by licensee

Central Networks West plc

RVt (£m)

1 April 2005	22.2

1 April 2006	21.1

1 April 2007	20.5

1 April 2008	20.5

1 April 2009	20.5

thereafter 20.5

Central Networks East plc

RVt (£m)

1 April 2005	21.8

1 April 2006	25.6

1 April 2007	27.4

1 April 2008	27.4

1 April 2009	27.4

thereafter 27.4

United Utilities Electricity plc

RVt (£m)

1 April 2005	18.3

1 April 2006	17.4

1 April 2007	17.3

1 April 2008	17.3

1 April 2009	17.3

thereafter 17.3

Northern Electric Distribution Limited

RVt (£m)

1 April 2005	11.9

1 April 2006	13.7

1 April 2007	13.7

1 April 2008	13.7

1 April 2009	13.7

thereafter 13.7

Yorkshire Electricity Distribution plc

RVt (£m)

1 April 2005	20.5

1 April 2006	19.5

1 April 2007	18.5

1 April 2008	18.4

1 April 2009	18.4

thereafter 18.4

Western Power Distribution (South West) plc

RVt (£m)

1 April 2005	14.4

1 April 2006	16.9

1 April 2007	18.2

1 April 2008	18.2

1 April 2009	18.2

thereafter 18.2

Western Power Distribution (South Wales) plc

RVt (£m)

1 April 2005	10.9

1 April 2006	12.8

1 April 2007	13.9

1 April 2008	13.9

1 April 2009	13.9

thereafter 13.9

EDF Energy Networks (LPN) plc

RVt (£m)

1 April 2005	18.1

1 April 2006	21.2

1 April 2007	23.3

1 April 2008	23.3

1 April 2009	23.3

thereafter 23.3

EDF Energy Networks (SPN) plc

RVt (£m)

1 April 2005	14.2

1 April 2006	13.4

1 April 2007	12.8

1 April 2008	10.9

1 April 2009	7.0

thereafter 7.0

EDF Energy Networks (EPN) plc

RVt (£m)

1 April 2005	24.5

1 April 2006	25.9

1 April 2007	25.9

1 April 2008	25.9

1 April 2009	25.9

thereafter 25.9

SP Distribution Limited

RVt (£m)

1 April 2005	28.4

1 April 2006	33.4

1 April 2007	33.4

1 April 2008	33.4

1 April 2009	33.4

thereafter 33.4

SP Manweb plc

RVt (£m)

1 April 2005	14.3

1 April 2006	13.5

1 April 2007	12.9

1 April 2008	11.7

1 April 2009	11.7

thereafter 11.7

Scottish Hydro-Electric Power Distribution Limited

RVt (£m)

1 April 2005	9.5

1 April 2006	11.2

1 April 2007	13.2

1 April 2008	14.7

1 April 2009	14.7

thereafter 14.7

Southern Electric Power Distribution plc

RVt (£m)

1 April 2005	30.2

1 April 2006	35.5

1 April 2007	38.0

1 April 2008	38.0

1 April 2009	38.0

thereafter 38.0

Annex C: Values in relation to MPAt

Part 1

Licensee	1998 costs (£m)	SOC (£m)
Central Networks West plc	0.00	0.000
Central Networks East plc	0.00	0.000
United Utilities Electricity plc	0.00	0.000
Northern Electric Distribution Limited	0.00	0.000
Yorkshire Electricity Distribution plc	0.00	0.000
Western Power Distribution (South West) plc	0.00	0.000
Western Power Distribution (South Wales) plc	0.00	0.000
EDF Energy Networks (LPN) plc	0.00	0.000
EDF Energy Networks (SPN) plc	0.00	0.000
EDF Energy Networks (EPN) plc	0.00	0.000
SP Distribution Limited	2.76	0.345
SP Manweb plc	0.00	0.000
Scottish Hydro-Electric Power Distribution Limited	1.24	0.155
Southern Electric Power Distribution plc	0.00	0.000

Part 2

1.	This Part 2 of Annex C applies solely to Scottish Hydro-Electric Power Distribution Limited.

SAt = TPCt + LPSFt + LPSCt + EPt – SHt - SHBt

where:

TPCt	means the amount representing the annual cost of contracts with third party generators for supplying demand customers in Shetland for the relevant year t.

LPSFt	means the amount representing the cost of fuel purchased for use by Lerwick Power Station (LPS) in relevant year t.

LPSCt	means the capital and operating cost allowance for LPS in relevant year t calculated as follows:

LPSCt = LPSA x PIAHt

where:

	LPSA	is the capital and operating cost allowance for LPS in respect of each relevant year and takes the value of £5.2 million.

	PIAHt	is the price index adjustment term in the relevant year t, which in the relevant year commencing 1 April 2002 has the value of 1 and thereafter is given by the following formula:

PIAHt =	[	1+	RPIt	]	x PIAHt-1
100

EPt	means the cost of environmental permits in respect of generation on Shetland in relevant year t.

SHt	means the income from units purchased by suppliers in respect of generation on Shetland for the relevant year t.

SHBt	means the amount of the allowance assumed in setting PU and PE in special condition B1 (Restriction of distribution charges: demand use of system charges), which is derived from the following formula:

SHBt = SHA x PIAHt

where:

SHA is the allowance assumed in setting PU and PE in 2002/03 prices and takes the value of £7 million.

SPECIAL CONDITION B3 – Restriction of distribution charges: total incentive revenue adjustment

1.	The purpose of this condition is to establish the total amount of incentive payment that adjusts allowed demand revenue to reflect the performance of the licensee with respect to the following incentive schemes:

(a)	the distribution losses incentive scheme provided for under special condition C1 (Calculation of charge restriction adjustments arising from the distribution losses incentive scheme);

(b)	the quality of service incentive scheme established pursuant to standard condition 49 (Quality of Service Incentive Scheme and Associated Information), also taking account of other aspects of quality of service performance provided for under special condition C2 (Calculation of charge restriction adjustments arising from performance in respect of quality of service); and

(c)	the innovation funding incentive scheme established pursuant to standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones).

Formula for incentive revenue (IPt)

2.	For the purposes of paragraph 3 of special condition B1 (Restriction of distribution charges: demand use of system charges), IPt is derived in accordance with the following formula:

Ipt = ILt + IQt + IFIt

where:

ILt	is the distribution losses incentive adjustment, and in the relevant year t is derived in accordance with the formula set out in paragraph 2 of special condition C1 (Calculation of charge restriction adjustments arising from the distribution losses incentive scheme).

IQt	is the quality of service incentive adjustment and in the relevant year t is derived from the formula set out in paragraph 2 or 3, as appropriate, of special condition C2 (Calculation of charge restriction adjustments arising from performance in respect of quality of service).

IFIt	is the innovation funding incentive adjustment and in the relevant year t is derived from the formula set out in paragraph 2 of special condition C3 (Calculation of charge restriction adjustments arising from the innovation funding incentive scheme).

SPECIAL CONDITION C1 - Calculation of charge - restriction adjustments arising from the distribution losses incentive scheme

1.	The purpose of this condition is to establish the amount of incentive that adjusts allowed demand revenue so as to reflect the performance of the licensee under the scheme set out below in respect of distribution losses.

Formula for the losses incentive adjustment (ILt)

2.	For the purposes of paragraph 2 of special condition B3 (Restriction of distribution charges: total incentive revenue adjustment), ILt is calculated in accordance with the following formula:

ILt =[LR x PIALt x (ALt –Lt))] + [PLR x PIALt x	(1+	ALP	)x PVLt]
100

where:

LR	is the distribution losses incentive rate and takes the value of £48/MWh for units physically distributed on or after 1 April 2005.

PLR	is the previous distribution losses incentive rate and takes the value of £32.24/MWh for units physically distributed before 1 April 2005.

PIALt	is the price index adjustment, which in the relevant year commencing 1 April 2004 takes the value of 1, and in each subsequent relevant year is derived from the following formula:

PIALt	=[1+	RPIt	] x PIALt-1
100

Lt	means, in respect of the relevant year t, the adjusted distribution losses calculated in accordance with the methodological basis set out in paragraphs 3 to 5 and 9.

ALt	means an amount representing the benchmark level of distribution losses in the relevant year t calculated, subject to paragraphs 6 to 8 below, in accordance with the following formula:

Alt =	ALP	x AUDt
100

where:

ALP	is the allowed loss percentage and shall, unless the Authority has directed otherwise in accordance with paragraph 7, take the value set against the licensee’s name in Annex A.

AUDt	means, in respect of the relevant year t, the adjusted units distributed as defined in paragraph 5.

PVLt	means the number of units distributed recorded by the licensee, in respect of the relevant year t, that were physically delivered before 1 April 2005, and where the adjustment may be positive or negative.

RPIt	is determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

Basis of calculation of adjusted distribution losses (Lt)

3.	Adjusted distribution losses shall be deemed to be the difference between adjusted system entry volumes and adjusted units distributed.

4.	Adjusted system entry volumes shall be equal to the sum of:

(a)	all units metered on entering the licensee’s distribution system;

(b)	all units deemed to be entering the licensee’s distribution system by entry points that are unmetered; and

(c)	an amount (in units) representing the excess adverse effect on losses (DGAt) of units entering the system at entry points (other than entry points which are connected to an onshore transmission network) where the loss adjustment factor applied for settlement purposes is less than 0.997, as calculated by the following formula:

DGAt	=	S	(LAFit - 0.997) x DGVit

where:

LAFit	=	min (LAGit 0.997)

DGVit	is the total number of units, in respect of the relevant year t, entering the distribution system at entry point i; and

LAGit is the value, in the relevant year t, of the loss adjustment factor applicable to entry point i.

5.	Adjusted units distributed shall be equal to:

(a)	the sum of:

(i)	all units distributed by the licensee metered at exit points on leaving the licensee’s distribution system, and

(ii)	all units deemed to be leaving the licensee’s distribution system at exit points that are unmetered;

(b)	but excluding:

(i)	the units, whether metered or unmetered, recorded as distributed by the licensee and that were physically delivered before 1 April 2005, and

(ii)	in respect of Scottish Hydro-Electric Power Distribution Limited, also those units deemed to be leaving the licensee’s distribution system at shared unmetered exit points.

6.	Subject to paragraph 7, the value of ALP set against the licensee’s name in Annex A shall apply so long as this condition continues in force.

7.	The Authority, having due regard to the purpose of this condition, and being satisfied, following consultation with the licensee, that there has been a material change (whether an improvement or a deterioration) in the quality of the information used to derive the adjusted system entry volumes or adjusted units distributed, may, with the licensee’s consent (which shall not be unreasonably withheld), direct the licensee to change the value of ALP, to which paragraph 6 refers, to a different value specified by the Authority.

8.	A change to the value of ALP in accordance with paragraph 7 may be directed by the Authority at any time during the year but shall not take effect before the beginning of the relevant year commencing immediately after the date of the direction.

9.	The licensee shall, unless otherwise agreed by the Authority, calculate each component of adjusted distribution losses for the relevant year t on the same basis as that used within the calculation of adjusted distribution losses in respect of the relevant year commencing 1 April 2002, pursuant to paragraph 7 of special condition D (Information to be provided to the Authority in connection with the charge restriction conditions), or in Scotland special condition E, of this licence in the form in which it was in force on 31 March 2005.

Annex A: Value for ALP by licensee

Licensee	ALP
Central Networks West plc	4.96

Central Networks East plc	5.69

United Utilities Electricity plc	5.68

Northern Electric Distribution Limited	5.20

Yorkshire Electricity Distribution plc	5.90

Western Power Distribution (South West) plc	6.96

Western Power Distribution (South Wales) plc	4.94

EDF Energy Networks (LPN) plc	6.54

EDF Energy Networks (SPN) plc	6.54

EDF Energy Networks (EPN) plc	6.32

SP Distribution Limited	6.45

SP Manweb plc	7.52

Scottish Hydro-Electric Power Distribution Limited	8.73

Southern Electric Power Distribution plc	6.74

SPECIAL CONDITION C2 – Calculation of charge restriction adjustments arising from performance in respect of quality of service - SP Manweb plc

1.	The purposes of this condition are to establish:

(a)	a mechanism to provide for adjustments to the charge restriction conditions to reflect the performance of the licensee in achieving targets for quality of supply;

(b)	a mechanism to reward best practice by electricity distributors; and

(c)	a mechanism to make adjustments to allowed demand revenue in relation to the normal and severe weather standards for supply restoration.

2.	For the purposes of paragraph 2 of special condition B3 (Restriction of distribution charges: total incentive revenue adjustment) in the relevant year commencing on 1 April 2005, t IQ is the amount derived from the following formula:

IQt =	[	(1+	It	)	x	(Qt - 1 + Y + za + zb)	]	+	[	(1+	It	)	x	(1+	It-1)	Qt - 2	]	+	[	(1+	It	)	x	(1+	It - 1)	x	(1+	It -2)	xQt -3	]	+qft + qgt
			100								100				100						100				100			100

where:

Qt-2 and Qt-3 shall each take the value of the respective term set against the licensee’s name in Annex E.

Qt-1, za and zb are the adjustments to allowed demand revenue to reflect the licensee’s performance in the relevant year commencing 1 April 2004 and shall be calculated from the application of the provisions of special condition G (Incentive scheme: calculation of charge restriction adjustment) in place for that relevant year.

Y is an additional reward for outperformance where the licensee has failed to meet one of its interruption targets for the relevant year commencing 1 April 2004.

If, for the relevant year commencing 1 April 2004, t CIIS is less than or equal to t TA and t CMLIS is less than or equal to t TB, then Y shall be equal to zero.

If, for the relevant year commencing 1 April 2004, either t CIIS is more than t TA or t CMLIS is more than t TB, then Y shall be the amount derived from the following formula:

Y	=	min	[(	max	(	PICI	x	RLOPA	x	BPCRt,0))	,	RLOPA	x	BPCRt,	]
						15		100				100

where each of the terms and other items in the formula shall be calculated from the application of the provisions of special condition G (Incentive scheme: calculation of charge restriction adjustment) of this licence in the form in which it was in force for that year.

qft	is defined as set out in paragraph 9.

qgt	is defined as set out in paragraph 10.

It	means the average specified rate (which is defined under those words in special condition A1 (Definitions and interpretation)) in relevant year t.

3.	For the purposes of paragraph 2 of special condition B3 (Restriction of distribution charges: total incentive revenue adjustment) in the relevant year commencing on 1 April 2006, t IQ shall be the amount derived from the following formula:

IQt = qft + qgt

In the relevant year commencing on 1 April 2007 and in each subsequent relevant year t, t IQ shall be the amount derived from the following formula:

IQt	=	[qat-2 + qbt-2 + qct-2 + qdt-2 + qet-2]	x	[(	1 +	1t	)	x	(1 +	1t-1	)]	+ qft + qgt
						100				100

where:

It	means the average specified rate (which is defined under those words in special condition A1 (Definitions and interpretation)) in relevant year t.

4.	For the purposes of paragraphs 3 and 5, and subject to paragraphs 11, 12 and 13:

qat	means the adjustment to allowed demand revenue in respect of performance in relevant year t in relation to the target for the number of customers interrupted per 100 customers in that year and shall be derived from the following formula:

qat	=	max	[(	min	(	(TAt –CIISt) x PIAt x IRAt,	RLA	x	BRt	))	, –	RLA	x	BRt	]
							100					100

where:

TAt means the target for the number of customers interrupted for the relevant year t specified in the table in Annex A.

CIISt means the performance in respect of the number of customers interrupted in relevant year t and is derived from the formula:

CIISt = CIAt + (a x CIBt) + (b x CIC) + CID, + (c x CIEt)

where:

a takes the value of 0.5 and b and c are zero.

CIAt	is the number of customers interrupted per year arising from unplanned incidents on the licensee’s distribution system in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

CIBt	is the number of customers interrupted per year arising from prearranged incidents on the licensee’s distribution system in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

CICt	is the number of customers interrupted per year arising from incidents on the systems of the transmission company in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

CIDt	is the number of customers interrupted per year arising from incidents on the systems of distributed generators in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

CIEt	is the number of customers interrupted per year arising from incidents on any other connected systems in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

PIAt	means the price index adjuster in relevant year t and is derived from the following formula:

PIAt	=	(1 +	RP1t	)	x	PIAt-1
100

where, for the relevant year commencing 1 April 2002, t PIA =1 and t RPI is as determined in accordance with paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

IRAt	means the incentive rate for the number of customers interrupted specified for the relevant year t in the table in Annex A, expressed in £ million in 2002/03 prices.

RLA	means the maximum percentage of base demand revenue exposed to the number of customers interrupted and has the value of 1.2.

BRt	means base demand revenue in the relevant year t and is as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

5.	For the purposes of paragraph 3, and subject to paragraphs 11, 12 and 13:

qbt	means the adjustment to allowed demand revenue in respect of performance in relevant year t in relation to the target for the duration of customer interruptions in that year and shall be derived from the following formula:

qbt	=	max	[(	min	(	(TBt –CMLISt) x PIAt x IRBt,	RLB	x	BRt	))	, –	RLB	x	BRt	]
							100					100

provided that:

(qat + qbt + qct + qdt + SWEt) > -	TRL	x	BRt
100

and, where that is not the case, qbt shall be determined by the following formula:

qbt = -	TRL	x	BRt –	(qat + qct + qdt + SWEt)
100

where:

TB	means the target for the duration of customer interruptions for the relevant year t specified in the table in Annex A.

CMLISt	means the performance in respect of the duration of customer interruptions in relevant year t and is derived from the formula:

CMLISt =	CMLAt (d x CMLBt) + (ex CMLCt) + CMCDt + (fx CMLEt)

where:

d	takes the value of 0.5 and e and f each have the value of 0.10.

CMLAt	is the duration of interruptions from unplanned incidents on the licensee’s distribution system in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

CMLBt	is the duration of interruptions from pre-arranged incidents on the distribution system in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

CMLCt	is the duration of interruptions arising from incidents on the systems of the transmission company in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

CMLDt	is the duration of interruptions arising from incidents on the systems of distributed generators in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

CMLEt	is the duration of interruptions arising from incidents on any other connected systems in the relevant year t and is derived from the formula in Appendix 2 of the quality of service rigs.

IRBt	means the incentive rate for the duration of customer interruptions specified for the relevant year t in the table in Annex A expressed in £ million in 2002/03 prices.

PIAt	is defined as set out in paragraph 4 above.

TRL	means the maximum percentage of base demand revenue exposed to penalties under the relevant elements of t IQ for the relevant year t and has the value of 4.

RLB	means the maximum percentage of base demand revenue exposed to the duration of customer interruptions and has the value of 1.8.

BRt	means base demand revenue in the relevant year t and is as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

SWEt	is defined as set out in paragraph 9.

6.	For the purposes of paragraphs 3 and 5:

qct	means the adjustment to allowed demand revenue in respect of the severe weather telephony incentive in relevant year t and shall be derived from the following formula:

qct = 0

7.	For the purposes of paragraphs 3 and 5:

qdt	means the adjustment to allowed demand revenue in respect of overall surveyed performance in relevant year t in relation to the targets for the speed and quality of telephone response in that year.

In relevant year t, if t APTR is greater than or equal to 4.5, qdt shall be the amount derived from the following formula:

qdt = 0.0005 x BRt

In relevant year t, if t APTRt is greater than or equal to 4.1 and less than 4.5, qdt, shall take the value of zero.

In relevant year t, if t APTRt is less than 4.1, qdt shall be the amount derived from the following formula:

qdt = max	[	(APTRt –4.1) x IRCt –	RLD	x BRt	]
100

where:

APTRt	is the actual overall performance score for the licensee in relevant year t, based on all assessed attributes in the survey of quality and speed of telephone response provided to the Authority by the company carrying out that survey, as notified by the Authority to the licensee.

IRCt	means the penalty rate in the relevant year t for performance in respect of the speed and quality of telephone response and is derived from the following formula:

IRCt =	2 x RLD	x BRt
100

where:

RLD	means the maximum percentage of base demand revenue exposed to penalties under the incentives for the quality and speed of telephone response and takes the value of 0.25.

BRt	means base demand revenue in the relevant year t and is as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

8.	For the purpose of paragraph 3:

qet	means such positive adjustment (if any) to allowed demand revenue in respect of the discretionary reward scheme for best practice in relation to priority customers, communication, and corporate social responsibility as may be determined by the Authority.

9.	For the purposes of paragraphs 2, 3 and 5:

qft	means the adjustment to allowed demand revenue in respect of the standard of performance for supply restoration under severe weather conditions imposed on the licensee under regulation 6.

In relevant year t, qft shall be the amount derived from the following formula:

qft = min [(SWPMt - SWPDt),0] + max	[(	SWPDt –	RLE	x BRt	)	,0	]
100

where:

SWPDt	is the total amount of the payments in relevant year t which either have been paid to customers or, where not paid, which customers would have been entitled to claim for the licensee’s failure to meet the standard of performance for supply restoration under severe weather conditions imposed on the licensee under regulation 6.

SWPMt	is the total amount of payments that the licensee has made formally to customers in relevant year t in respect of failure to meet the standard of performance for restoration under severe weather conditions imposed on the licensee under regulation 6 or that has been paid to customers in the form of ex gratia payments for a severe weather event in relevant year t, and in calculating t SWPM a maximum of £200 of payments per customer for any given event in relevant year t may be taken into account.

RLE	means the maximum percentage of base demand revenue exposed to the severe weather arrangements for relevant year t and has the value of 2.

SWEt	means the licensee’s total exposure to the severe weather arrangements in relevant year t and shall be derived from the following formula:

SWEt = qft - min (SWPMt, SWPDt)

10.	For the purposes of paragraphs 2 and 3:

qgt	means the adjustment to allowed demand revenue in respect of the standard of performance for supply restoration imposed on the licensee under regulation 5 and shall be the amount derived from the following formula:

qgt = [(NCPMt - NCPDt), 0]

where;

	NCPDt	is the total amount of the payments in relevant year t which either have been paid to customers or, where not paid, which customers would have been entitled to claim for the licensee’s failure to meet the standard of performance for supply restoration imposed on the licensee under regulation 5.

	NCPMt	is the total amount of the payments that the licensee has made formally to customers in relevant year t in respect of failure to meet the standard of performance for supply restoration imposed on the licensee under regulation 5 or that has been paid to customers in the form of ex gratia payments in respect of such failure.

11.	Where the report of an examiner specifies that the level of accuracy of any specified information used for the purpose of any formula in this condition is less than the level of accuracy specified for such information in the quality of service rigs, the Authority may, after consulting the licensee and having regard to all relevant information and circumstances, and so as to mitigate any distortion arising from that inaccuracy, by notice to the licensee direct which data shall be used in substitution for that information for the purposes of that formula.

12.	Where:

(a)	the licensee considers that its performance in respect of any matter used for calculating t CIIS or t CMLIS has been affected by a severe weather event that meets the relevant exceptionality requirement defined in Annex B;

(b)	the licensee has notified the Authority of such event within 14 days of the date upon which the licensee considers that such effect has ceased or within 14 days of the end of the relevant year (whichever is the earlier);

(c)	the examiner or the Authority has verified the impact of the event on performance; and

(d)	the Authority is satisfied that the severe weather event meets the relevant exceptionality requirement defined in Annex B,

the licensee’s performance used for calculating t CIIS or t CMLIS shall be adjusted so as to exclude the full verified impact of the event as directed by the Authority.

13.	Where:

(a)	the licensee considers that its performance in respect of any matter used for calculating CIISt or CMLISt has been affected by an event which does not meet the exceptionality requirement defined in Annex B but does meet the exceptionality requirements defined in Annex C;

(b)	the licensee has notified the Authority of such event within 14 days of the date upon which the licensee considers that such effect has ceased or within 14 days of the end of the relevant year (whichever is the earlier);

(c)	the examiner has reported to the Authority in respect of such event and its effect;

(d)	the licensee has provided such further information, if any, as the Authority may require; and

(e)	the Authority is satisfied that the event meets the exceptionality requirements defined in Annex C,

the Authority may, having regard to whether the licensee has met the criteria for mitigating actions set out in Annex D, by notice to the licensee direct that, for the purpose of calculating CIISt or CMLISt, or both, all or part of the impact of the event which is in excess of the relevant threshold in successive three-month periods from the start of the event until its effect has ceased shall be excluded from the relevant year’s performance of the licensee.

14.	A direction under paragraph 11, 12 or 13 shall not have effect unless, before it is made, the Authority has given notice to the licensee:

(a)	setting out the terms of the proposed direction;

(b)	stating the reasons why it proposes to issue the direction; and

(c)	specifying the period (not being less than 14 days from the date of the notice) within which the licensee may make representations or objections,

and has considered any such representations or objections and given reasons for its decision.

15.	A notice under paragraph 11 of standard condition 49 (Quality of Service Incentive Scheme and Associated Information) in relation to Appendix 2 of the quality of service rigs may not specify a date for the purposes of paragraph 11(a) of that condition which is other than a price control review date unless all distribution services providers have agreed that date.

16.	In this condition:

(a)	any reference to a numbered regulation is a reference to the regulation bearing that number in the Electricity (Standards of Performance) Regulations 2005.

(b)	where the terms “max” and “min” are used in any formula, for any two given amounts X and Y, “min (X,Y)” means X if X-Y is negative (and otherwise means Y), and “max (X,Y)” means Y if X-Y is negative (and otherwise means X).

(c)	words and expressions defined for any purposes of:

(i)	special condition B1 (Restriction of distribution charges: demand use of system charges); and

(ii)	standard condition 49 (Quality of Service Incentive Scheme and Associated Information),

shall have the same meaning when used in this condition.

(d)	words and expressions defined in the quality of service rigs which are used in this condition shall have the same meaning as in that document.

Annex A: Targets and incentive rates for interruptions: SP Manweb plc

Relevant year commencing:	1 April 2005	1 April 2006	1 April 2007	1 April 2008	1 April 2009
TAt	46.7	46.7	46.7	46.7	46.7
IRAt (£ million 2002/3 prices)	0.18	0.18	0.18	0.18	0.18
TBt	51.8	49.9	48.0	46.1	44.2
IRBt (£ million 2002/3 prices)	0.20	0.21	0.22	0.23	0.24

Annex B: Exceptionality requirement for severe weather events

The relevant requirement for a severe weather event to be treated as exceptional for the purposes of paragraph 12 is that the number of incidents caused by the event at distribution higher voltage in any 24-hour period is equal to or greater than the severe weather exceptionality threshold:

where, for the purposes of this condition:

(a)	the severe weather exceptionality threshold is equal to the number of incidents set against the name of the licensee in the table below;

(b)	“distribution higher voltage” means nominal voltages of more than 1000 volts up to and including 132 kilovolts; and

(c)	“incidents” are as defined in the quality of service rigs.

Licensee	Severe weather exceptionality threshold
Central Networks West plc	63
Central Networks East plc	58
United Utilities Electricity plc	47
Northern Electric Distribution Limited	36
Yorkshire Electricity Distribution plc	35
Western Power Distribution (South West) plc	54
Western Power Distribution (South Wales) plc	46
EDF Energy Networks (LPN) plc	10
EDF Energy Networks (SPN) plc	46
EDF Energy Networks (EPN) plc	72
SP Distribution Limited	79
SP Manweb plc	61
Scottish Hydro-Electric Power Distribution Limited	61
Southern Electric Power Distribution plc	62

Annex C: Exceptionality requirements for other events

For the purposes of paragraph 13, the exceptionality requirements for an event not falling within paragraph 12 are:

(a)	that the occurrence of the event (including, without limitation, an event arising from an incident on a transmission network or other connected network, or from terrorism or vandalism) is outside the control of the licensee and is a consequence of an external cause; and

(b)	that the event contributes more than the relevant threshold amount to t CIIS or t CMLIS in a three-month period,

where, in paragraph (b), the relevant threshold amounts for t CIIS and t CMLIS respectively are those set against the name of the licensee in the table below.

Licensee	CI threshold amount	CML threshold amount
Central Networks West plc	1.1	0.9
Central Networks East plc	1.0	0.8
United Utilities Electricity plc	1.1	0.9
Northern Electric Distribution Limited	1.6	1.3
Yorkshire Electricity Distribution plc	1.2	0.9
Western Power Distribution (South West) plc	1.7	1.4
Western Power Distribution (South Wales) plc	2.3	1.9
EDF Energy Networks (LPN) plc	1.1	0.9
EDF Energy Networks (SPN) plc	1.2	0.9
EDF Energy Networks (EPN) plc	0.7	0.6
SP Distribution Limited	1.3	1.0
SP Manweb plc	1.7	1.4
Scottish Hydro-Electric Power Distribution Limited	3.7	2.9
Southern Electric Power Distribution plc	0.9	0.7

Annex D: Criteria for mitigating actions

For the purposes of paragraph 13, the criteria for mitigating actions are:

(a)	that the licensee’s actions (or lack of actions) were not contributory factors to the occurrence of the event; and

(b)	that the licensee took all appropriate steps within its power:

(i)	to limit the number of customers interrupted by the event, and

(ii)	to restore customers’ supplies quickly and efficiently, having due regard to safety and other legal obligations.

Annex E: Values for Q by licensee

For the purpose of calculating t IQ for the relevant year commencing 1 April 2005, the values of 2 t Q - and 3 t Q - for each licensee are as set out in the table below.

Licensee	Qt-3	Qt-2
Central Networks West plc	-£42,523	£54,025
Central Networks East plc	£78,531	-£249,159
United Utilities Electricity plc	-£530,583	£34,910
Northern Electric Distribution Limited	£128,076	£138,097
Yorkshire Electricity Distribution plc	£102,352	£96,044
Western Power Distribution (South West) plc	£113,704	£142,162
Western Power Distribution (South Wales) plc	£48,633	£91,263
EDF Energy Networks (LPN) plc	-£225,240	-£282,750
EDF Energy Networks (SPN) plc	-£16,002	-£55,071

Licensee	Qt-3	Qt-2
EDF Energy Networks (EPN) plc	-£148,927	-£221,721
SP Distribution Limited	£49,620	£72,480
SP Manweb plc	£29,875	-£381,372
Scottish Hydro-Electric Power Distribution Limited	£157,222	£197,028
Southern Electric Power Distribution plc	£171,883	£202,806

SPECIAL CONDITION C3 – Calculation of charge restriction adjustments arising from the innovation funding incentive scheme

1.	The purpose of this condition is to provide for adjustments to allowed demand revenue to reflect the performance of the licensee in relation to its investment in innovation under the innovation funding incentive (IFI) scheme established pursuant to standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones).

2.	For the purposes of paragraph 2 of special condition B3 (Restriction of distribution charges: total incentive revenue adjustment), t IFI is derived for the relevant year t from the formula:

IFIt = ptrit x (min (IFIEt, ((0.005 x CBRt) + KIFIt)))

where:

IFIEt	means the eligible IFI expenditure for the relevant year t as reported in the IFI annual report for that year (provided that any such expenditure incurred between 1 October 2004 and 31 March 2005 inclusive shall be treated as if incurred in the relevant year commencing 1 April 2005).

CBRt	means combined distribution network revenue in the relevant year t as defined in special condition A1 (Definitions and interpretation).

ptrit	is the pass-through factor applicable for the relevant year t as specified below:

Relevant Yeart	2005/06	2006/07	2007/08	2008/09	2009/10
prtit	0.9	0.85	0.8	0.75	0.7

KIFIt	is the IFI carry-forward in relation to the incentive scheme as set out in the IFI annual report for relevant year t-1, and is calculated from the following formula:

	{	0.5 x 0.005 x CBRt-1’	if IFIEt-1< (0.5 x 0.005 x CBRt-1),
KIFIt =		(0.005 x CBRt-1) – IFIEt-1	if IFIEt-1> (0.5 x 0.005 x CBRt-1) and IFIEt-1 < (0.0005 xCBRt-1),
		0,	if IFIEt-1 > (0.005 x CBRt-1);

where, for the year commencing 1 April 2005, t KIFIt shall be zero.

3.	For the purposes of the incentive scheme, the eligible IFI internal expenditure that qualifies as eligible IFI expenditure in the relevant year t (IFIIEt) shall not exceed the amount determined by the following formula:

IFIIEt < z x IFIEt

where:

IFIIEt	is the eligible IFI internal expenditure that qualifies as eligible IFI expenditure for the relevant year t.

z	shall take the value, except insofar as the Authority consents otherwise, of 0.15.

4.	For the purposes of this condition:

“eligible IFI internal expenditure”	means that amount of eligible IFI expenditure spent or accrued on the internal resources of the licensee;

“eligible IFI expenditure”	means the amount of expenditure spent or accrued by the licensee in respect of eligible IFI projects;

“eligible IFI projects”	means those projects that meet the requirements described for such projects; and

“IFI annual report”

means the report produced each year by the licensee, in a format agreed with the Authority, in respect of expenditure on innovation,

in each case above, all as more fully set out in the regulatory instructions and guidance for the time being in force under standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding, and Registered Power Zones) in relation to the incentive schemes established under that condition.

SPECIAL CONDITION D1 – Restriction of distribution charges: generation use of system charges

1.	The purposes of this condition are to establish the charge restrictions that determine the level of allowed network generation revenue that may be recovered from generation use of system charges by the licensee and to set out the obligation of the licensee in respect of those restrictions.

Formula for allowed network generation revenue (AGt)

2.	The licensee, in setting its generation use of system charges, shall take all appropriate steps within its power to ensure that, in the relevant year t, network generation revenue does not exceed allowed network generation revenue calculated in accordance with the following formula:

AGt = IGt + RPZt - KGt

where:

AGt	means allowed network generation revenue in the relevant year t.

IGt	is the incentive revenue for distributed generation, and in the relevant year t is derived from the formula in paragraph 2 of special condition D2 (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones).

RPZt	is the incentive revenue for registered power zones, and in the relevant year t is derived from the formula in paragraph 9 of special condition D2 (Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones).

KGt	means the correction factor in relevant year t, whether of a positive or negative value, calculated in accordance with the formula given in paragraph 3.

Formula for the correction factor (KGt)

3.	For the purpose of paragraph 2, KGt is derived from the following formula:

KGt	=	(RGt-1 - AGt-1)	x	[	1+(It+PRt)	]
100

where:

RGt-1	means the network generation revenue in the year preceding the relevant year t, except in the relevant year commencing 1 April 2005 where RGt-1 shall take the value of zero.

AGt-1	means allowed network generation revenue in the year preceding the relevant year t, except in the relevant year commencing 1 April 2005 where AGt-1 shall take the value of zero.

It	means the average specified rate (as defined under those words in special condition A1 (Definitions and interpretation)) in the relevant year t.

PRt	means the rate of interest that is applicable in accordance with paragraph 2 of special condition E1 (Charge restriction conditions: supplementary restrictions).

SPECIAL CONDITION D2 – Calculation of charge restriction adjustments arising from the incentive schemes for distributed generation and registered power zones

1.	The purposes of this condition are to provide for adjustments to allowed network generation revenue so as to reflect the performance of the licensee in relation to the incentive schemes for distributed generation and registered power zones established pursuant to standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones).

2.	For the purposes of paragraph 2 of special condition D1 (Restriction of distribution charges: generation use of system charges), t IG is the amount derived from the following formula:

3.	For the purposes of paragraph 2, t GI means the total incentive payment in the relevant year t, as derived from the following formula:

GIt = PIAGt x gir x gct

where:

PIAGt	is the price index adjuster relating to DG, and is as set out in paragraph 6.

gir	is the incentive rate for the scheme, which takes the value of £1500 per MW of incentivised DG capacity, except in relation to Scottish Hydro-Electric Power Distribution Limited where it shall take the value of £2000 per MW.

gct	is the total incentivised capacity of relevant DG that is directly or indirectly connected to the licensee’s distribution system as at 31 March of the relevant year t , expressed in MW.

4.	For the purposes of paragraph 2, t GP means an amount representing the pass-through revenue in respect of the connection of distributed generation in the relevant year t, and is calculated in accordance with the following formula:

where:

GPt=PIAGt	x	t-1	[	1 PAGj	x	{	r	}	x	(gpj –gtj	)	]
		S					1 – 1
		j=max((y.t-P)					(1+r)[p]

where:

PIAGt is the price index adjuster relating to DG, and is as set out in paragraph 6.

r	is the allowed pre-tax cost of capital, expressed in real terms, which, for the purposes of this condition, shall take the value of 6.9%.

y	is the value of t for the relevant year commencing 1 April 2005.

P	means the number of complete relevant years over which use of system capex is remunerated, which for the purposes of this condition takes the value of 15.

gpj	means the amount of total use of system capex that is subject to the pass-through arrangement of the incentive scheme in the relevant year j and is derived from the following formula:

gpj = ptrg x (gpsj + gpcj) - gpcj

where:

ptrg	is the pass-through rate and shall take the value of 0.8.

gpsj	is the amount, expressed in pounds sterling, of use of system capex for DG for relevant year j.

	gpcj	is the amount, expressed in pounds sterling, of shared connection capex for DG for relevant year j .

gtj	is the amount of capex that is excluded from this calculation to reflect the transfer of capex from the DG incentive scheme in accordance with paragraph 8.

5.	For the purposes of paragraph 2, t GO is the adjustment to allowed network generation revenue in respect of the operational and maintenance costs of total capex for DG for relevant year t, and is derived from the following formula:

GOt = PIAGt x gor x gct,

where:

PIAGt	is the price index adjuster relating to DG, and is as set out in paragraph 6.

gct	is as defined in paragraph 3.

gort	is the allowed operational and maintenance rate for all relevant DG, and has a value of £1000 per MW of incentivised DG capacity.

6.	For the purposes of this condition, t PIAG is the price index adjuster in relevant year t as derived from the following formula:

PIAGt	=	[	1+	RPIt	]	x	PIAGt-1’
100

Where:

for the relevant year commencing 1 April 2005, 1 = t PIAG .

RPIt	is as defined as in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

7.	For the purposes of this condition, the incentive rate for the scheme, gir , shall take the value set out in paragraph 3 for each and every relevant year up to and including the relevant year commencing 1 April 2024 insofar as it is applied to incentivised DG capacity relevant to the licensee’s distribution system during the period from 1 April 2005 to 31 March 2010.

8.	For the purpose of determining gtj in paragraph 4, the licensee, with the consent of the Authority, may exclude capex in respect of those assets for which capex has been initially treated as use of system capex for DG but in respect of which:

(a)	the incentivised DG capacity utilising those assets has fallen because the owner or operator of a relevant DG, or any agent thereof, has terminated its agreements for generator use of system (or such parts of any other use of system agreements as may apply) and connection to an authorised distributor’s distribution system, or has otherwise reduced the capacity required; and

(b)	those assets have a value that has not been fully depreciated through generation use of system charges for 15 complete relevant years in accordance with paragraph 4.

9.	For the purposes of paragraph 2 of special condition D1 (Restriction of distribution charges: generation use of system charges), t RPZ (the incentive revenue for registered power zones in the relevant year t) is derived from the formula:

RPZt = PIAGt x min (RPZM, giz x gcz,)

where:

PIAGt	is the price index adjuster relating to DG, and is as set out in paragraph 6.

RPZM	means the annual cap on RPZ revenue and takes the value of £500,000.

giz	means the incremental incentive rate for connecting a relevant DG within that area registered by the Authority as a registered power zone, and shall take a value of £3000 per MW of RPZ DG capacity.

gczt	is the amount of RPZ DG capacity, expressed in MW, connected to the licensee’s distribution system in the relevant year t, as at 31 March of that year, within that area registered by the Authority as a registered power zone for the purposes of this condition.

10.	For the purposes of this condition:

“capex”	means costs directly incurred by the licensee in relation to the installation or reinforcement of electrical lines or electrical plant forming part of the licensee’s distribution system.

“incentivised DG capacity”	in relation to any relevant year, means the highest active electrical power that could be generated (or the relevant incremental change in this amount in cases involving the expansion of existing distributed generation) by a relevant DG for that year, according to:

(a) the connection and use of system agreements in force on 31 March of that relevant year in relation to the relevant plant or apparatus; or

(b)    in any case of generation covered by Engineering Recommendation G83/1 (or any authorised successor thereof), the notification received by the licensee on or before 31 March of that year, in each case as connected at 31 March of the relevant year;

“relevant DG”	means distributed generation (except for distributed generation operating in parallel with the licensee’s distribution system for the purposes of standby) which has a connection start date on or after 1 April 2005 and is eligible for use of system charges (if any) in accordance with the licensee’s use of system charging methodology in place on or after 1 April 2005;

“RPZ DG capacity”	means the sum of incentivised DG capacity of all relevant DG with a connection point to that part of the licensee’s distribution system that forms a registered power zone;

“shared connection capex for DG”	means that part of the total capex for DG that is to be recovered from generation connection charges payable to the licensee, but exclusive of all costs relating to sole use assets and, where appropriate, exclusive also of the incremental costs in excess of the high-cost project threshold (as set out in the licensee’s connection charging methodology statement in place on or after 1 April 2005);

“total capex for DG”	means the sum of all costs directly incurred by the licensee in relation to the installation or reinforcement of electrical lines or electrical plant necessary for the connection of relevant DG or any proposed or expected relevant DG for subsequent relevant years and, for the avoidance of doubt, includes the increase in the present value of costs resulting from the advancement in time, to within the relevant year, of the reinforcement of assets so as to facilitate the connection of the relevant DG;

“total incentivised DG capacity”	means the sum, for all relevant DG for the licensee’s distribution system, of the incentivised DG capacity; and

“use of system capex for DG”	means that amount of total capex for DG that is not remunerated through connection charges payable to the licensee, in each case above, all as more fully set out in the regulatory instructions and guidance for the time being in force under standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones) in relation to the incentive schemes established under that condition.

SPECIAL CONDITION E1 – Charge restriction conditions: supplementary restrictions

1.	The purpose of this condition is to set out the supplementary restrictions on distribution charges levied by the licensee.

Restrictions on over- and under-recoveries

2.	For the purposes of paragraph 5 of special condition B1 (Restriction of distribution charges: demand use of system charges) and paragraph 3 of special condition D1 (Restriction of distribution charges: generation use of system charges), the interest rate adjustment PRt shall be determined as follows:

(a)	if, in respect of the relevant year t-1, the combined distribution network revenue exceeds the combined allowed distribution network revenue by more than 2 per cent, PRt shall take the value of 3; or

(b)	if, in respect of the relevant year t-1, the combined distribution network revenue is less than the combined allowed distribution network revenue by more than 2 per cent, PRt shall take the value of zero;

and otherwise:

(c)	PRt shall take the value of 1.5.

Restrictions on demand charges

3.	If, in respect of any relevant year, regulated demand revenue exceeds allowed demand revenue by more than 4 per cent, the licensee shall provide an explanation to the Authority and in the next following relevant year shall not, unless and insofar as the Authority consents, increase demand use of system charges.

4.

If, in respect of each of two successive relevant years, regulated demand revenue is less than 90 per cent of allowed demand revenue, the Authority, after consultation with the licensee, may direct that, in calculating KDt for the purposes of paragraph 5 of special condition B1 (Restriction of distribution charges: demand use of system charges) in respect of the next following relevant year, there shall be substituted for the amount represented by RDt-1 in the formula at that paragraph such amount as the Authority may specify, being an amount not less than RDt-1 and not more than 0.9x(ADt-1).

Restrictions on generation charges

5.	If, in respect of any relevant year, network generation revenue exceeds allowed network generation revenue by more than 10 per cent, the licensee shall provide an explanation to the Authority and in the next following relevant year shall not, unless and insofar as the Authority consents, increase generation use of system charges.

6.	If, in respect of each of two successive relevant years, network generation revenue is less than 75 per cent of allowed network generation revenue, the licensee shall provide an explanation to the Authority and in the next following relevant year shall not, unless the Authority consents, increase generation use of system charges by more than 20 per cent.

Distribution unit categories

7.	Not less than three months after the start of the relevant year commencing 1 April 2005, the licensee shall give the Authority a statement specifying separately those use of system charges in respect of which the licensee intends to treat the units distributed as falling within the definition of each of LV1 units and LV2 units and LV3 units respectively.

8.	If the licensee introduces a category of use of system charges not identified in the statement provided to the Authority in accordance with paragraph 7, the licensee shall provide a statement to the Authority specifying the distribution unit categories that units distributed, in respect of those use of system charges introduced by the licensee, are to be treated as falling within.

9.	Where the Authority is satisfied that a use of system charge or charges in respect of which the licensee has treated the units as falling within one of the distribution unit categories I should not be so treated, the Authority shall after consultation with the licensee issue a direction specifying the category into which the units should fall and shall specify the date from which they should be so treated, being a date not earlier than 1 April 2005.

SPECIAL CONDITION F1 – Restriction of basic metering charges

1.	The purposes of this condition are to establish the restrictions on charges for basic meter asset provision and basic meter operation services provided by the licensee and to set out the obligations of the licensee in respect of those restrictions.

Part A: Basic meter asset provision

2.	The licensee shall, in setting charges for basic meter asset provision in accordance with standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services), ensure that those charges do not exceed the limits imposed by paragraphs 3 to 7.

Restraints on charges for single-phase single-rate credit meters

3.	The licensee shall, in setting charges for the provision of a single-phase single-rate credit meter, ensure that the total charge is at no time greater than the value derived from the following formula:

SRCMt = £1.12 x PITt

where:

SRCMt	is the maximum amount that the licensee may charge for the provision of a single-phase single-rate credit meter in the relevant year t.

PITt	shall be the value determined in accordance with paragraph 11.

Restraints on charges for single-rate token prepayment meters

4.	The licensee shall, in setting charges for the provision of a single-rate token pre-payment meter, ensure that the total charge is at no time greater than the value derived from the following formula:

TPPMt =	([(	TPPMAV	)	x	[	1 +	[	(1 + LTWt) x	(6.9	–	6.9	x	LTWt	)]]]	+ £0.242)	x PITt
		LTt							100		200		LTt

where:

TPPMt	is the maximum amount that the licensee may charge for the provision of a single-rate token prepayment meter in the relevant year t.

TPPMAV	means the modern equivalent asset value of a single-rate token prepayment meter and shall take the value of £59.00.

LTt	is the current expected life of a single-rate token prepayment meter, as calculated using the following formula:

LTt = 9.72 - LRTPPMt

where:

	LRTPPMt	means the allowed reduction in the expected asset life of a single-rate token prepayment meter since 1 April 2005 as determined in accordance with paragraph 17 to 21.

LTWt	shall take the value of LTt rounded down to the nearest integer.

PITt	shall be the value determined in accordance with paragraph 11.

Restraints on charges for single-rate key prepayment meters

5.	The licensee shall, in setting charges for the provision of a single-rate key prepayment meter, ensure that the total charge is at no time greater than the value derived from the following formula:

KPPMt =	([(	KPPMAV	)	x	[	1 +	[	(1 + LKWt) x	(6.9	–	6.9	x	LTWt	)]]]	+ £0.242)	x PITt
		LKt							100		200		LTt

where:

KPPMt	is the maximum amount that the licensee may charge for the provision of a single-rate key prepayment meter in the relevant year t.

KPPMAV	means the modern equivalent asset value of a single-rate key prepayment meter and shall take the value of £60.31.

LKt	is the current expected life of a single-rate key prepayment meter, as calculated in accordance with the following formula:

LKt = 9.34 - LRKPPMt

where:

	LRKPPMt	means the allowed reduction in the expected asset life of a single-rate key prepayment meter since 1 April 2005 as determined in accordance with paragraphs 17 to 21.

LKWt	shall take the value of LKt rounded down to the nearest integer.

PITt	shall be the value determined in accordance with paragraph 11.

Restraints on charges for single-rate smartcard prepayment meters

6.	The licensee shall, in setting charges for the provision of a single-rate smartcard prepayment meter, ensure that the total charge is at no time greater than the value derived from the following formula:

SPPMt =	([(	SPPMAV	)	x	[	1 +	[	(1 + LSWt) x	(6.9	–	6.9	x	LTWt	)]]]	+ £0.242)	x PITt
		LSt							100		200		LTt

where:

SPPMt	is the maximum amount that the licensee may charge for the provision of a single-rate smartcard prepayment meter in the relevant year t.

SPPMAV	means the modern equivalent asset value of a single-rate smartcard repayment meter and shall take the value of £62.77.

LSt	is the current expected life of a single-rate smartcard prepayment meter, as calculated in accordance with the following formula:

LSt = 7.00 - LRSPPMt

where:

	LRSPPMt	means the allowed reduction in the expected asset life of a single-rate smartcard prepayment meter since 1 April 2005 as determined in accordance with paragraph 17 to 21.

LSWt	shall take the value of LSt rounded down to the nearest integer.

PITt	shall be the value determined in accordance with paragraph 11.

Restraints on charges for all other types of meter provided under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services)

7.	The licensee shall, in setting charges for the provision of types of meter under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) other than those covered by paragraphs 3 to 6, ensure that the total charge for such provision is at no time greater than the value derived from the following formula:

MAPPCt	=	[	MEAPi	+	MEAPi	x	6.9	+	0.242	]	x	PITt
			ELAt				200

where:

MAPPC	is the maximum amount that the licensee may charge for the provision of types of meter other than those covered by paragraphs 3 to 6 in the relevant year t.

MEAPi	is the modern equivalent asset purchase price of the meter type i as at 1 June 2003 or the nearest determinable date after 1 June 2003.

ELAi	is the current expected economic life of the meter type i.

PITt	shall take the value determined in accordance with paragraph 11.

8.	The following types of meter shall (without limitation and subject to the right of the licensee to sub-divide any such type in order to facilitate cost-reflective charging) constitute those which are covered by the provisions of paragraph 7:

(a)	multi-rate single-phase credit meters;

(b)	multi-rate single-phase prepayment meters;

(c)	poly-phase single-rate whole current meters;

(d)	poly-phase multi-rate whole current meters; and

(e)	non-half hourly current transformer meters.

Part B: Basic meter operation services

9.

The licensee shall, in setting its charges for the services of basic meter operation provided in accordance with standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services), take all appropriate steps within its power to ensure that basic meter operation revenue in the relevant year t does not exceed the amount represented by the term MOPt (being allowed meter operation revenue) calculated in accordance with the following formula:

MOPt = MOPRt - RMAt

where:

MOPRt	is the baseline meter operation revenue derived from the following formula:

MOPRt = MRV x PITt

where:

	MRV	is the baseline meter operation allowance in 2002/03 prices and shall take the value of that term set against the licensee’s name in Annex A.

	PITt	shall take the value determined in accordance with paragraph 11.

RMAt	is the adjustment to the revenue associated with basic meter operation and is derived from the formula given in paragraph 10.

10.	For the purposes of paragraph 9, RMAt is derived from the following formula:

RMAt = SCAt + PCAt + CTCAt

where:

SCAt	is the revenue adjustment for changes in the level of single-phase metering chargeable activities and is calculated using the following formula:

SCAt = (FSCA - SPCAt) x (21.37 x PITt)

where:

	FSCA	is the starting value for the single-phase metering chargeable activities and shall take the value of that term set against the licensee’s name in Annex A.

	SPCAt	is the number of single-phase metering chargeable activities undertaken in the relevant year t.

	PITt	shall be the value determined in accordance with paragraph 11.

PCAt	is the revenue adjustment for changes in the level of poly-phase metering chargeable activities and is calculated in accordance with the following formula:

PCAt = (FPCA - PPCAt) X (34.91 x PITt)

where:

	FPCA	is the starting value for the poly-phase metering chargeable activities and shall take the value of that term set against the licensee’s name in Annex A.

	PPCAt	is the number of poly-phase metering chargeable activities undertaken in the relevant year t.

	PITt	shall take the value determined in accordance with paragraph 11.

CTCAt	is the revenue adjustment for changes in the level of current transformer metering chargeable activities and is calculated using the following formula:

CTCAt = (FCTA - CCAt) X (106.67 x PITt)

where:

FCTA	is the starting value for the current transformer metering chargeable activities and shall take the value of that term set against the licensee’s name in Annex A.

CCAt	is the number of current transformer metering chargeable activities undertaken in the relevant year t.

PITt	shall take the value determined in accordance with paragraph 11.

11.	For the purposes of paragraphs 3 to 10, the price index adjustment (PIT) shall be calculated as follows:

PITt	=	[	1	+	RPI1	]	x	PITt-1
100

where:

PITt	in the relevant year commencing 1 April 2002 shall take the value of 1.

RPIt	is determined in accordance with paragraph 4 of special condition B1 Restriction of distribution charges: demand use of system charges).

Part C: Relief from onerous obligations

12.	This paragraph applies where the licensee considers:

(a)

that the selective appointment by a supplier (“the relevant supplier”) of a provider or providers other than the licensee of basic meter operation services has materially altered, or is likely so to alter, the average cost to the licensee of meeting its obligations pursuant to standard condition 36 (Requirement to Offer Terms for the

Provision of Basic Metering Services) in respect of the provision of basic meter operation services;

(b)	that as a consequence it is necessary for the licensee to depart from its published statement of charges prepared in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency) by increasing the charges to be levied on the relevant supplier for the continuing provision of basic meter operation services; and

(c)	that the increase in those charges required by the licensee would, in the absence of a derogation from the requirements of paragraph 9 above in respect of allowed meter operation revenue, have the effect in any relevant year of putting the licensee in breach of this condition.

13.	Where paragraph 12 applies, the licensee may apply to the Authority for permission to increase the charges to be levied on the relevant supplier for the continuing provision of such of the basic meter operation services as are the subject of the licensee’s request, stating why such changes are considered to be required, setting out the nature of the change in respect of each of the services in question, and providing such other information to support its application as the Authority may require.

14.	The licensee may, with effect from the date of the application made in accordance with paragraph 13, levy the charges specified in that application in respect of the relevant supplier if:

(a)	the Authority confirms that it consents to such charges with or without amendment and to such extent and on the basis of such terms and conditions as it may specify; or

(b)	the Authority has not, within 90 days after its receipt of the application, issued a direction requiring the licensee not to exceed the allowed meter operation revenue calculated in accordance with paragraph 9.

Part D: Excluded metering services

15.	For the avoidance of doubt, a premium on those charges for the following enhanced appointment services may fall to be chargeable under the provisions of special condition A2 (Scope of the charge restriction conditions):

(a)	out of hours service appointments in time zone 2;

(b)	out of hours service appointments in time zone 3;

(c)	two-hour time-banded appointments;

(d)	same-day appointments; and

(e)	next-day appointments,

where time zone 2 covers any time on a working day from the end of contractual working hours until 11pm from Monday to Saturday and time zone 3 covers:

(i)	any time on a working day from 11pm to the start of contractual working hours; and

(ii)	all day on Sunday or any other non-working day.

16.	Those charges for the provision of services in relation to which paragraph 15 applies shall be set at a level which will allow the licensee to recover no more than its reasonable costs and a reasonable rate of return in providing those services.

Part E: Determination of the reduction in asset life

17.	For the purposes of paragraphs 4 to 6, where the licensee considers that the expected asset life of:

(a)	a single-rate token prepayment meter;

(b)	a single-rate key prepayment meter; or

(c)	a single-rate smartcard prepayment meter, has, as the result of supplier action, fallen below the level assumed for the purposes of establishing the relevant charge restriction, the licensee may, by notice to the Authority, propose a relevant reduction in the asset life for the purposes of this condition.

18.	A relevant reduction under paragraph 17 is one which, in the opinion of the licensee, would, if made, have the effect of enabling the licensee to recover the efficient costs incurred or likely to be incurred in relation to basic meter asset provision.

19.	A notice served by the licensee in accordance with paragraph 17 must:

(a)	specify the restriction to which the notice relates;

(b)	set out the basis (including by reference to the effects of supplier activity) on which the licensee has calculated the relevant reduction; and

(c)	state the date from which the licensee wishes the Authority to agree that the relevant reduction shall have effect (“the reduction date”).

20.	Where the licensee serves a notice under paragraph 17, the Authority:

(a)	following consultation with the licensee; and

(b)	having particular regard to the purposes of this condition, may, within 28 days of receiving such notice, determine the relevant reduction in the expected asset life for the purposes of this condition in such manner as it considers appropriate.

21.	If the Authority has not determined the relevant reduction within 28 days of receiving a notice from the licensee under paragraph 17, and such a notice has not been withdrawn, the licensee may apply the relevant reduction with effect from the reduction date for all relevant purposes of this condition.

22.	For the purposes of this condition:

“current transformer metering chargeable activities”	means, with the exception of single-phase metering chargeable activities and poly-phase metering chargeable activities, those activities performed and charged for under contract as at 1 June 2003 in relation to current transformer meter types.

“modern equivalent asset purchase price”	in relation to any type of meter, means the purchase price of a new meter of the same functionality as that type of meter.

“poly-phase metering chargeable activities”	means, with the exception of single-phase metering activities and current transformer metering chargeable activities, those activities performed and charged for under contract as at 1 June 2003 in relation to poly-phase meter types.

“single-phase metering chargeable activities”	means, with the exception of poly-phase metering chargeable activities and current transformer metering chargeable activities:
(a) activities performed and charged for under contract as at 1 June 2003 in relation to singlephase meter types; and

(b) the activities set out below:

•      resealing a meter

•      installing a timeswitch or teleswitch

•      reprogramming a meter where it is not part of a bulk reprogramming operation

•      de-energising or re-energising a meter

•      making an abortive visit (not including a cancelled visit) to premises, and

•      attending a visit by a DTI inspector

in each case regardless of the type of meter on which the work is, or is to be, performed.

“single-phase single-rate credit meter”	means an induction type (or electronic) alternating current single-phase two-wire single-rate credit meter.

“single-phase key prepayment meter”	means a meter which uses an essential element (the key) for transferring information from a point of sale for electricity credit to a unique prepayment meter or vice versa.

“single-phase smartcard prepayment meter”	means a meter which uses an essential element (the smartcard) for transferring information from a point of sale for electricity credit to a unique prepayment meter or vice versa.

“single-phase token prepayment meter”	means a meter which uses an essential element (the token) for transferring information from a point of sale for electricity credit to a unique prepayment meter.

Annex A: Values for MRV, FSCA, FPCA, and FCTA by licensee

Licensee	MRV £million	FSCA	FPCA	FCTA
Central Networks West plc	8.39	251,266	9,813	921
Central Networks East plc	8.74	275,625	14,095	967
United Utilities Electricity plc	6.20	191,806	7,491	703
Northern Electric Distribution Limited	7.52	273,618	3,418	1,111
Yorkshire Electricity Distribution plc	7.42	253,623	9,905	930
Western Power Distribution (South West) plc	6.06	211,362	6,883	674

Western Power Distribution (South Wales) plc	4.19	143,197	5,593	525
EDF Energy Networks (LPN) plc	7.95	221,137	10,165	3,891
EDF Energy Networks (SPN) plc	8.73	270,969	11,972	4,404
EDF Energy Networks (EPN) plc	10.78	377,151	13,390	1,009
SP Distribution Limited	4.66	146,912	3,459	129
SP Manweb plc	3.66	108,320	3,906	1,574
Scottish Hydro-Electric Power Distribution Limited	2.69	88,294	3,448	324
Southern Electric Power Distribution plc	9.09	310,974	12,145	1,140

SPECIAL CONDITION G1 – Restriction of distribution charges outside the distribution services area

1.	The purpose of this condition is to establish the charge restrictions that apply to charges for demand use of system levied by the licensee in respect of its distribution business outside the distribution services area.

2.	The licensee shall make available and continue to make available charges for the provision of use of system to any authorised supplier using the licensee’s network to supply domestic customers.

3.	The licensee’s demand use of system charges in respect of the distribution of electricity to domestic customers may vary according to the distribution services area of the licensed distributor within which domestic premises are connected to the licensee’s distribution system.

4.	The licensee shall set those charges so that, except with the prior written consent of the Authority, the standing charge, unit rate and any other component thereof shall not exceed its demand use of system charges to equivalent domestic customers.

5.	For the purposes of this condition, the demand use of system charges to equivalent domestic customers are the charges for demand use of system levied by that licensed distributor which is subject to a distribution services direction specifying the distribution services area in which the domestic premises connected to the licensee’s system are located.

6.	The Authority may specify, by direction, which of the charges for demand use of system levied by the licensed distributor with distribution services obligations for the distribution services area are relevant for the purposes of determining the demand use of system charges to equivalent domestic customers.

7.	These charging arrangements shall have effect within this licence until such time and in such circumstances as are described in paragraphs 8 to 13.

8.	This condition shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 9, or notice is given to the Authority by the licensee in accordance with either paragraph 12 or paragraph 13.

9.	A disapplication request shall:

(a)	be in writing addressed to the Authority;

(b)	specify the paragraph or paragraphs of this condition to which the request relates; and

(c)	state the date (being not earlier than the date specified in paragraph 11) from which the licensee wishes the Authority to agree that the specified paragraph or paragraphs shall cease to have effect (“the disapplication date”).

10.	The licensee may withdraw a disapplication request at any time.

11.	Save where the Authority consents otherwise, no disapplication following delivery of a disapplication request pursuant to paragraph 9 shall have effect until a date being the later of:

(a)	not less than 18 months after delivery of the disapplication request; and

(b)	31 March 2007.

12.	If the Authority has not made a reference to the Competition Commission under section 12 of the Act relating to the modification of this condition or the part or parts thereof specified in the disapplication request before the beginning of the period of 12 months which will end with the disapplication date and the licensee has not withdrawn the disapplication request, the licensee may deliver a written notice to the Authority terminating the application of this condition or the part or parts thereof specified in the disapplication request with effect from the disapplication date or such earlier date to which the Authority has given its consent under paragraph 11.

13.	If the Competition Commission’s report on a reference made by the Authority relating to the modification of this condition or the part or parts thereof specified in the disapplication request does not include a conclusion that the cessation of such charge restrictions in this condition, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with section 13 of the Act deliver to the Authority notice terminating the application of this condition or the part or parts thereof specified in the disapplication request with effect from the disapplication date.

SCHEDULE 1

SPECIFIED AREA

Great Britain

SCHEDULE 2

REVOCATION

1.	The Authority may at any time revoke the licence by giving no less than 30 days’ notice (24 hours’ notice, in the case of a revocation under sub-paragraph 1(g)) in writing to the licensee:

(a)	if the licensee agrees in writing with the Authority that the licence should be revoked;

(b)	if any amount payable under standard condition 3 (Payments by licensee to the Authority) is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Authority has given the licensee notice that the payment is overdue - provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

(c)	if the licensee fails:

(i)	to comply with a final order (within the meaning of section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined; or

(ii)	to pay any financial penalty (within the meaning of section 27A of the Act) by the due date for such payment and such payment is not made to the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27E of the Act could be made questioning the validity or effect of the financial penalty or before the proceedings relating to any such application are finally determined;

(d)	if the licensee fails to comply with:

(i)	an order made by the Secretary of State under section 56,73,74 or 89 of the Fair Trading Act 1973; or

(ii)	an order made by the court under section 34 of the Competition Act 1998.

(e)	if the licensee has not within 5 years after the date on which this licence comes into force, commenced the distribution of electricity to any of the premises within the area specified in Schedule 1 to this licence;

(f)	if the licensee has ceased to distribute electricity to all of the premises within the area specified in Schedule 1 to this licence for a period of 5 years;

(g)	if the licensee:

(i)	is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraphs 2 and 3 of this schedule) or has any voluntary arrangement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Authority);

(ii)	has a receiver (which expression shall include an administrative receiver within the meaning of section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

(iii)	has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

(iv)	passes any resolution for winding-up other than a resolution previously approved in writing by the Authority; or

(v)	becomes subject to an order for winding-up by a court of competent jurisdiction; or

(h)	if the licensee is convicted of having committed an offence under section 59 of the Act in making its application for the licence.

2.	For the purposes of sub-paragraph l(g)(i), section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for “£750” there was substituted “£100,000” or such higher figure as the Authority may from time to time determine by notice in writing to the licensee.

3.	The licensee shall not be deemed to be unable to pay its debts for the purposes of sub-paragraph l(g)(i) if any such demand as is mentioned in section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Authority under paragraph 1.

SCHEDULE 3

DISTRIBUTION SERVICES AREA

The distribution services area shall comprise that area which is outlined on the attached map and shall additionally include those premises listed in List A (the “Additional Premises”) but shall not include those premises listed in List B (the “Excluded Premises”).

A:	ADDITIONAL PREMISES

None

B:	EXCLUDED PREMISES

(a)	PART OF THE DISTRIBUTION SERVICES AREA OF NORWEB PLC

Address	Grid Ref:
Halsall Lane Pumping Station	SD 4080 0864
Halsall Lane
Ormskirk
L39 3AT

CONSENTS AND DIRECTIONS

Direction issued under Condition 27 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 29 of this licence (01.04.92)

OUR REF	BW-92-04.14
[DIR/T/244]

1 April 1992

Mr M G Metcalfe

Head of Regulation

Manweb plc

Sealand Road

CHESTER

CH1 4LR

PUBLIC ELECTRICITY SUPPLY LICENCE: CONDITION 27

DISPOSAL OF RELEVANT ASSETS

The Director General of Electricity Supply (“the Director”) directs that for the purposes of Condition 27 of the Public Electricity Supply Licence (the “Licence”) issued to Manweb plc (the “Licensee”) on 26 March 1990:

1.	The Licensee may dispose of a relevant asset without giving prior notice if:

(i)	the relevant asset is obsolete or redundant;

(ii)	the disposal will not constitute a disposal of a legal (rather than an equitable) interest until the relevant asset is obsolete or redundant; or

(iii)	where the relevant asset comprises only land above or below which an electric line (but not electrical plant) of the licensee is situated, the disposal complies with paragraph 3.

2.	The consent in paragraph 1 shall not apply:

(i)	in respect of a relevant asset if

(a)	the value of that asset;

(b)	the value of that asset and other related relevant assets which are being or intended to be disposed of at the same time; or

(c)	the value of that asset and other relevant assets which together formed a part of the Licensee’s distribution system and are being declared obsolete or redundant at the same time or as part of the same operation, exceeds £100,000 (as amended on 1 April each year by the percentage change in the Retail Price Index since 1 April 1990);

(ii)	in respect of a relevant asset which is obsolete unless an appropriate replacement or alterative arrangement has been installed in the Licensee’s distribution system, or is being or is intended to be installed in such a manner that continuity of the function of that system is achieved;

(iii)	where the disposal constitutes a sale and lease back arrangement;

(iv)	where the relevant asset is intended to remain in operational use but not under the operational control of the Licensee and its value exceeds £10,000 (as amended on 1 April each year by the percentage change in the Retail Price Index since 1 April 1990); or

(v)	where the disposal would have the effect of reducing the ability of private electricity suppliers to compete with the Licensee by the use of its system.

3.	For the purposes of paragraph 1 (iii) the disposal shall be on terms which will permit the electric line (including any replacement thereof) to remain in position for as long as it forms part o the licensee’s distribution system under a wayleave, easement or other legal estate which in any such case includes sufficient rights of access in favour of the Licensee for the purpose of inspection, maintenance, replacement or repair as may reasonably be necessary to enable that line to remain in operation as part of the Licensee’s distribution system.

4.

The Licensee may without giving prior notice dispose of any relevant asset to a wholly owned subsidiary (“the subsidiary”) (as defined in the Companies Act 1985 as amended or re-enacted from time to time) of the Licensee if the Licensee has prior to the disposal delivered to the Director a document duly executed by the subsidiary and the Licensee (in a form capable of being enforced by the Director) undertaking to the Director that:

(i)	the subsidiary, in respect of the relevant asset, will comply with the provision of Conditions 27 and 28 of the Licence as if it were the Licensee; and

(ii)	the Licensee will not cause or permit the subsidiary to cease to be its wholly owned subsidiary without the prior written consent of the Director to the disposal of the relevant asset(s) owned by the subsidiary.

5.	The Licensee may without giving prior notice grant to a third party an easement, wayleave, licence or similar right over any land or property in which the Licensee has a legal or beneficial interest and which is a relevant asset, save where the grant of such a right would have a material adverse effect on the Licensee’s ability to use or develop the land for the purposes of the Licensee’s Distribution Business.

6.	The Licensee may without giving prior notice dispose of any relevant asset to another Licensee provided that:

(i)	the Licensee to whom disposal is made is subject to the provisions of licence conditions equivalent to condition 27 and 28 of the Licence;

(ii)	the relevant asset will become a relevant asset under those equivalent licence conditions upon disposal;

(iii)	the Licensee will be able to fulfil the duties arising under or by virtue of the Licence after disposal of the relevant asset.

7.	The consent contained in paragraphs 1, 4, 5 and 6 relates only to Condition 27 and shall not apply or be deemed to apply for the purpose of any consent or approval which the director may or may be required to give in relation to a disposal under any other Condition or under the Act.

8.	In this direction:

“obsolete” means no longer performs its required function either in an efficient manner or at all through wear and tear, obsolescence, damage, failure, unsafe operation or advances in technology and includes equipment that the Licensee has decided to render obsolete as a result of inspection;

“prior notice” means a notice to the Director under paragraph 2 of condition 27 of the Licence;

“redundant” means no longer required or necessary in order to enable the Licensee to comply with its obligations under the Act or the Licence in relation to the Licensee’s distribution system provided that a relevant asset shall not be regarded as being redundant solely because it is in the ownership or control of a third party;

“value” means the estimated price that could be expected to be received in the market at the time of disposal;

and other words and phrases in this Direction which are defined for the purposes of the Licence shall have the same meaning as in the Licence.

DR B WHARMBY Authorised on behalf of the Director General of Electricity Supply

Direction issued under Condition 12 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 39 of this licence (19.04.00)

Direction given under Condition 12 of the public electricity supply licence of Manweb plc

In accordance with paragraph 7 of Condition 12 of the public electricity supply licence held by Manweb plc (the Licensee), the Director hereby directs as follows.

The Licensee shall, to the extent that it is not already compliant with its obligations as at 31st March 2000, be relieved of such obligations for the duration of this direction:

•	under paragraphs 2 to 4 of Condition 12; and

•	under paragraphs 5 and 6 of Condition 12

in each case subject to the terms and conditions set out below.

The Separation Plan

1.	The Licensee shall use all reasonable endeavours to comply with the terms of the Separation Plan.

2.	The Separation Plan shall be the document attached to this direction as Annex A, as it may be amended from time to time in accordance with paragraphs 7 and 8 below.

3.	Where the Separation Plan specifies a date by which an action is to be completed, the Licensee shall use all reasonable endeavours to complete the action by that date.

4.	Where the Separation Plan does not specify a date by which an action is to be completed, the Licensee shall use all reasonable endeavours to make progress towards the completion of the action as soon as is reasonably practicable.

5.	The Licensee shall report to the Director on its compliance with the terms of the Separation Plan at least once every 3 months during the currency of this direction.

6.	The Licensee shall review its compliance with the terms of the Separation Plan, together with the Director and in the light of its reports and of any reports of the Compliance Officer, at least once every 6 months during the currency of this direction.

7.	When the Licensee reviews its compliance under paragraph 6 above, or at any other time when there is a material change in the Licensee’s circumstances, the Director may (giving his reasons) request that the Licensee review the terms of the Separation Plan with a view to its amendment. The Licensee shall, within 28 days of any such request, propose changes to the relevant part of the Plan. Any such changes shall require to be approved by the Director.

8.	The Licensee may at any time request the Director to approve changes to the Separation Plan.

Confidential Information

9.	Subject to paragraph 10 below, and save as provided for in the Separation Plan, the Licensee shall not engage for the purposes of the Distribution Business the same employees, agents, advisers, consultants or contractors as are engaged for the purposes of any other business of itself (or any affiliate or related undertaking).

10.	Paragraph 9 above shall not apply insofar as:

(a)	in the case of agents, advisers, consultants or contractors engaged by the Distribution Business and also by any other business of the Licensee (or by any affiliate or related undertaking) (“the appointees”), the Licensee has used all reasonable endeavours to ensure that:

(i)	the Distribution Business does not give any cross-subsidy to or receive any cross-subsidy from that other business; and

(ii)

the appointees cannot have access to confidential information about the Distribution Business unless effective arrangements are maintained in place which prevent the use or disclosure of such information in any way which would obtain a commercial advantage for any other business and that such information is used only for the purpose of the Distribution Business or any external distribution activities of the Licensee;

or

(b)	in any particular case, the Licensee has obtained the prior written approval of the Director.

Duration and Interpretation

11.	The direction in respect of paragraph 2 to 4 of Condition 12 shall cease to have effect on 31 March 2002. The direction in respect of paragraph 5 to 6 of Condition 12 shall cease to have effect on 31 March 2002, unless on or before that date the Licensee has demonstrated to the reasonable satisfaction of the Director that it is, and will remain, in compliance with the requirements of paragraph 7 (c) of Condition 12, in which event this direction shall cease to have effect on 31 March 2005.

12.	Words and phrases used in this direction shall, unless the contrary intention appears, have the same meaning as in the public electricity supply licence held by the Licensee.

PAM BARRETT

Authorised on behalf of the Director	19 April 2000

Direction issued under Condition 12 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 39 of this licence (19.04.00)

The Electricity Act 1989

Sections 6 and 7

Public Electricity Supply Licences granted to Scottish Power UK plc and Manweb plc

Direction

of the

Director General of Electricity Supply

Whereas –

(1)	Scottish Power UK plc (“SP”) and Manweb plc (“Manweb”) are the holders of public electricity supply licences granted under section 6(1)(c) of the Electricity Act 1989 (the SP and Manweb Licences respectively).

(2)	SP and Manweb are members of the same group of companies.

(3)	Condition 9 in Part V of the SP Licence and condition 12 of the Manweb Licence (the “Conditions”) require the Distribution Businesses of SP and of Manweb to have information separation and managerial and operational independence from other businesses of SP and of Manweb.

(4)	Paragraph (7) of each of the Conditions provides that the Director may issue a direction relieving each licence holder from certain of its obligations under the Conditions.

(5)	SP and Manweb each have requested the Director to issue a direction relieving them from the above mentioned obligations to the extent necessary for the Distribution Businesses of SP and Manweb to be managed and operated as a single business.

(6)	In response to the request the Director is satisfied that, having regard to the terms of paragraph (7) of the Conditions, he is entitled to issue directions in the manner hereinafter appearing.

NOW THEREFORE THE DIRECTOR ISSUES THE FOLLOWING DIRECTION –

1.	The terms “Distribution Business of SP” and “Distribution Business of Manweb” have the meaning given to the term “Distribution Business” in the SP and Manweb licences respectively.

2.	This Direction is issued for the purposes of the paragraphs numbered 7 in both Condition 9 in Part V of the SP Licence and Condition 12 of the Manweb Licence.

3.	SP and Manweb are relieved of their obligations under paragraphs 1 to 6 of Condition 9 in Part V of the SP Licence and Condition 12 of the Manweb Licence respectively to such extent as is necessary for the management and operation of the Distribution Business of SP and the Distribution Business of Manweb to be managed and operated as a single business subject to the conditions that –

(a)	in the case of paragraph 5 and sub-paragraph 6(b) of the Conditions, any arrangements for the use of or access to premises, systems, equipment facilities, property or personnel by both the Distribution Businesses of SP and of Manweb:

(i)	do not involve a cross-subsidy being given to the SP Distribution Business from the Manweb Distribution Business or received from the SP Distribution Business by the Manweb Distribution Business;

(ii)	obtain for the Distribution Businesses, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

(iii)	do not restrict, distort or prevent competition in the generation or supply of electricity; and

(b)	nothing in this Direction shall relieve either SP of Manweb from any obligation in respect of any Separation Plan prepared for the purpose of or in relation to any other Direction given pursuant to paragraph 7 of either of the Conditions;

4.	This Direction shall cease to have effect on the earlier of

(a)	notification by the Director to SP and to Manweb that he is satisfied that there has been a material failure to comply with the condition set out in paragraph 3 above;

(b)	the Conditions ceasing to have effect; or

(c)	the expiry of 28 days from the date of service on the Director by either SP or Manweb of a request for the revocation of the Direction.

Pam Barrett Authorised in that behalf by the Director General of Electricity Supply

Date 19.4.2000

Direction issued under Condition 12 of the Public Electricity Supply Licence of Manweb plc now Standard Condition 39 of this licence (28.07.00)

The Electricity Act 1989

Sections 6 and 7

Electricity Transmission Licence granted to Scottish Power (UK) plc

Public Electricity Supply Licences granted to Scottish Power (UK) plc and Manweb plc

Direction

of the

Director General of Electricity Supply

Whereas –

(1)	Scottish Power (UK) plc (“SP”) is the holder of a transmission licence (“the Transmission Licence”) granted under section 6(1)(b) of the Electricity Act 1989 (“the Act”).

(2)	SP and Manweb plc (“Manweb”) are the holders of public electricity supply licences granted under section 6(1)(c) of the Act (“the SP PES Licence” and “the Manweb PES Licence” respectively).

(3)	SP and Manweb are members of the same group of companies.

(4)	Condition 8 in Part IV of the Transmission Licence (“Condition 8”) prohibits SP from disclosing confidential information.

(5)	Condition 8A in Part IV of the Transmission Licence (“Condition 8A”) requires SP to maintain the full managerial and operational independence of the Transmission Business of SP from other businesses of SP and of its affiliates and related undertakings.

(6)	Paragraph (9) of Condition 8A provides that the Director in certain circumstances may issue a direction relieving SP of its obligations under Condition 8 and under paragraphs 1(a), 2 and 8 of Condition 8A to such extent and subject to such terms and conditions as he may specify in that direction.

(7)	Condition 9 in Part V of the SP PES Licence (“Condition 9”) and Condition 12 of the Manweb PES Licence (“Condition 12”) require the Distribution Businesses of SP and of Manweb to have information separation and managerial and operational independence from other businesses of SP and of Manweb.

(8)	Paragraph (7) of each of the Condition 9 and Condition 12 provides that the Director in certain circumstances may issue a direction relieving SP and Manweb from certain of their obligations under the Conditions.

(9)	SP and Manweb have requested the Director to issue directions relieving them from their above mentioned obligations to the extent necessary for the Transmission and Distribution Businesses of SP to be managed and operated as a single business with the Distribution Business of Manweb.

(10)	In response to the request the Director is satisfied that, having regard to the terms of paragraph (9) of Condition 8A and to paragraph (7) of each of Condition 9 and Condition 12, he is entitled to issue a direction in the manner hereinafter appearing.

NOW THEREFORE THE DIRECTOR ISSUES THE FOLLOWING DIRECTION -

1.	Except where the context requires otherwise, any terms used in this direction that are defined in Part 1 of the composite document setting out the generation and public electricity supply licences of SP and the Transmission Licence shall have the meaning given to them in that Part.

2.	This direction is issued for the purposes of paragraph (9) of Condition 8A and of paragraph (7) of each of Condition 9 and Condition 12.

3.	SP is relieved of its obligations under Condition 8 and paragraphs 1(a), 2 and 8 of Condition 8A and SP and Manweb are relieved of their obligations under paragraphs 1 to 6 of Condition 9 and Condition 12 respectively to such extent as is necessary for the Transmission and Distribution Businesses of SP to be managed and operated as a single business with the Distribution Business of Manweb subject to the conditions that –

(a)	any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by the Transmission and Distribution Businesses of SP and the Distribution Businesses of Manweb;

(i)	do not involve a cross-subsidy being given by any one of the Transmission or Distribution Businesses of SP or the Manweb Distribution Business to any other of those businesses;

(ii)	obtain for the Transmission and Distribution Businesses of SP and the Manweb Distribution Business, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

(iii)	do not restrict, distort or prevent competition in the generation or supply of electricity;

(b)	nothing in this direction shall relieve either SP or Manweb from any obligation in respect of any Separation Plan prepared for the purpose of any of the conditions of the SP and Manweb PES Licences; and

(c)	nothing in this direction shall relieve either SP or Manweb from any obligation imposed on them by Directive 96/92/EC.

4.	This direction shall cease to have effect on the earlier of –

(a)	notification by the Director to SP and to Manweb that he is satisfied that there has been a material failure to comply with the condition set out in paragraph 3 above;

(b)	Condition 8, Condition 8A, Condition 9 or Condition 12 ceasing to have effect; or

(c)	the expiry of 28 days from the date of service on the Director by either SP or Manweb of a request for the revocation of the direction.

The Official Seal of the Director General of Electricity Supply hereunto affixed is authenticated by

Charles Coulthard
Authorised in that behalf by the Director General of Electricity Supply

Date 28 July 2000

Consent issued under Standard Condition 47 of this licence (01.10.01)

To Manweb plc

Manweb House

Chester Business Park

Wrexham Road

Chester

CH4 9RF

Consent under Distribution Standard Licence Condition 47

1.	This consent is issued by the Gas and Electricity Markets Authority (“the Authority”) to the Licensee under paragraph 1 of the above condition (“the Condition”).

2.	The Authority hereby consents to the Licensee being a party to a group registration scheme with HM Customs & Excise for value added tax (“VAT”) purposes, subject to the following condition, namely that throughout the period during which such registration subsists, the Licensee shall have the benefit of a legally enforceable undertaking and indemnity from the controlling member of the VAT group in respect of which the registration has been made whereby the Licensee is kept indemnified from any liability to VAT (including interest, penalties and costs) which does not arise out of the authorised business of the Licensee under the Licence but which is claimed against the Licensee as a result of such group registration.

3.	This consent shall have effect on and from the date specified below. It shall remain in effect until the Authority shall withdraw it or replace it by a further consent made under the Condition.

4.	Words and expressions used in this consent have the meaning attributed to them in the said Standard Licence Conditions.

Dated: 1 October 2001

Signed

John Neilson
Duly authorised in that behalf by the Authority

General Consent issued under Standard Condition 29 of this licence (01.10.01)

THE ELECTRICITY ACT 1989 (AS AMENDED)

ELECTRICITY DISTRIBUTION LICENCES

GENERAL CONSENT ISSUED PURSUANT TO STANDARD LICENCE CONDITION 29

(DISPOSAL OF RELEVANT ASSETS) OF THE ELECTRICITY DISTRIBUTION LICENCE

This direction is issued by the Gas and Electricity Markets Authority (“the Authority”) under paragraph 3(a)(i) of Condition 29 (Disposal of relevant assets) in the standard licence conditions of the electricity distribution licences granted or treated as granted under section 6(1)(c) of the Electricity Act 1989 (as amended) (“the Act”).

The provisions of this direction are applicable to, and available for, every holder (“the licensee”) of such an electricity distribution licence (“the licence”). The direction takes effect on and from the date specified below.

The Authority hereby directs that the licensee may enter into an agreement or arrangement whereby operational control of a relevant asset or relevant assets ceases to be under the sole management of the licensee without giving prior notice in any case where the agreement or arrangement (for these purposes called “the transaction”) complies in all respect with the terms set out below:

1.	The transaction shall be consistent with all applicable conditions contained in the licence.

2.	Any other consent or clearance required under statute or under the licence in respect of the transaction shall have been obtained.

3.	The transaction shall provide for the supply of a service or the provision of a resource which relates to a relevant asset or relevant assets by a counter-party (“the resource provider”) on behalf of the licensee.

4.	The resource provider shall be and remain an affiliate of the licensee but shall not be a holding company of the licensee.

5.	The transaction shall be effected by contract made between the licensee and the resource provider; such contract shall be binding and enforceable both in Great Britain and in any other jurisdiction in which the resource provider has its principal place of business; and the contract shall contain provisions to the following effect:

(a)	no force majeure or equivalent provision in the contract shall excuse any failure on the part of the licensee, or the resource provider acting on its behalf, to comply with the licensee’s statutory or licence obligations unless (and to the extent that) the event or circumstance in question would have excused the licensee under the Act or the licence if it had itself performed the service or provided the resource;

(b)	responsibility for performance of all obligations to which the contract relates shall be clearly specified, subject to the overriding requirement that the licensee remains ultimately responsible for all statutory and licence obligations applicable to the licensee’s business;

(c)	the resource provider shall covenant with the licensee to refrain from any action which would then be likely to cause the licensee to breach any of its licence or statutory obligations;

(d)	the resource provider shall disclose to the licensee the basis or bases of all charges for services provided or supplies made pursuant to the contract, together with sufficient information and analysis to support the basis for the calculation of the total sum payable by the licensee; and the resource provider shall not raise any objection to, or seek to prevent, disclosure of such information to the Authority.

(e)	the licensee shall be free, at any time after the fifth anniversary of the commencement of the contract, without penalty and on reasonable notice, to resource any service or supply from an alternative source of its choosing if more favourable terms become available; and

(f)	the resource provider shall be under obligation to provide to the licensee any information within its possession or control which the licensee may from time to time require in order to enable the licensee:

(i)	to comply with any request by the Authority for information or reports pursuant to Condition 24 (Provision of Information to the Authority) of the licence (subject to paragraphs 5 and 7 of that condition);

(ii)	to assess the performance or position of the resource provider or any of its subsidiaries with respect to the provision of any service or supply made to the licensee; or

(iii)	to monitor adherence by the resource provider to the terms of the contract.

6. (1)	The licensee shall procure from that company or other corporate body which is from time to time the ultimate holding company of the licensee and the resource provider, or from such other corporate body as the Authority may from time to time agree, acknowledgements and legally enforceable undertakings in favour of the licensee in the form annexed to this direction and headed Form A. Such acknowledgements and undertakings shall be obtained within seven days of the company or other corporate body in question (“the covenantor”) becoming such ultimate holding company and shall remain in force for so long as the covenantor remains such ultimate holding company.

(2)	For the purpose of this paragraph “ultimate holding company” means the company or other corporate body which is the holding company of both the licensee and the resource provider and is not itself a subsidiary of another company or corporate body.

(3)	The licensee shall:

(a)	deliver to the Authority evidence (including a copy of the acknowledgements and undertakings) that the licensee has complied with its obligation to procure acknowledgements and undertakings pursuant to this paragraph;

(b)	inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

(c)	comply with any direction from the Authority to enforce any such undertaking.

(4)	The licensee shall not, save with the consent in writing of the Authority, obtain or continue to obtain the service or resource in question from the resource provider at any time when:

(a)	the specified acknowledgements and undertakings are not in place; or

(b)	there is an unremedied breach of any undertaking; or

(c)	the licensee is in breach of any direction issued by the Authority under sub-paragraph (3) of this paragraph.

7.	The consent given by this direction applies only for the purpose of the said Condition 29 and shall not apply or be deemed to apply for any other purpose.

8.	Words or phrases in this direction which are defined for the purposes of the licence shall have the same meaning as in the licence.

Dated 1 October 2001

Signed

Richard Ramsay
duly authorised by the Authority in that behalf

ANNEXURE TO THE DIRECTION BY THE GAS AND ELECTRICITY MARKETS AUTHORITY MADE PURSUANT TO STANDARD CONDITION 29 IN THE ELECTRICITY DISTRIBUTION LICENCE ON THE 2001

Form A

Acknowledgements and Undertakings

Acknowledgements

The covenantor acknowledges to the licensee:

(1)	that it is in the best interest of the covenantor that the licensee complies with its statutory and licence obligations; and

(2)	that all matters relating to the enforcement of the licensee’s rights under the relevant contract(s) shall be reserved to the directors of the licensee without regard to other interests.

Undertakings

The covenantor undertakes to the licensee:

(1)	to procure that the resource provider will:

(a)	refrain from any action which would then be likely to cause the licensee to breach any of its statutory or licence obligations;

(b)	provide the licensee with any information within its possession or control which the licensee may from time to time require in order to enable the licensee:

•	to comply with any request by the Authority for information or reports pursuant to Condition 24 (Provision of Information to the Authority) of the licence (subject to paragraphs 5 and 7 of that condition);

•	to assess the performance or position of the resource provider or any of its subsidiaries with respect to the provision of any service or supply made to the licensee; or

•	to monitor adherence by the resource provider to the terms of the contract;

(a)	not unduly discriminate in favour of, or against, the licensee in the provision to it of supplies or services; and

(b)	not take any action which would constitute disposal of, or relinquishment of operation control over, any asset to which Condition 29 of the licence applies save in accordance with the requirements of that condition and any consent issued by the Authority under it (other than to the licensee upon the expiry or termination of any relevant contract in accordance with its terms);

(1)	to procure that any contract between the licensee and the resource provider shall comply with the requirements set out in the direction to which this form is annexed and shall not be amended so as to cease in any way to be compliant with those requirements; and

to procure that the resource provider has and maintains resources and operating capacity at a level sufficient to ensure efficient performance of the contract and the efficient discharge of the relevant obligations of the licensee.

Consent issued under Condition 9 of this licence

Bringing choice and

value to customers

Mike Kay, Electricity Regulatory

Affairs Manager

Chairman of the Distribution Code

Review Panel of England and Wales

United Utilities plc

Dawson House

Great Sankey

Warrington WA5 3LW

Distribution Code Change - Approval of Modification 13

On 1 March 2002, the Chairman of the Distribution Code Review Panel of England and Wales requested, on behalf of the Electricity Distribution Licence holders of England and Wales, that the Gas and Electricity Markets Authority (the Authority) approve Modification 13 of the Distribution Code.

Modification 13 has been made to allow for the establishment of a Distribution Code Review Panel of Great Britain.

These changes have been consulted on and agreed by the members of the Distribution Code Review Panel.

The Authority hereby approves Modification 13 of the Distribution Code, pursuant to paragraph 3 of Condition 9 of the Electricity Distribution Licence Standard Conditions, to take effect on the establishment of the Distribution Code Review Panel of Great Britain”.

Dated 13 March 2002

/s/ JOHN SCOTT
John Scott Technical Director
Authorised on behalf of the Authority

The Office of Gas and Electricity Markets, 9 Millbank, London, SW1P 3GE Tel 020 7901 7000 Fax 020 7901 7066 www.ofgem.gov.uk

Consent issued under Condition 29 of this licence

27 June 2002

Bringing choice and

value to customers

Our Ref: GR/asset disp

Jeremy Blackford

SP Transmission and Distribution

SP Manweb plc

PowerSystems

Prenton Way

Prenton CH43 3ET

Consent issued by the Gas and Electricity Markets Authority to the Disposal of Relevant Assets under Condition 29 of the Electricity Distribution Licence

With reference to your letter of 14 May 2002, seeking consent to the disposal of equipment (at Flint, Flintshire), I can confirm that the Gas and Electricity Markets Authority (the “Authority”) has no objection to the Disposal on the basis of the information supplied.

The Authority hereby consents to the Disposal pursuant to paragraph 4(a) of Condition 29 of the Electricity Distribution licence held by SP Manweb plc.

A copy of your letter is attached. This consent has been placed in Ofgem’s public register.

Dated: 27 June 2002

SIGNED on behalf of the Authority

/s/ JOHN SCOTT
John Scott
Technical Director
Authorised for that purpose by the Authority

The Office of Gas and Electricity Markets, 9 Millbank, London, SW1P 3GE Tel 020 7901 7000 Fax 020 7901 7066 www.ofgem.gov.uk

Direction issued under Paragraph 10 of Special Condition G of the Distribution Licence

NOTICE OF REASONS FOR DECISION UNDER SECTION 49A(l)(c) OF THE ELECTRICITY ACT 1989

The Gas and Electricity Markets Authority (“the Authority”) hereby gives notice pursuant to section 49A(1)(c) of the Electricity Act 1989 (“the Act”) as follows;

1.	The Authority has decided to give a direction under paragraph 10 of Special Condition G (“the Condition”) of the distribution licence (“the Licence”) treated as granted under section 6(1)(c) of the Electricity Act 1989 (“the Act”) to SP Manweb plc (“the Licensee”).

2.	The Authority has carried out a consultation exercise in accordance with paragraph 10A of the Condition.

3.	In summary, the effect of the direction is to revise the values of the specified information in column A of Table A below so as to be those set out in Column B of Table A below.

Table A: Effect of the direction on the Licensee1

Column A	Column B
CIISt for the year commencing 1 April 2002	42.55
CMLISt for the year commencing 1 April 2002	56.39

4.	The reasons why the Authority has decided to give this direction are set out in the annex to this notice, In reaching its decision to issue a direction under paragraph 10 the Condition the Authority has taken account of all representations and objections it has received to the consultation under paragraph 10A of the Condition.

5.	A copy of the direction and other documents referred to in this notice are available (free of charge) from the Ofgem library (telephone 020 7901 1600).

Dated the 5 July 2004

/s/ MARTIN CROUCH
Martin Crouch
Director, Electricity Distribution
Duly authorised by the Authority

[1]	See paragraph 6 of Special Condition G

To:	The Company Secretary

3 Prenton Way

Prenton

CH43 3ET

[Registered No. 02366937]

DIRECTION UNDER PARAGRAPH 10 OF SPECIAL CONDITION G OF THE DISTRIBUTION LICENCE

Whereas:

1.	SP Manweb pIc (“the Licensee”) is the holder of a licence (“the Licence”) treated as granted under section 6(1)(c) of the Electricity Act 1989 (“the Act”) to distribute electricity for the purpose of giving a supply to any premises or enabling a supply to be so given in its authorised area for the term and upon the conditions specified in the Licence.

2.	The Gas and Electricity Markets Authority (“the Authority”) has carried out a consultation exercise in accordance with paragraph 10A of Special Condition G (“the Condition”) of the Licence.

3.	The Authority has considered all representations and objections made by the Licensee and has had regard to all relevant information and circumstances,

4.	Pursuant to paragraph 10 of the Condition:

(a)	the Licensee considers that its performance for calculating Qt has been materially and adversely affected by an exceptional event referred to in Annex 2 to the notice given under paragraph 10A of the Condition (the “reasons document”);

(b)	the Licensee notified the Authority of the event within 14 days of the date upon which the Licensee considered such adverse effect had ceased;

(c)	after the end of the relevant year (2002/03) in which the event occurred, the consortium of Mott-MacDonald and British Power International (“together known as the examiner”) had reported to the Authority in respect of the event and its effect;

(d)	the Licensee provided such other information as the Authority required; and

(e)	the Authority is satisfied that the event of 27 to 31 October 2002 is an exceptional event having regard to the criteria contained or referred to in the conclusions document[1];

Now, for the reasons specified in the notice issued pursuant to paragraph 10A of the Condition, in the Reasons document for the Authority’s direction under section 49A(1)(c) of the Act, the Authority directs under paragraph 10 of the Condition that for the purpose of calculating Qt in respect of the relevant year in which the event occurred, the constituent data relevant to the event shall be adjusted as follows:

(1)	In respect of the event of 27 to 31 October 2002, CIISt for the year commencing 1 April 2002 shall be adjusted from 50.47 to 42.55 and CMLISt for the year commencing 1 April 2002 shall be adjusted from 112.06 to 56.39.

Overall Distribution Standards of Performance

[1]	“the conclusions document” means the document issued by the Authority entitled “Information and Incentives project lncentive Schemes Final Proposals December 2001 78/01”, paragraph 2.60, page 25

In respect of the event of 27 to 31 October 2002, the number of customers affected for the purpose of Service 5 of the Overall Distribution Standards of Performance shall be adjusted by the Licensee in accordance with the direction under paragraph 10 of the Condition.

Dated the 24 June 2004

/s/ MARTIN CROUCH
Martin Crouch
Director, Electricity Distribution
Duly authorised by the Authority